UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Abercrombie & Fitch Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Abercrombie & Fitch Co.

6301 Fitch Path

New Albany, Ohio 43054

(614) 283-6500

May [—], 2015

Dear Fellow Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Saving Time, on Thursday, June 18, 2015, at our offices located at 6301 Fitch Path, New Albany, Ohio 43054 (the “Annual Meeting”). We hope that you will be able to attend and participate in the Annual Meeting, at which time we will have the opportunity to review the business and operations of our Company. The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached, and the matters to be acted upon by our stockholders are described in them. Also included are a form of proxy and a postage-paid return envelope. The form of proxy is solicited on behalf of our Board of Directors.

It is important that your shares be represented and voted at the Annual Meeting. After reading the attached Proxy Statement, please complete, date, sign and return the accompanying form of proxy. Alternatively, you may vote electronically through the Internet or by telephone by following the instructions on your form of proxy. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you received from the holder of record to vote your shares. Your vote is important regardless of the number of shares you own.

It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Accordingly, after reading the attached Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy by telephone, Internet or mail as described in your form of proxy. If you submit your proxy over the Internet, you will have the opportunity to agree to receive future stockholder documents electronically via email, and we encourage you to do so. If you choose to submit your vote by traditional form of proxy, please sign, date and mail the form of proxy in the enclosed pre-addressed return envelope. Your cooperation will be appreciated.

If you have any questions or require any assistance with voting your shares, please contact Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834 or directly at (412) 232-3651. Banks and brokers may call collect at (212) 750-5833.

Arthur C. Martinez

Executive Chairman of the Board

2015 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date	10:00 a.m., Eastern Daylight Saving Time, June 18, 2015

• Place	6301 Fitch Path New Albany, Ohio 43054

• Record Date	April 29, 2015

• Voting	Stockholders as of the record date are entitled to one vote. Each share of Class A Common Stock, $0.01 par value per share (the “Common Stock”), is entitled to one vote for each director nominee and one vote with respect to each of the other proposals to be voted on.

Meeting Agenda and Voting Matters

	Board Vote Recommendation	Page Reference (for more detail)
Election of Ten Directors	FOR EACH OF THE BOARD’S NOMINEES	[—]
Other Management Proposals:
• Approval of Amendments to the Company’s Amended and Restated Bylaws to Implement “Proxy Access”	FOR	[—]
• Approval of Advisory Resolution on Executive Compensation	FOR	[—]
• Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2015	FOR	[—]
Stockholder Proposal:
• Adoption of Policy Regarding Accelerated Vesting of Equity Awards of Named Executive Officers upon a Change in Control	AGAINST	[—]

Election of Directors to One-Year Term

Director Election: Ten directors are to be elected at the Annual Meeting. Each director nominee is to be elected to our Board of Directors (the “Board”) for a one-year term and will be eligible for re-election to our Board in 2016.

Majority Voting Standard Applies: The Annual Meeting is expected to be uncontested with respect to the election of directors. As a result, each director nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election). Broker non-votes and abstentions will not be treated as votes cast.

Board Nominees: There are currently eleven directors serving on the Board, all of whose terms expire at the Annual Meeting. On April 11, 2015, director Diane L. Neal informed the Company that, due to her responsibilities in her new position as Chief Executive Officer of Sur La Table, Inc. and limitations on board positions as a result of those responsibilities, she has decided not to stand for re-election to the Board at the Annual Meeting but will serve out her remaining term. At its meeting on April 20, 2015, the Board took action to reduce the number of directors from eleven to ten directors, effective upon the expiration of the current terms of the directors of the Company immediately prior to the Annual Meeting. As a result, ten directors will be elected at the Annual Meeting.

Michael S. Jeffries Retirement: On December 8, 2014, Michael S. Jeffries retired from the position of Chief Executive Officer of the Company and resigned as a director of the Company. Mr. Jeffries’ employment with the Company terminated December 31, 2014. Following Mr. Jeffries’ resignation, the Board reduced the size of the Board from twelve directors to eleven directors.

Executive Chairman of the Board, Interim Principal Executive Officer and Office of the Chairman: Currently, the Company does not have a Chief Executive Officer or an Interim Chief Executive Officer. On December 8, 2014, our Board appointed Arthur C. Martinez, who was then serving as Non-Executive Chairman of the Board, to serve as Executive Chairman of the Board (also referred to as the Company Chairman) and Jonathan E. Ramsden, who serves as Chief Operating Officer of the Company, to also serve as Interim Principal Executive Officer of the Company. The Board also formed an Office of the Chairman, whose members are Arthur C. Martinez, Jonathan E. Ramsden, Christos E. Angelides, Brand President of Abercrombie & Fitch and abercrombie kids, and Fran Horowitz, Brand President of Hollister, until a new Chief Executive Officer is appointed. As a result of this appointment, Mr. Martinez is spending a significant amount of time leading the Office of the Chairman. In addition, certain officers of the Company, including the members of the Office of the Chairman, report to Mr. Martinez as a representative of the Board. Mr. Martinez continues to provide the experienced and independent leadership necessary as the Board continues its search and selection process for a new Chief Executive Officer.

Upon the unanimous recommendation of the Nominating and Board Governance Committee, the Board has unanimously nominated the following nominees for election as directors at the Annual Meeting:

Name	Age	Director Since

Arthur C. Martinez Company Chairman Chair of the Executive Committee Independent Director	75	2014

James B. Bachmann Chair of the Audit and Finance Committee Independent Director	72	2003

Bonnie R. Brooks Independent Director	61	2014

Terry L. Burman Independent Director	69	2014

Sarah M. Gallagher Independent Director	63	2014

Michael E. Greenlees Chair of the Compensation and Organization Committee Independent Director	68	2011

Archie M. Griffin Chair of the Corporate Social Responsibility Committee Independent Director	60	2000

Charles R. Perrin Independent Director	69	2014

Stephanie M. Shern Independent Director	67	2014

Craig R. Stapleton Chair of the Nominating and Board Governance Committee Independent Director	70	2009

Please see the description of the respective backgrounds of the Nominees beginning on page [—] of this Proxy Statement under the caption “Nominees.” We believe that the Nominees bring particular expertise, leadership skills and institutional knowledge that make them invaluable to the Company. In particular:

•

Mr. Martinez has served as the Chairman of the Board of the Company since January 27, 2014 and currently serves as Company Chairman, a position he has held since December 8, 2014. He is also a member of the Office of the Chairman and serves as Chair of our Executive Committee. His significant experience working in the retail industry and advising and counseling members of senior management makes him a valuable resource to our executive officers. As a result of his significant professional experience with Sears, Roebuck and Co. and Saks Fifth Avenue, Inc. in the retail environment,

Mr. Martinez is very familiar with issues related to business strategy, leadership, marketing, finance and operations faced by the Company. Mr. Martinez’s service on the boards of several leading public companies enables him to provide critical corporate governance and compliance insights as well as ensure that the Company’s Board meetings are efficiently and effectively run.

•

Mr. Bachmann serves as the Chair of our Audit and Finance Committee and as a member of our Corporate Social Responsibility Committee. He currently serves as Lead Independent Director and Chair of the Audit Committee of Lancaster Colony Corporation. His significant public company accounting and financial expertise, thorough review of the financial and risk management issues applicable to the Company and diligent engagement with management have helped the Company navigate the increasingly complex financial and risk management issues we face.

•

Ms. Brooks serves as a member of our Nominating and Board Governance Committee. She currently serves as Vice Chair of Hudson’s Bay Company, a North American retailer based in Canada. Ms. Brooks brings to the Board substantial experience in the retail industry, having served as chief executive officer and president of three large companies operating branded and upscale department stores in the United States, Canada and Asia. In addition, as a native and current resident of Canada having tenure with both Canada-based and Asia-based retailers, Ms. Brooks provides the Company with additional expertise with respect to the nuances of conducting retail operations in international markets. In addition to her retail market operational expertise, Ms. Brooks’ public company board experience makes her highly qualified to serve as a director of the Company.

•

Mr. Burman serves as a member of our Compensation and Organization Committee and our Nominating and Board Governance Committee. He most recently served as Chairman of the Board and as a director of Zale Corporation, a specialty retailer of fine jewelry in North America. His experience as a chief executive officer in the retail industry, his significant international management experience, and his general business and financial acumen are very valuable to the Company and provide the Board with important insight into specialty retail industries as well as strategy and business development.

•

Ms. Gallagher serves as a member of our Corporate Social Responsibility Committee and our Nominating and Board Governance Committee. She currently serves as Executive Chairperson of the Rebecca Taylor woman’s fashion brand. Ms. Gallagher’s over 40 years of retail experience, including more than 30 years with Fortune 500 brands, and status as one of the early movers in the e-Commerce space with more than 15 years of service in that aspect of the retail business, brings valuable expertise and insight to the Board as the Company continues to expand its focus on direct-to-consumer business opportunities, both within the United States and internationally.

•

Mr. Greenlees serves as the Chair of our Compensation and Organization Committee and as a member of our Audit and Finance Committee. Mr. Greenlees’ experience in the role of chief executive officer of Ebiquity plc and service with several public companies, in addition to his significant experience within the global media and marketing community, are very valuable to the Company. In addition, as a U.K. native and current resident, Mr. Greenlees adds to the Company’s international experience and profile.

•

Mr. Griffin serves as the Chair of our Corporate Social Responsibility Committee and as a member of our Nominating and Board Governance Committee. Mr. Griffin is one of the most well-respected and well-recognized individuals in the State of Ohio, currently serving as Senior Vice President of Alumni Relations at The Ohio State University and President and Chief Executive Officer of The Ohio State University Alumni Association, Inc. Mr. Griffin’s experience on the Board and institutional knowledge of the Company are also valuable.

•

Mr. Perrin serves as a member of our Audit and Finance Committee and our Compensation and Organization Committee. He currently serves as a director of Campbell Soup Company. Mr. Perrin brings to the Board substantial experience in and perspective on consumer marketing, business operations and the packaged goods industry. Mr. Perrin served in leadership positions at The Warnaco Group, Inc., Avon Products, Inc. and Duracell International, Inc. His extensive background in retail, sales and marketing are very valuable to the Company.

•

Mrs. Shern serves as a member of our Audit and Finance Committee. Previously, she was the Vice Chairman and Global Director of Retail and Consumer Products for Ernst & Young LLP. Mrs. Shern spent a significant portion of her nearly 40-year career focused on retail and consumer industries in both the United States and abroad. As a result, she has very strong leadership, international, marketing/consumer industry and retail experience. As a CPA and Chair of the Audit Committee of each of GameStop Corp. and Koninklijke Ahold N.V. (Royal Ahold), and the former Chair of the Audit and Finance Committee of The Scotts Miracle-Gro Company, Mrs. Shern has extensive financial experience.

•

Mr. Stapleton serves as the Chair of our Nominating and Board Governance Committee and as a member of our Audit and Finance Committee, our Compensation and Organization Committee and our Executive Committee, and served as the Company’s Lead Independent Director from February 23, 2010 to January 27, 2014. He currently serves as Senior Adviser to Stone Point Capital. During his service as the Company’s first Lead Independent Director, Mr. Stapleton exemplified strong, effective leadership as the complexity of the issues faced by the Company continued to increase as the Company expanded internationally. His experience as a United States Ambassador to several countries in Europe provides a valuable perspective as the Company continues its international expansion. His real estate and private equity backgrounds give him a broad perspective on real estate and capital strategies.

Other Company Proposals

•

Approval of Amendments to the Company’s Amended and Restated Bylaws to Implement “Proxy Access”: We are asking stockholders to approve amendments to our Amended and Restated Bylaws to implement a “proxy access” right for stockholders. A summary of the proposed amendments may be found beginning on page [—]. The complete text of the proposed amendments is set forth in Appendix A to this Proxy Statement. The Board recommends a vote “FOR” for this proposal.

•

Approval of Advisory Vote on Executive Compensation: We are asking stockholders to approve on an advisory basis the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. The Board recommends a vote “FOR” this proposal because we believe the Company’s executive compensation policies and practices are effective in aligning the interests of our executive officers with the achievement of our financial goals and the creation of long-term stockholder value.

•

Ratification of Appointment of Independent Registered Public Accounting Firm: As a matter of good governance, we are asking stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2016. The Board recommends a vote “FOR” this proposal.

Stockholder Proposals

•

Adoption of Policy Regarding Accelerated Vesting of Equity Awards of Named Executive Officers upon a Change in Control: We expect that The Teamster Affiliates Pension Plan will present a proposal at the Annual Meeting with respect to the adoption of a policy regarding accelerated vesting of equity awards of named executive officers upon a change in control. The Board recommends a vote “AGAINST” this stockholder proposal.

Executive Compensation Highlights

We believe that our executive compensation policies and practices appropriately align the interests of our executive officers with the achievement of our financial goals and the creation of long-term stockholder value. They reflect a continued focus on performance and support the Company’s transition to a brand-based organization. We offer compensation opportunities that are competitive with those offered by similar specialty retail organizations and other companies with which the Company competes for high caliber executive talent. In evaluating this year’s “Say on Pay” proposal, we recommend that you review our “COMPENSATION DISCUSSION AND ANALYSIS” section that begins on page [—] of this Proxy Statement, which explains how and why the Compensation and Organization Committee arrived at its executive compensation actions and decisions for Fiscal 2014 and beyond.

Fiscal 2014 was a Year of Transition for the Company With Michael S. Jeffries’ Retirement and Our Move to a Brand-Based Organizational Model

We made a number of organizational changes at the end of Fiscal 2013 and during Fiscal 2014. Among other factors, these were designed to support a transition in leadership in the event of Michael S. Jeffries’ eventual retirement and a move to a brand-based organizational model. They also reflect our commitment to best practices in corporate governance.

•

On January 27, 2014, the Board separated the positions of Chief Executive Officer and Chairman of the Board, elected Arthur C. Martinez, Terry L. Burman and Charles R. Perrin to three newly-created directorships on the Board, and appointed Arthur C. Martinez as Non-Executive Chairman of the Board. Subsequently, the Board nominated four new independent directors — Bonnie R. Brooks, Sarah M. Gallagher, Diane L. Neal and Stephanie M. Shern — for election, and accepted the decision of four incumbent directors not to stand for re-election, at the 2014 Annual Meeting of Stockholders.

•

On January 27, 2014, the Board created the new position of Chief Operating Officer of the Company (“COO”) and promoted Jonathan E. Ramsden, the Company’s Executive Vice President and Chief Financial Officer, to fill this position and play an expanded role in managing the overall execution of the Company’s long-range strategic plan.

•	On May 5, 2014, Joanne C. Crevoiserat commenced employment as our new Executive Vice President and Chief Financial Officer.

•

We created two new Brand President positions to lead the execution of our brand-based business strategy. On October 20, 2014, Christos E. Angelides and Fran Horowitz each commenced employment as our new Brand Presidents of Abercrombie & Fitch and abercrombie kids and of Hollister, respectively.

•

On December 8, 2014, Michael S. Jeffries retired from the position of Chief Executive Officer of the Company and resigned as a director of the Company. At that time, Mr. Martinez was appointed Executive Chairman of the Board, Jonathan E. Ramsden was appointed as Interim Principal Executive Officer, and we formed an Office of the Chairman, whose members are Mr. Martinez, Mr. Ramsden, Mr. Angelides and Ms. Horowitz. This allows for effective management of our business during this transition period. As a result of this appointment, Mr. Martinez is spending a significant amount of time leading the Office of the Chairman. In addition, certain officers of the Company, including the members of the Office of the Chairman, report to Mr. Martinez as a representative of the Board. Mr. Martinez continues to provide the experienced and independent leadership necessary as the Board continues its search and selection process for a new Chief Executive Officer.

•	Our Board has established a working group to conduct a search and selection process for a new Chief Executive Officer.

During Fiscal 2013, the Compensation and Organization Committee responded to stockholder concerns related to Michael S. Jeffries’ 2008 employment agreement by renegotiating the terms of his employment and reducing his compensation to reflect best practice and market norms. The Company entered into a new employment agreement with Michael S. Jeffries that was effective on February 2, 2014 and increased the alignment between his compensation opportunities and business performance. In connection with his retirement as Chief Executive Officer on December 8, 2014, the Company entered into a retirement agreement with Mr. Jeffries that provided compensation as if his employment had been terminated without cause pursuant to his employment agreement, including forfeiture of unvested long-term incentive awards that were granted to him within two years prior to his retirement. No portion of the unvested long-term incentive awards that had been granted to him at least two years prior to his retirement vested as a result of his retirement. In addition to the benefits Mr. Jeffries was entitled to upon retirement under the terms of his employment agreement, the terms of his retirement agreement provide for cash payments and benefits continuation in the aggregate amount of $5,511,047.

We Engaged in Extensive Outreach to Stockholders and Made Significant Changes to the Executive Compensation Program for Fiscal 2014

After the Company’s 2013 Annual Meeting of Stockholders, the Compensation and Organization Committee and the Board reviewed the results of the stockholder advisory vote on executive compensation for Mr. Jeffries, our then-current Chief Executive Officer, and the other named executive officers (“NEOs”). As a result, the Company made extensive stockholder outreach efforts. The Compensation and Organization Committee changed the design of our executive compensation program for Fiscal 2014 to improve the alignment with business performance and to respond to stockholder concerns. The new program was well received, with stockholders representing over 90% of the votes cast voting in favor of the Company’s executive compensation program at the 2014 Annual Meeting of Stockholders.

The Company continued in Fiscal 2014 to have extensive dialogue with our stockholders. Over the past twelve months, the Company held discussions with stockholders who, in the aggregate and as of the April 29, 2015 record date for the Annual Meeting, represented approximately [50%] of the shares eligible to be voted at the Annual Meeting. The Company expects to continue such meetings prior to the Annual Meeting and, as a matter of policy and practice, fosters and encourages engagement with our stockholders on compensation and other matters.

With respect to our executive compensation program, in Fiscal 2014, we changed the mix of annual long-term incentive awards granted to the NEOs to emphasize performance-based awards including performance share awards (“PSAs”). For PSAs in particular, we extended the timeframe for measuring performance to three years (rather than one year) and implemented three-year cliff vesting, in addition to introducing new performance metrics linked to rigorous operating and relative stockholder return goals rather than a single earnings per share (“EPS”) metric. Finally, for the portion of PSAs tied to achievement of relative stockholder return goals, we limited the percent of such awards that can be earned in the event of negative absolute stockholder return during the performance period.

The NEOs’ Compensation in Fiscal 2014 Reflected Strong Pay for Performance Alignment

As discussed on page [—] under the caption “COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary — Pay for Performance Culture”, Fiscal 2014 was a year of significant change for the Company. The Company continues to evolve its business and respond to major changes and challenges in the macroeconomic and consumer environment and remains committed to creating long-term value for stockholders. The Company is focused on executing its long-term strategic plan, with an emphasis on improving the comparable store sales trend, continuing to invest in direct-to-consumer operations and omnichannel capabilities, ongoing process improvement and cost management, pursuing additional opportunities to expand the brand reach, and ensuring we are properly organized for the next phase of growth and increased accountability to the bottom line. In addition, the Company has implemented a brand-based organization model with the appointment of Mr. Angelides and Ms. Horowitz. The successful transition to a brand-based organization model is expected to sharpen the focus on and accountability for the performance of the Company’s brands.

The Company’s compensation programs are closely aligned with the Company’s performance. Evidence of this strong link between pay and performance is the fact that the NEOs did not earn any annual cash incentive payments under the Company’s Incentive Compensation Performance Plan (the “Incentive Plan”) for Fiscal 2014 performance because the minimum operating income goals were not achieved. (However, Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz did receive payment of minimum guaranteed bonuses for Fiscal 2014 that were provided on a one-time basis as an additional inducement to accepting employment with the Company.) In addition, the threshold EBIT Margin Improvement goal for PSAs granted to NEOs in Fiscal 2014 was not achieved and, as such, that portion of those PSA awards was forfeited.

Our Commitment to Best Practices in Corporate Governance is Exemplified by Numerous Changes We Have Made in the Past Several Years

In addition to the changes in our organization and in our executive compensation programs discussed above, we have made many changes to our policies and practices related to corporate governance and executive compensation. We have consistently followed best practices in corporate governance. As detailed below, we have:

•	Adopted majority voting in uncontested director elections.

•	Adopted the phased declassification of our Board, which was completed at the 2014 Annual Meeting of Stockholders.

•	Adopted stock ownership guidelines for executive officers and directors.

•	Adopted a director resignation policy.

•	Adopted a director retirement policy.

•	Recommended, and our stockholders adopted, an annual “Say on Pay” vote.

•

Implemented a stringent “clawback” policy that allows the Company to seek repayment of any incentive amounts that were erroneously paid, without any requirement of misconduct on the part of the plan participant.

•

Incorporated a comprehensive derivatives and hedging policy as well as an anti-pledging policy that prohibits directors and officers, among others, from hedging and pledging any equity securities of the Company held by them.

•	Accelerated the expiration of the Company’s preferred stock purchase rights from the close of business on July 16, 2018 to the close of business on January 28, 2014.

•	Adopted a director confidentiality policy.

Abercrombie & Fitch Co.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May [—], 2015

TO OUR STOCKHOLDERS:

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Abercrombie & Fitch Co. (the “Company”) will be held at the offices of the Company located at 6301 Fitch Path, New Albany, Ohio 43054, on Thursday, June 18, 2015, at 10:00 a.m., Eastern Daylight Saving Time, for the following purposes:

1.  To elect ten directors, each to serve for a term of one year to expire at the 2016 Annual Meeting of Stockholders.

2.  To approve amendments to the Company’s Amended and Restated Bylaws to implement “proxy access.”

3.  To approve the advisory resolution on executive compensation.

4.  To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016.

5.  To consider one stockholder proposal, if the stockholder proposal is properly presented for consideration at the Annual Meeting.

6.  To transact any other business which properly may be brought before the Annual Meeting.

Your Board of Directors (the “Board”) recommends that you vote “FOR” the election of the director nominees listed in the Company’s Proxy Statement for the Annual Meeting, “FOR” the approval of amendments to the Company’s Amended and Restated Bylaws to implement “proxy access”, “FOR” the advisory resolution to approve executive compensation, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016 and “AGAINST” the stockholder proposal described in the Company’s Proxy Statement for the Annual Meeting, if the stockholder proposal is properly presented for consideration at the Annual Meeting.

If you were a stockholder of record, as shown by the transfer books of the Company, at the close of business on April 29, 2015, you will be entitled to receive notice of and to vote at the Annual Meeting. All stockholders are invited to attend, although only stockholders of record will be entitled to vote, at the Annual Meeting.

To obtain directions to our offices in order to attend the Annual Meeting and vote in person, please call our Investor Relations telephone number at (614) 283-6751. Directions to our offices may also be found on our website (www.abercrombie.com) on the “Investors” page under the “Directions To A&F” link.

Robert E. Bostrom

Senior Vice President, General Counsel

and Corporate Secretary

YOUR VOTE IS IMPORTANT

YOU ARE STRONGLY URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ALTERNATIVELY, SUBMIT YOUR VOTING INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY. PLEASE SEE THE COMPANY’S PROXY STATEMENT AND THE FORM OF PROXY FOR DETAILS ABOUT ELECTRONIC VOTING. IF YOU LATER DECIDE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THE HOLDER OF RECORD AS TO HOW TO VOTE YOUR SHARES.

Abercrombie & Fitch Co.

6301 Fitch Path

New Albany, Ohio 43054

(614) 283-6500

PROXY STATEMENT

Dated May [—], 2015

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 18, 2015

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Abercrombie & Fitch Co. (the “Company”) for use at the 2015 Annual Meeting of Stockholders to be held at the offices of the Company located at 6301 Fitch Path, New Albany, Ohio 43054, on Thursday, June 18, 2015, at 10:00 a.m., Eastern Daylight Saving Time (the “Annual Meeting” or the “2015 Annual Meeting”). On or about May [—], 2015, we commenced mailing this Proxy Statement, the Notice of Annual Meeting and the accompanying form of proxy to our stockholders.

Holders of record of shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Company at the close of business on April 29, 2015 will be entitled to vote at the Annual Meeting. Each share of Common Stock will be entitled to one vote. As of April 29, 2015, the most recent practicable date prior to the date of this Proxy Statement, there were [—] shares of Common Stock outstanding and expected to be entitled to vote at the Annual Meeting. There are no other voting securities of the Company outstanding. If you are a registered stockholder, you can simplify your voting by using the Internet or calling a toll-free telephone number. Internet and telephone voting information is provided on the form of proxy. If you vote via the Internet or by telephone, there is no need to return a signed form of proxy. However, you may still vote by proxy by using the form of proxy. If you beneficially hold your shares in “street name” through a brokerage firm, bank or other nominee, you will be able to vote using the voting instruction form provided to you by such nominee, and Internet and telephone voting may also be available per the instructions provided on such voting instruction form.

Proxies will be voted at the Annual Meeting in accordance with the specifications you make on the form of proxy. If you sign the form of proxy or submit a proxy by telephone or over the Internet and do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board. See “GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING” on page [—].

Please instruct your broker how to vote your shares using the voting instruction form provided by your broker. Please return your completed voting instruction form to your broker and contact the person responsible for your account so that your vote can be counted.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor using the contact information listed below:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call Toll-Free: (888) 750-5834 (from the United States and Canada)

Stockholders May Call: (412) 232-3651 (from other locations)

Banks and Brokers May Call Collect: (212) 750-5833

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, June 18, 2015 at 10:00 a.m., Eastern Daylight Saving Time, at our offices located at 6301 Fitch Path, New Albany, Ohio 43054. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is attached. All references in this Proxy Statement to the “Company,” “we,” “us,” “our” or “Abercrombie & Fitch” refer to Abercrombie & Fitch Co.

Why did I receive these proxy materials?

You have received these proxy materials because you are a holder of the Company’s Common Stock and our Board is soliciting authority, or your proxy, to vote your shares at the Annual Meeting. These proxy materials were first sent or given on or about May [—], 2015 to holders of the Company’s Common Stock as of the close of business on April 29, 2015 (the “Record Date”).

What is included in these proxy materials?

These proxy materials include:

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 (“Fiscal 2014”);

•	the Notice of Annual Meeting of Stockholders;

•	this Proxy Statement; and

•	a form of proxy solicited by the Board for use at the Annual Meeting.

Who can vote at the Annual Meeting?

The only shares entitled to vote at the Annual Meeting are shares of Common Stock, with each share entitling the holder of record to one vote on all matters properly brought before the Annual Meeting. To be able to vote your shares at the Annual Meeting, the records of the Company must show that you held your shares as of the close of business on the Record Date. At the close of business on the Record Date, there were [—] shares of Common Stock outstanding.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Thursday, June 18, 2015 at 10:00 a.m., Eastern Daylight Saving Time, at our offices located at 6301 Fitch Path, New Albany, Ohio 43054. When you arrive, signs will direct you to the appropriate room. Please note that the doors to the meeting room will not be open until 9:00 a.m., Eastern Daylight Savings Time. You should be prepared to present valid government-issued photo identification, such as a driver’s license or passport, for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are a beneficial owner, you must provide proof of beneficial ownership on the record date, such as your account statement showing that you owned our Common Stock as of April 29, 2015, a copy of the voting instruction form provided by your brokerage firm, bank or other nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. You do not need to attend the Annual Meeting to vote. Even if you plan to attend the Annual Meeting, please submit your vote in advance as instructed herein.

What is the difference between holding shares as a holder of record and as a beneficial owner?

If at the close of business on April 29, 2015, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting other than the ratification of the appointment of the Company’s independent registered public accounting firm. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker. Please return your completed voting instruction form to your broker and contact the person responsible for your account or vote by Internet or telephone so that your vote can be counted.

How do I vote my shares?

If you are a registered stockholder (i.e., you hold your shares of record), you may vote your shares using one of the following methods (please also see the information provided above and below concerning the difference in how to vote if you hold shares beneficially through a brokerage firm, bank or other nominee instead of as the registered holder — beneficial holders should follow the voting instructions provided by such nominee):

•

Over the Internet. If you have access to the Internet, you can submit your proxy online by following the instructions included on your form of proxy (or voting instruction form in the case of beneficial holders for whom Internet voting is available) for voting over the Internet.

•

By telephone. You can vote by calling a toll-free telephone number listed on the form of proxy (or voting instruction form in the case of beneficial holders for whom telephone voting is available). Please refer to your form of proxy or voting instruction form for instructions on voting by telephone.

•

By mail. You may vote your shares by completing, signing and mailing the form of proxy included with your proxy materials (or voting instruction form in the case of beneficial holders). A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If mailed elsewhere, postage must be affixed. Please refer to your form of proxy or voting instruction form for instructions on voting by mail.

•

In person at the Annual Meeting. Stockholders are invited to attend the Annual Meeting and vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from the brokerage firm, bank or other holder of record of your shares to be entitled to vote those shares in person at the meeting.

A control number, located on the instruction sheet attached to the form of proxy, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you vote via the Internet or by telephone, there is no need to return a signed form of proxy. However, you may still vote by proxy by using the form of proxy.

If you vote through the Internet or by telephone, you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that you will pay.

If I am a stockholder holding shares in “street name,” how do I vote?

If you hold your shares in “street name” with a broker, brokerage firm, broker/dealer, bank or other nominee, you should review the information provided to you by the holder of record. This information will describe the procedures you must follow in instructing the holder of record how to vote your “street name” shares and how to revoke your previous voting instructions. Your broker is permitted to vote your shares with respect the “routine” proposal to ratify the appointment of the Company’s independent registered public accounting firm without your instruction as to how to vote but will not be permitted to vote your shares with respect to any of the other proposals at the Annual Meeting without your instructions as to how to vote. Your broker, bank or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank or other nominee regarding how to vote your shares. Please instruct your broker, bank or other nominee how to vote your shares using the voting instruction form you received. Please return your completed voting instruction form to your broker, bank or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.

How can I revoke my proxy or change my vote?

If you are a registered stockholder, you may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving notice of revocation to the Company in writing; by executing and returning to the Company a later-dated form of proxy; by submitting a later-dated vote through the designated Internet site or the toll-free telephone number stated on the form of proxy prior to the deadline for transmitting voting instructions electronically; or by voting by ballot in person at the Annual Meeting. Attending the Annual Meeting will not, by itself, revoke your proxy.

If you hold your shares in “street name,” you must follow the instructions provided by the holder of record in order to revoke your previous voting instructions.

What does it mean if I receive more than one form of proxy or voting instruction form?

It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for each form of proxy or, if you vote via the Internet or by telephone, vote once for each form of proxy you receive to ensure that all of your shares are voted.

Who is paying for the cost of this proxy solicitation?

The Company will pay the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying form of proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access and telephone usage charges mentioned above. Although the Company is soliciting proxies by mailing the proxy materials to stockholders, proxies may be solicited via mail or by telephone, facsimile, electronic transmission or personal contact. The Company has retained Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies for a fee of $15,000, plus expenses. The Company will reimburse its transfer agent, brokers, brokerage firms, broker/dealers, banks and other custodians, fiduciaries and nominees for their reasonable costs in sending proxy materials to stockholders who beneficially own our shares. Solicitations may also be made by personal interview, mail, telephone, facsimile, e-mail or otherwise by directors, officers and other employees or, as referred to by the Company, “associates” of the Company, but the Company will not additionally compensate its directors, officers or other associates for these services.

Are there any cumulative voting rights in the election of directors?

No.

What constitutes a quorum to hold and transact business at the Annual Meeting?

A quorum for the Annual Meeting is one-third of the outstanding shares of Common Stock. Shares of Common Stock represented by properly executed forms of proxy returned to the Company prior to the Annual Meeting or represented by properly authenticated Internet or telephone voting instructions will be counted toward the establishment of a quorum for the Annual Meeting.

How are votes tabulated?

The results of stockholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting.

What is the effect of an “ABSTAIN” vote?

Abstentions are considered to be present and entitled to vote with respect to each relevant proposal, but will not be considered a vote cast with respect to that proposal.

How will my shares be voted?

If you vote by mail, through the Internet, by telephone or in person, your shares of Common Stock will be voted as you direct.

If you sign and return your form of proxy, but do not specify how your shares of Common Stock are to be voted, your shares of Common Stock will be voted, except in the case of broker non-votes, where applicable, as recommended by the Board.

We recommend that you vote on your form of proxy as follows:

•	“FOR” the election of each of the director nominees listed under the caption “PROPOSAL 1 —ELECTION OF DIRECTORS,” beginning on page [—];

•

“FOR” the approval of the amendments to the Company’s Amended and Restated Bylaws to implement “proxy access,” as described in “PROPOSAL 2 — AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED BYLAWS TO IMPLEMENT ‘PROXY ACCESS,’” beginning on page [—];

•	“FOR” the approval of the advisory resolution on executive compensation, as described under the caption “PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION,” beginning on page [—];

•

“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016, as described under the caption “PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,” beginning on page [—]; and

•

“AGAINST” the stockholder proposal described under the caption “PROPOSAL 5 —STOCKHOLDER PROPOSAL ON A POLICY REGARDING ACCELERATED VESTING OF EQUITY AWARDS OF NAMED EXECUTIVE OFFICERS UPON A CHANGE IN CONTROL,” beginning on page [—].

What is a “broker non-vote”?

A “broker non-vote” occurs when a stockholder holds our shares of Common Stock in “street name” through a broker or similar organization, and the stockholder does not provide the broker or other organization with instructions within the required timeframe before the Annual Meeting as to how to vote the shares on “non-routine” matters. The only proposal this year which is considered “routine” is the ratification of the appointment of the Company’s independent registered public accounting firm. Under the rules of the New York Stock Exchange (“NYSE”) set forth in the NYSE Listed Company Manual (the “NYSE Rules”), your broker cannot vote your shares on non-routine matters unless your broker receives instructions from you as to how to vote.

What are the voting requirements for the proposals discussed in the Proxy Statement?

Proposal 1 — Election of Directors

The Company and its stockholders have implemented majority voting for uncontested director elections, which the Board expects to be the case at the Annual Meeting. In an uncontested election of directors, each nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election). Broker non-votes and abstentions will not be treated as votes cast.

Proposal 2 — Approval of Amendments to the Company’s Amended and Restated Bylaws to Implement “Proxy Access”

The affirmative vote of the holders of at least 75% of the outstanding shares of Common Stock entitled to vote thereon is required for approval of the proposed amendments. Abstentions and broker non-votes will have the effect of votes “AGAINST” the proposal.

Proposal 3 — Advisory Vote on Executive Compensation

This advisory vote is non-binding but the Board and our Compensation and Organization Committee will give careful consideration to the results of voting on this proposal. The approval of the advisory resolution on executive compensation requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016 requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

Proposal 5 — Stockholder Proposal on a Policy Regarding Accelerated Vesting of Equity Awards of Named Executive Officers Upon a Change in Control

The approval of the stockholder proposal described under the caption “PROPOSAL 5 —STOCKHOLDER PROPOSAL ON A POLICY REGARDING ACCELERATED VESTING OF EQUITY AWARDS OF NAMED EXECUTIVE OFFICERS UPON A CHANGE IN CONTROL” requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting on the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” the stockholder proposal.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 or directly at (412) 232-3651. Banks and brokers may call collect at (212) 750-5833.

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Abercrombie & Fitch Co. to be Held on June 18, 2015: This Proxy Statement, the Notice of Annual Meeting of Stockholders and the Company’s Annual Report on Form 10-K for Fiscal 2014 are available at www.proxyvote.com. The Company also will provide these materials to any person whose proxy is solicited by this Proxy Statement, without charge, upon written request to the Company’s Corporate Secretary at the Company’s offices at 6301 Fitch Path, New Albany, Ohio 43054.

To obtain directions to our offices so that you may attend the Annual Meeting and vote in person, please call our Investor Relations telephone number at (614) 283-6751. Directions to our offices may also be found on our website (www.abercrombie.com) on the “Investors” page under the “Directions To A&F” link.

The information provided on the Company’s website (www.abercrombie.com) is referenced in this Proxy Statement for information purposes only. The information on the Company’s website shall not be deemed to be a part of or incorporated by reference into this Proxy Statement or any other filings we make with the Securities and Exchange Commission (the “SEC”).

PROPOSAL 1 — ELECTION OF DIRECTORS

There are currently eleven directors serving on the Board, all of whose terms expire at the Annual Meeting.

On December 8, 2014, Michael S. Jeffries retired from the position of Chief Executive Officer of the Company and resigned as a director of the Company. Following Mr. Jeffries’ resignation, the Board reduced the size of the Board from twelve directors to eleven directors.

On April 11, 2015, Diane L. Neal informed the Company that, due to her responsibilities in her new position as Chief Executive Officer of Sur La Table, Inc. and limitations on board positions as a result of those responsibilities, she has decided not to stand for re-election to the Board at the Annual Meeting but will serve out her remaining term. At its meeting on April 20, 2015, the Board took action to reduce the number of directors from eleven to ten directors, effective upon the expiration of the current terms of the directors of the Company immediately prior to the Annual Meeting. As a result, ten directors will be elected at the Annual Meeting.

Upon the unanimous recommendation of our Nominating and Board Governance Committee, the Board has unanimously nominated Arthur C. Martinez, James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Charles R. Perrin, Stephanie M. Shern and Craig R. Stapleton (altogether, the “Nominees”) for election as directors at the Annual Meeting. Directors elected at the Annual Meeting will hold office for a one-year term expiring at the 2016 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

The individuals named as proxies in the form of proxy solicited by the Board intend to vote the shares of Common Stock represented by the proxies received under this solicitation for the Nominees, unless otherwise instructed. It is expected that all of the Nominees will be able to serve. However, if before the election, one or more are unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining Nominees and for any substitute nominees chosen by the Board, unless the Board reduces the number of directors to be elected. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC.

The Board recommends that you vote on the form of proxy or voting instruction form “FOR” each of the Nominees to be elected for a one-year term expiring at the 2016 Annual Meeting of Stockholders or until his or her successor is elected and qualified.

Majority Vote Standard in Uncontested Director Election

In an uncontested election of directors, which we expect to be the case at the Annual Meeting, each nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election). Broker non-votes and abstentions will not be treated as votes cast. Proxies may not cast votes for more than ten nominees.

The Board has adopted a resignation policy, included in the Company’s Corporate Governance Guidelines, which requires that an incumbent director who receives less than a majority of the votes cast in an uncontested election tender his or her resignation and outlines the procedures by which the Board will consider whether to accept such resignation. The resignation policy provides:

•	an incumbent director who fails to receive the required number of votes for re-election must offer to resign;

•

the Nominating and Board Governance Committee and the Board will evaluate any such resignation in light of the best interests of the Company and its stockholders in determining whether to accept or reject the resignation, or whether other action should be taken, and may consider any factors they deem relevant in making such determination;

•

if the Board does not accept the resignation, the director who offered to resign will continue to serve on the Board until the next annual meeting of stockholders and until the director’s successor is elected and qualified or until the director’s death, resignation or removal;

•	if the Board accepts the resignation, the Nominating and Board Governance Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board; and

•	the Board will publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified.

Nominees

The information set forth in the table below concerning the principal occupation, other affiliations and business experience, as of April 29, 2015, of each nominee for election as a director has been furnished to the Company by such nominee.

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

Arthur C. Martinez (75)	Mr. Martinez has served as the Chairman of the Board of the Company since January 27, 2014 and currently serves as the Executive Chairman of the Board of the Company (also referred to as Company Chairman), a position he has held since December 8, 2014. He is also a member of the Office of the Chairman of the Company and serves as Chair of our Executive Committee. From January 27, 2014 to December 7, 2014, Mr. Martinez served as Non-Executive Chairman of the Board of the Company. Mr. Martinez retired in 2000 as Chairman of the Board and Chief Executive Officer of Sears, Roebuck and Co. (“Sears”), positions he had held since 1995. From 1992 to 1995, he served as Chairman and Chief Executive Officer of the former Sears Merchandise Group, the retail arm of Sears. Prior to his tenure at Sears, Mr. Martinez served in various capacities at Saks Fifth Avenue, Inc. (“Saks”), an apparel and related products retailer, and Saks’ parent company through 1990, BATUS, Inc. He served as Vice Chairman and a member of the Board of Directors of Saks from 1990 to 1992. From 1987 to 1990, Mr. Martinez was Group Chief Executive for the retail division of BATUS, Inc. (responsible for Saks, Marshall Field’s and other chains) and served as a member of the BATUS, Inc. Board of Directors and Executive Committee. He served as Executive Vice President for Administration of Saks from 1984 to 1987 and as Senior Vice President and Chief Financial Officer of Saks from 1980 to 1984. Mr. Martinez also served as Chairman of the Board of the Federal Reserve Bank of Chicago from 2000 to 2002 and as a Director from 1996 to 2002. Mr. Martinez also serves as Chairman of the Board of HSN, Inc., an interactive multi-channel retailer, a position he has held since 2008. In the past five years, Mr. Martinez served as a director of American International Group, Inc. from 2009 until his retirement on [May 13, 2015]; International Flavors & Fragrances Inc. from 2000 until his retirement on [May 6, 2015]; IAC/InterActiveCorp from 2005 to 2014; Kate Spade & Company (formerly known as Fifth & Pacific Companies, Inc.) from 2001 to 2014; PepsiCo, Inc. from 1999 to 2012; and ABN AMRO Holding N.V. from 2002 to 2010, where he served as Chairman from 2006 until 2010. He also previously served as a director of Amoco Corporation, Ameritech Corporation and Martha Stewart Living Omnimedia, Inc. In addition to his for profit affiliations, Mr. Martinez serves as a Trustee of Greenwich Hospital, The Norton Museum of Art, the Maine Coast Heritage Trust, Northwestern University and the Chicago Symphony Orchestra.	2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

	Mr. Martinez’s significant experience working in the retail industry and advising and counseling members of senior management makes him a valuable resource to our executive officers. As a result of his significant professional experience with Sears and Saks in the retail environment, Mr. Martinez is very familiar with issues related to business strategy, leadership, marketing, finance and operations faced by the Company. Mr. Martinez’s service on the boards of several leading public companies enables him to provide critical corporate governance and compliance insights as well as ensure that the Company’s Board meetings are efficiently and effectively run.

James B. Bachmann (72)

Mr. Bachmann retired in 2003 as Managing Partner of the Columbus, Ohio office of Ernst & Young LLP, after serving in various management and audit engagement partner roles in his 36 years with the firm. Mr. Bachmann currently serves as the Lead Independent Director and Chair of the Audit Committee of Lancaster Colony Corporation, a company which manufactures and markets food products and for which he has served as a director since 2003.

Mr. Bachmann currently serves as Chair of our Audit and Finance Committee and as a member of our Corporate Social Responsibility Committee. His significant public company accounting and financial expertise, thorough review of the financial and risk management issues applicable to the Company and diligent engagement with management have helped the Company navigate the increasingly complex financial and risk management issues we face. In addition, his operational experience as the Managing Partner of Ernst & Young’s Columbus, Ohio office provides us with valuable operational insights.

		2003

Bonnie R. Brooks (61)	Since February 2014, Ms. Brooks has served as Vice Chair of Hudson’s Bay Company, a North American retailer based in Toronto, Ontario that offers a wide selection of branded merchandise in Canada and the United States through five banners. In Canada, the operations include Hudson’s Bay, Canada’s largest national branded department store chain, and Home Outfitters, a kitchen, bed and bath superstore chain; and in the United States, the operations include the Lord & Taylor chain of upscale, specialty retail department stores, the Saks Fifth Avenue chain of department stores and Saks Off Fifth, a discount store operation. From February 2012 to January 2014, Ms. Brooks served as President of Hudson’s Bay Company and from September 2008 to February 2012, she served as President and Chief Executive Officer of Hudson’s Bay Department Stores. Prior to her tenure with Hudson’s Bay Company, Ms. Brooks served as President from 2003 to 2008, and as Senior Vice President, Stores and Marketing from 1997 to 2003, of Lane Crawford Joyce Group Ltd., the owner and operator of Asia-based chains of fashion department stores selling designer clothes for men and women. From 2000 to 2002, Ms. Brooks served as the Global Merchandise Director (handling the Harvey Nichols UK and ST Dupont France brands) for Dickson Concepts (International) Limited. Prior to joining Lane Crawford Joyce Group Ltd., Ms. Brooks was at Holt Renfrew &	2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

Company, a Canada-based fashion department store, as Senior Vice President from 1996 to 1998 and Executive Vice President/General Merchandise Manager from 1980 to 1991; and as Editor-in-Chief from 1994 to 1996 of Flare, a Canadian fashion magazine. Ms. Brooks has served as a director of Empire Company Ltd., a Canadian company whose key businesses include food retailing and related real estate development, since 2012; as a member of the board of trustees of RioCan Real Estate Investment Trust, a North American real estate owner and operator, since 2013; as a director of Rogers Communications Inc., a Canadian diversified communications and media company, since April 21, 2015; as the Chair of the Board of Trustees of Royal Ontario Museum, since 2013; and as a member of the Board of camh Foundation (Canada), since 2012. From 2009 to 2011, she also served as a director of Indigo Books & Music, Inc., a Canadian retail bookstore chain.

Ms. Brooks currently serves as a member of our Nominating and Board Governance Committee. Ms. Brooks brings to the Board substantial experience in the retail industry, having served as chief executive officer and president of three large companies operating branded and upscale department stores in the United States, Canada and Asia. In addition, as a native and current resident of Canada having tenure with both Canada-based and Asia-based retailers, Ms. Brooks provides the Company with additional expertise with respect to the nuances of conducting retail operations in international markets. In addition to her retail market operational expertise, Ms. Brooks’ public company board experience makes her highly qualified to serve as a director of the Company.

Terry L. Burman (69)	From May 2013 to May 2014, Mr. Burman served as Chairman of the Board and as a director of Zale Corporation, a specialty retailer of fine jewelry in North America. He has served as a director of Tuesday Morning Corporation, a closeout retailer of upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts in the United States, since February 2013; as a director of Learning Care Group, a privately-held company operating over 900 learning and daycare centers in the United States, since July 2014; and as a board member since July 2004 and Chairman of the Board since July 2013 of the St. Jude Children’s Research Hospital Board of Governors and a board member of ALSAC, the fundraising organization of St. Jude, since July 2004. He also served on the Board of Directors of YCC Holdings LLC, a retailer of candles, fragrances and other products, from October 2007 to October 2013, and on the Board of Directors of ACCESS, an organization providing housing, food and counseling to homeless women and their children in Akron, Ohio, from 1996 to 2012. Mr. Burman was the Chief Executive Officer of Signet Jewelers Limited (“Signet”), a specialty jewelry retailer, from 2000 to 2011. Mr. Burman joined Signet in 1995 as Chairman and Chief Executive Officer of Sterling Jewelers, Inc., a U.S. division of Signet. He served as a director of Signet from 1996 to 2011. Prior to joining Signet, Mr. Burman held various	2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

senior executive positions of increasing responsibility with Barry’s Jewelers, Inc., which now does business as Samuels Jewelers, from 1980 to 1995, including President and Chief Executive Officer from 1993 to 1995. Prior to that, Mr. Burman was a partner with Roberts Department Stores, a regional department store chain specializing in apparel.

Mr. Burman currently serves as a member of our Compensation and Organization Committee and our Nominating and Board Governance Committee. Mr. Burman’s experience as a chief executive officer in the retail industry, his significant international management experience and his general business and financial acumen are very valuable to the Company and provide the Board with important insight into specialty retail industries as well as strategy and business development.

Sarah M. Gallagher (63)	Since August 2014, Ms. Gallagher has served as Executive Chairperson of the Rebecca Taylor woman’s fashion brand. In this role, she is acting as interim chief executive officer with responsibility for the wholesale, stores and e-commerce businesses. Ms. Gallagher served as President of Ralph Lauren North America e-Commerce from April 2007 until April 2013 and as President of Ralph Lauren Media LLC, Polo.com from November 2001 to March 2007, having joined Ralph Lauren Media in 2001, when e-Commerce was a joint venture with NBC and Ralph Lauren Corporation, a global designer, manufacturer, distributor and retailer of lifestyle products. Under Ms. Gallagher’s leadership, the Ralph Lauren e-Commerce business became an industry leader and consistently outpaced the industry growth rate. After establishing Ralph Lauren’s web presence, including RalphLauren.com and Rugby.com in the United States, Ms. Gallagher and the U.S. digital team collaborated with the European digital team to oversee Ralph Lauren’s expansion into the European markets, including successful launches of e-Commerce sites in the United Kingdom, Germany and France. Prior to her tenure with the Ralph Lauren organization, Ms. Gallagher served from 1997 to 2001, as Senior Vice President, Banana Republic Direct and Senior Vice President, Gap Direct, divisions of Gap, Inc., an international retailer offering clothing, accessories and personal care products under the Gap, Banana Republic and Old Navy brand names, where she was directly responsible for the launch of the Banana Republic catalog, website and all aspects of its e-Commerce business. Prior to joining Gap, Inc., Ms. Gallagher served as Vice President, Apparel, Jewelry and Accessories, from 1996 to 1997 for Avon Products, Inc., a direct seller of beauty and related products; Vice President and General Merchandise Manager, Intimate Apparel from 1985 to 1995 and then Executive Vice President, Merchandising from 1995 to 1996, of Victoria’s Secret Catalogue, a direct sales channel for Victoria’s Secret Stores; and in various roles from 1971 to 1985 with Lord & Taylor, an upscale, specialty-retail department store chain in the United States, including serving as Divisional Merchandise Manager, Intimate Apparel, from 1983 to 1985.	2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

Ms. Gallagher currently serves as a member of our Corporate Social Responsibility Committee and our Nominating and Board Governance Committees. Ms. Gallagher’s over 40 years of retail experience, including more than 30 years with Fortune 500 brands, and status as one of the early movers in the e-Commerce space with more than 15 years of service in that aspect of the retail business, bring valuable expertise and insight to the Board as the Company continues to expand its focus on direct-to-customer business opportunities, both within the United States and internationally.

Michael E. Greenlees (68)

Since 2007, Mr. Greenlees has served as Chief Executive Officer of Ebiquity plc, a U.K.-based company that provides data-driven insights to the global media and marketing community and is listed on the London Stock Exchange’s AIM market. Mr. Greenlees was one of the original founding partners of Gold Greenlees Trott, or The GGT Group plc, an international advertising and marketing group. The GGT Group plc was listed on the London Stock Exchange in 1986 at which time Mr. Greenlees became Chairman and Chief Executive Officer, a role he occupied for over 10 years until the company’s sale to Omnicom Group Inc., a holding company for a number of advertising and marketing services businesses, in 1998. At that time, Mr. Greenlees joined the Board of Directors of Omnicom Group Inc. and served as President and Chief Executive of TBWA Worldwide Inc., a subsidiary with offices in nearly 70 countries. In 2001, Mr. Greenlees became Executive Vice President of Omnicom Group Inc. and served in that role until 2003. From 2004 to 2006, he served as Chief Executive Officer of FastChannel Network, Inc., a software solutions business targeting the advertising and media community. Mr. Greenlees has served on the boards of several public companies, including Omnicom Group Inc., Hewitt Associates Inc. and Ebiquity plc.

Mr. Greenlees currently serves as Chair of our Compensation and Organization Committee and as a member of our Audit and Finance Committee. Mr. Greenlees’ experience in the role of chief executive officer of Ebiquity plc and service with several public companies, in addition to his significant experience within the global media and marketing community, are very valuable to the Company. In addition, as a U.K. native and current resident, Mr. Greenlees adds to the Company’s international experience and profile.

2011

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

Archie M. Griffin (60)

Since July 2010, Mr. Griffin has been the Senior Vice President of Alumni Relations at The Ohio State University. Mr. Griffin has also served as President and Chief Executive Officer of The Ohio State University Alumni Association, Inc. since January 2004 and as an ex-officio member of the Board of Directors of The Ohio State University Foundation since January 2004. Mr. Griffin served as the Associate Director of Athletics at The Ohio State University from 1994 to 2003, after serving more than nine years in various positions within the Athletic and Employment Services Departments at The Ohio State University. Mr. Griffin has also served as a director of Motorists Mutual Insurance Company since 1991 and the Ohio Auto Club since 1992. Mr. Griffin has also served as a member of the Board of the Columbus Youth Foundation (Vice Chair) since 1991 and as a member of the Board of the National Football Foundation since 2006.

Mr. Griffin currently serves as Chair of our Corporate Social Responsibility Committee and as a member of our Nominating and Board Governance Committee. Mr. Griffin is one of the most well-respected and well-recognized individuals in the State of Ohio, currently serving as Senior Vice President of Alumni Relations at The Ohio State University and President and Chief Executive Officer of The Ohio State University Alumni Association, Inc. Mr. Griffin’s experience on the Board and institutional knowledge of the Company are also valuable.

2000

Charles R. Perrin (69)

Mr. Perrin served as the non-executive Chairman of The Warnaco Group, Inc., a company which designed, sourced, marketed, licensed and distributed a broad line of intimate apparel, sportswear and swimwear products worldwide, from March 2004 to February 2013. He has served as a director of Campbell Soup Company, which manufactures and markets soup, sauces, beverages, biscuits, confectionary and prepared branded consumer food products, since 1999. He also serves as the Board Chairman of Save the Children.

Mr. Perrin currently serves as a member of our Audit and Finance Committee and our Compensation and Organization Committee. Mr. Perrin brings to the Board substantial experience in and perspective on consumer marketing, business operations and the packaged goods industry. In January 1998, he joined Avon Products, Inc., a global manufacturer and marketer of beauty and related products, as Vice Chairman and Chief Operating Officer, and served as Chief Executive Officer of that company from June 1998 to November 1999. From 1994 to 1996, he was Chairman and Chief Executive Officer of Duracell International, Inc., a manufacturer and marketer of various battery types primarily under the DURACELL® brand. He joined Duracell as President of Duracell USA, and later held a number of other executive positions, including President and Chief Operating Officer of Duracell International, Inc. from 1992 to 1994. He previously worked at Chesebrough Pond’s, Inc., where he held a series of sales,

2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

marketing and general management positions and served as President of the Packaged Food Division. Mr. Perrin began his business career at General Foods Corporation. His extensive background in retail, sales and marketing are very valuable to the Company.

Stephanie M. Shern (67)

From 1995 to April 2001, Mrs. Shern was the Vice Chairman and Global Director of Retail and Consumer Products for Ernst & Young LLP and a member of Ernst & Young’s board and management committee in the United States. Also during that time and from 1981, she was a partner at Ernst & Young serving various clients in the retail and consumer sectors. Mrs. Shern was with Ernst & Young for over 30 years. Mrs. Shern is a CPA and a member of the American Institute of CPAs and the New York State Society of CPAs. Mrs. Shern is currently a director and Chair of the Audit Committee and a member of the Remuneration Committee of Koninklijke Ahold N.V. (Royal Ahold), a Dutch-based international retailing group that operates supermarkets in the Unites States and Europe; and a director and Chair of the Audit Committee of GameStop Corp., a global, multichannel video game, consumer electronics and wireless services retailer, where she also serves as the Lead Independent Director. During the past five years, Mrs. Shern has served as a director of CenturyLink, Inc.; Embarq Corporation; The Scotts Miracle-Gro Company; Sprint Nextel Corporation; and Nextel Communications, Inc. Additionally, she is a founding member of the Lead Director Network, a peer group of lead directors sponsored by King & Spalding and convened by Tapestry Networks, and a founding member of the Southwest Region of the United States Audit Committee Network, a peer group of Audit Committee chairs sponsored by Ernst & Young and convened by Tapestry Networks.

Mrs. Shern currently serves as a member of our Audit and Finance Committee. Mrs. Shern spent a significant portion of her nearly 40-year career focused on retail and consumer industries in both the United States and abroad. As a result, she has very strong leadership, international, marketing/consumer industry and retail experience. As a CPA and Chair of the Audit Committee of each of GameStop Corp. and Koninklijke Ahold N.V. (Royal Ahold), and the former Chair of the Audit and Finance Committee of The Scotts Miracle-Gro Company, Mrs. Shern has extensive financial experience.

2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

Craig R. Stapleton (70)

Since January 2009, Mr. Stapleton has served as Senior Adviser to Stone Point Capital, a private equity firm. Mr. Stapleton served as United States Ambassador to France from 2005 to 2009. He also served as United States Ambassador to the Czech Republic from 2001 until 2004. Mr. Stapleton served as President of Marsh and McLennan Real Estate Advisors of New York, a commercial real estate firm, from 1982 until 2001. He has been a co-owner of the St. Louis Cardinals baseball team since July 2009 and was a co-owner of the Texas Rangers baseball team from 1989 until 1998. Mr. Stapleton has served on the Board of Directors of Flamel Technologies, S.A. since July 2011 (becoming Chairman of the Board in July 2014). He also has served as a member of the Board of Directors of the George W. Bush Library and Foundation since January 2006, and as a member of the Board of Directors of the National September 11 Memorial and Museum at the World Trade Center since January 2009. Mr. Stapleton also currently serves as a director of two private companies: Carlile Bancshares, Inc. and C3/CustomerContactChannels.

Mr. Stapleton currently serves as Chair of our Nominating and Board Governance Committee and as a member of our Audit and Finance Committee, our Compensation and Organization Committee and our Executive Committee, and served as the Company’s Lead Independent Director from February 23, 2010 to January 27, 2014. During his service as the Company’s first Lead Independent Director, Mr. Stapleton exemplified strong, effective leadership as the complexity of the issues faced by the Company continued to increase as the Company expanded internationally. Mr. Stapleton’s experience as an United States Ambassador to several countries in Europe provides a valuable perspective as the Company continues its international expansion. His real estate and private equity backgrounds give him a broad perspective on real estate and capital strategies.

2009

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF

THE NOMINEES IDENTIFIED ABOVE ON THE FORM OF PROXY.

Certain Relationships and Related Person Transactions

Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted the Abercrombie & Fitch Co. Related Person Transaction Policy (the “Policy”), which is administered by the Nominating and Board Governance Committee and the Company’s General Counsel. A copy of the Policy is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company or one of its subsidiaries participates or will participate, the amount involved exceeds or is expected to exceed $120,000, and a “related person” had, has or will have a direct or indirect interest. Pursuant to the Policy, a “related person” is any person:

•

who is or was an executive officer, a director or a director nominee of the Company, or an immediate family member of any such individual, at any time since the beginning of the Company’s last fiscal year; or

•

who, at the time of the occurrence or at any time during the existence of the transaction, is the beneficial owner of more than 5% of the Company’s outstanding shares of Common Stock, or an immediate family member of a beneficial owner of more than 5% of the Company’s outstanding Common Stock.

Each director, director nominee or executive officer of the Company must notify the Company’s General Counsel in writing of any interest that such individual or an immediate family member of such individual had, has or may have, in a related person transaction. Each director, director nominee and executive officer also completes a questionnaire on an annual basis designed to elicit information about potential related person transactions. In addition, any related person transaction proposed to be entered into by the Company or one of its subsidiaries must be reported by the Company’s management to the Company’s General Counsel. Any potential related person transaction that is raised will be analyzed by the Company’s General Counsel, in consultation with the Company’s management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, constitute a related person transaction requiring compliance with the Policy.

Pursuant to the Policy, all related person transactions (other than those deemed to be pre-approved or ratified under the terms of the Policy) will be referred to the Nominating and Board Governance Committee for approval (or disapproval), ratification, revision or termination. Whenever practicable, a related person transaction is to be reviewed and approved or disapproved by the Nominating and Board Governance Committee prior to the effective date or consummation of the transaction. If the Company’s General Counsel determines that advance consideration of a related person transaction is not practicable under the circumstances, the Nominating and Board Governance Committee will review and, in its discretion, may ratify the transaction at that Committee’s next meeting. If the Company becomes aware of a related person transaction not previously approved under the Policy, the Nominating and Board Governance Committee will promptly review the transaction, including the relevant facts and circumstances, and evaluate all options available to the Company, including ratification, revision, termination or rescission of the transaction, and take the course of action that Committee deems appropriate under the circumstances.

No director may participate in any approval or ratification of a related person transaction in which the director or an immediate family member of the director is involved. The Nominating and Board Governance Committee may only approve or ratify those transactions that the Committee determines to be in the Company’s best interests. In making this determination, the Nominating and Board Governance Committee will review and consider all relevant information available to it, including:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	the approximate dollar value of the related person’s interest in the transaction without considering the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of the business of the Company or the applicable subsidiary of the Company;

•	whether the terms of the transaction are no less favorable to the Company or the applicable subsidiary of the Company than terms that could be reached with an unrelated third party;

•	the purpose of the transaction and its potential benefits to the Company or the applicable subsidiary of the Company;

•	the impact of the transaction on the related person’s independence; and

•	any other information regarding the transaction or the related person that would be material to investors in light of the circumstances.

Any related person transaction previously approved or ratified by the Nominating and Board Governance Committee or otherwise already existing that is ongoing in nature is to be reviewed by the Nominating and Board Governance Committee annually.

Pursuant to the terms of the Policy, the following related person transactions are deemed to be pre-approved or ratified (as appropriate) by the Nominating and Board Governance Committee even if the aggregate amount involved would exceed $120,000:

•	interests arising solely from ownership of the Company’s Common Stock if all stockholders receive the same benefit on a pro rata basis;

•

compensation to an executive officer of the Company, as long as the executive officer is not an immediate family member of another executive officer or director of the Company and the compensation has been approved, or recommended to the Board for approval, by the Compensation and Organization Committee;

•	compensation to a director for services as a director if the compensation is required to be reported in the Company’s proxy statement;

•	interests deriving solely from a related person’s position as a director of another corporation or organization that is a party to the transaction;

•

interests deriving solely from the related person’s direct or indirect ownership of less than 10% of the equity interest (other than a general partnership interest) in another person which is a party to the transaction; and

•	transactions involving competitive bids.

The Code of Business Conduct and Ethics adopted by the Board also addresses the potential conflicts of interest which may arise when a director, an officer or an associate has an interest in a transaction to which the Company or one of its subsidiaries is a party. If a potential conflict of interest arises concerning an officer or a director of the Company, all information regarding the issue is to be reported to the Company’s Chief Ethics and Compliance Officer and the Company’s General Counsel for review and, if appropriate or required under the Company’s policies (including the Company’s Related Person Transaction Policy), submitted to the Nominating and Board Governance Committee for review and disposition.

Director Independence

The Board has reviewed, considered and discussed each current director’s relationships, both direct and indirect, with the Company in order to determine whether such director meets the independence requirements of the applicable NYSE Rules. The Board has determined that all eleven of the current directors qualify as independent under the applicable NYSE Rules. Specifically, the Board has determined that each of James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Arthur C. Martinez, Diane L. Neal, Charles R. Perrin, Stephanie M. Shern and Craig R. Stapleton has no commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationship with the Company, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable NYSE Rules. In the course of reaching these determinations, the Board considered among other things:

•

Mr. Bachmann and Mrs. Shern are former partners with Ernst & Young LLP, retiring in 2003 and 2001, respectively. The Company and its subsidiaries from time to time engage Ernst & Young LLP for non-audit services, primarily in the nature of information technology consulting, expatriate tax work and consulting in respect of discrete nominal tax and accounting projects. In Fiscal 2014, Fiscal 2013 and Fiscal 2012, the Company and its subsidiaries paid Ernst & Young LLP approximately $269,000, $1,866,000 and $1,905,000, respectively, in fees. As retired partners with respect to Ernst & Young LLP, neither Mr. Bachmann nor Mrs. Shern has any direct or indirect interest in the business relationship or transactions between Ernst & Young LLP and the Company and its subsidiaries.

•

Mr. Martinez served as a director of American International Group, Inc. (“AIG”) from 2009 until his retirement on [May 13, 2015]. The Company and its subsidiaries have, from time to time, purchased insurance through subsidiaries of AIG, the premiums for which have not exceeded $1,200,000 in any year since the beginning of Fiscal 2012. Mr. Martinez’s only interest in the underlying business relationship arises from his service as a director of AIG.

•

Mr. Griffin is the Senior Vice President of Alumni Relations at The Ohio State University, President and Chief Executive Officer of The Ohio State University Alumni Association, Inc. and an ex-officio member of the Board of Directors of The Ohio State University Foundation. The Company will, subject to certain conditions, facilitate gifts which could aggregate to $10,000,000 over no more than ten years (2007 to 2016) to The Ohio State University Foundation, which gifts are contemplated to be allocated to The Ohio State University Wexner Medical Center. To date, the Company has donated approximately $8,500,000 pursuant to this arrangement. Mr. Griffin was not involved, directly or indirectly, in the solicitation of these gifts to The Ohio State University Foundation. Since the beginning of Fiscal 2012, the Company has paid The Ohio State University fees associated with several on-campus associate recruitment activities, the aggregate of which has not exceeded $15,000 over this period. Mr. Griffin was not personally involved, directly or indirectly, in the determination as to whether to participate in these activities.

•

Since the beginning of Fiscal 2012, the Company has made other charitable contributions to certain charitable organizations with which one or more of the directors of the Company or their immediate family members are affiliated. None of these charitable contributions has exceeded $50,000 in any year within this period.

There are no family relationships among any of the current directors and executive officers of the Company. Please see the text under the caption “EXECUTIVE OFFICERS OF THE REGISTRANT” at the end of “ITEM 1. BUSINESS” in Part I of the Company’s Fiscal 2014 Form 10-K for information about the Company’s executive officers.

The Board previously reviewed, considered and discussed the relationships, both direct and indirect, between the Company and each of Lauren J. Brisky, Kevin S. Huvane, John W. Kessler and Elizabeth M. Lee, who served as directors of the Company during Fiscal 2014 from February 2, 2014 to June 19, 2014, in order to determine whether they met the independence requirements of the NYSE Rules during their period of service as a director in Fiscal 2014. The Board determined that each of Lauren J. Brisky, Kevin S. Huvane and Elizabeth M. Lee had no commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationship with the Company, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable NYSE Rules.

With respect to John W. Kessler, the Board broadly considered all relevant facts and circumstances, including (i) certain indirect relationships between Mr. Kessler or members of his immediate family and the Company (such as (a) the Company’s engagement from time to time of the Jones Day law firm (Mr. Kessler’s daughter serves as Partner-in-Charge of the Columbus office of Jones Day but, to the Company’s knowledge, had no material direct or indirect interest in the fees paid by the Company to Jones Day during Mr. Kessler’s service as a director of the Company), (b) the Company’s charitable contributions to affiliates of The Ohio State University (Mr. Kessler’s son-in-law served as Senior Vice President and Chief Financial Officer of The Ohio State University) and (c) the Company’s pledge of a conditional donation of $1,000,000 a year for ten years (2006 to 2015) to Nationwide Children’s Hospital (Mr. Kessler’s son-in-law had served on the Board of Directors of Nationwide Children’s Hospital Foundation since 2005; however, Mr. Kessler was not involved, directly or indirectly, in the solicitation of the conditional pledge to Nationwide Children’s Hospital); (ii) discussions with certain stockholders of the Company; and (iii) positions of certain proxy advisory firms. Although none of the aforementioned relationships disqualified Mr. Kessler from being deemed independent under the NYSE Rules and although the Company had analyzed the indirect relationships noted in (i) above under Item 404 of SEC Regulation S-K and the Company’s Related Person Transaction Policy and concluded that none of such relationships constituted a related person transaction, the Board determined that, based on the relevant facts and circumstances as a whole, Mr. Kessler did not qualify as independent during his period of service in Fiscal 2014. Mr. Kessler did not serve on the Audit and Finance Committee, the Compensation and Organization Committee or the Nominating and Board Governance Committee during Fiscal 2014.

Mr. Jeffries did not qualify as independent during his period of service as a director in Fiscal 2014 because he also served as an executive officer of the Company.

Meetings of and Communications with the Board

The Board held 15 meetings of the full Board and ten meetings of the non-management directors (in the form of executive sessions scheduled as agenda items at regularly scheduled in-person meetings of the Board) during Fiscal 2014. All of the incumbent directors attended at least 75% of the Board and Board committee meetings they were eligible to attend during Fiscal 2014.

Although the Company does not have a formal policy requiring members of the Board to attend annual meetings of the stockholders, the Company encourages all incumbent directors and director nominees to attend each annual meeting of stockholders. All of the current directors attended the Company’s last annual meeting of stockholders held on June 19, 2014.

In accordance with the Company’s Corporate Governance Guidelines and applicable NYSE Rules, the non-management directors of the Company meet (without management present) at regularly scheduled executive sessions at least twice per year and at such other times as the directors deem necessary or appropriate. Executive sessions of the non-management directors are scheduled as an agenda item at each regularly scheduled in-person meeting of the Board, although the non-management directors do not always meet in executive session. All meetings of non-management or independent directors are presided over by the Company Chairman (who is the Chairman of the Board of the Company, if the Chairman of the Board is not also the Chief Executive Officer of the Company). If the non-management directors include directors who are not independent, then at least once a year the independent directors of the Company will meet in executive session and the Company Chairman will preside at each executive session.

The Board believes it is important for stockholders and other interested parties to have a process to send communications to the Board and its individual members. Accordingly, stockholders and other interested parties who wish to communicate with the Board, the non-management directors as a group, the independent directors as a group, the Company Chairman, or a particular director may do so by sending a letter to such individual or individuals, in care of the Company’s Corporate Secretary, to the Company’s offices at 6301 Fitch Path, New Albany, Ohio 43054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder/Interested Party — Non-Management Director Communication,” “Stockholder/Interested Party —Board Communication”, “Stockholder/Interested Party — Independent Director Communication”, “Stockholder/Interested Party — Company Chairman Communication” or “Stockholder/Interested Party — Director Communication,” as appropriate. All such letters must identify the author as a stockholder or other interested party and clearly state whether the intended recipients are all members of the Board, all non-management directors, all independent directors or certain specified individual directors. Copies of all such letters will be circulated to the appropriate director or directors. Correspondence marked “personal and confidential” will be delivered to the intended recipient without opening. There is no screening process in respect of communications from stockholders or other interested parties.

Board Leadership Structure

On January 27, 2014, the Board separated the positions of Chief Executive Officer and Chairman of the Board, elected Arthur C. Martinez, Terry L. Burman and Charles R. Perrin to three newly-created directorships on the Board, and appointed Arthur C. Martinez as Non-Executive Chairman of the Board. Subsequently, the Board nominated four new independent directors — Bonnie R. Brooks, Sarah M. Gallagher, Diane L. Neal and Stephanie M. Shern — for election, and accepted the decision of four incumbent directors not to stand for re-election, at the 2014 Annual Meeting of Stockholders.

On December 8, 2014, Michael S. Jeffries retired from the position of Chief Executive Officer of the Company and resigned as a director of the Company. Mr. Jeffries’ employment with the Company terminated December 31, 2014.

Also on December 8, 2014, the Board appointed Arthur C. Martinez, who was then serving as Non-Executive Chairman of the Board, to serve as Executive Chairman of the Board, appointed Jonathan E. Ramsden, who also serves as Chief Operating Officer of the Company, to serve as Interim Principal Executive

Officer of the Company; and formed an Office of the Chairman, whose members are Arthur C. Martinez, Jonathan E. Ramsden, Christos E. Angelides, Brand President of Abercrombie & Fitch and abercrombie kids, and Fran Horowitz, Brand President of Hollister, until a new Chief Executive Officer is appointed. As a result of this appointment, Mr. Martinez is spending a significant amount of time leading the Office of the Chairman. In addition, certain officers of the Company, including the members of the Office of the Chairman, report to Mr. Martinez as a representative of the Board. Mr. Martinez continues to provide the experienced and independent leadership necessary as the Board continues its search and selection process for a new Chief Executive Officer.

The Company’s Board is currently comprised of eleven non-associate directors, all of whom are independent. On April 11, 2015, Diane L. Neal informed the Company that, due to her responsibilities in her new position as Chief Executive Officer of Sur La Table, Inc. and limitations on board positions as a result of those responsibilities, she has decided not to stand for re-election to the Board at the Annual Meeting but will serve out her remaining term. At its meeting on April 20, 2015, the Board took action to reduce the number of directors from eleven to ten directors, effective upon the expiration of the current terms of the directors of the Company immediately prior to the Annual Meeting. As a result, ten directors will be elected at the Annual Meeting. If all of the Nominees are elected, the Board will be comprised of ten non-associate directors.

The Board has adopted a written description of the duties and responsibilities of a Company Chairman and of a Lead Independent Director (who is appointed if the Chairman of the Board is also the Chief Executive Officer). Mr. Martinez has served as Company Chairman since January 27, 2014. The role of the Company Chairman addresses responsibilities in the areas of Board leadership, management liaison and stockholder outreach. In particular, in his role as Company Chairman, Mr. Martinez has the following duties and responsibilities:

•	calling and presiding over all meetings of the Board, having set in advance the agenda;

•	presiding over executive sessions of the independent directors, without management present, and facilitating productive and focused discussions;

•	organizing Board discussion items and workflow;

•	establishing procedures to govern the Board’s work, including the annual schedule of the Board;

•	establishing agendas for all Board meetings, in collaboration with the Chief Executive Officer;

•	consulting with all directors concerning Board agendas and information provided to the Board;

•	overseeing the distribution of information to directors to enable the Board’s monitoring of the Company’s performance and the performance of management of the Company;

•	promoting effective communications between the Board and management of the Company on developments occurring between Board meetings;

•	working with the Chair of the Nominating and Board Governance Committee with respect to the recruitment, selection and orientation of new Board members and Board committee composition;

•	leading the Board’s review of the succession plan for the Chief Executive Officer and other key senior executives;

•

discussing the Company’s executive compensation program with the Company’s large institutional stockholders, including input and advice from the Chair of the Compensation and Organization Committee and that Committee’s independent consultant, and reporting any feedback to the Compensation and Organization Committee;

•

coordinating the Board’s self-assessment and evaluation process and ensuring that Board members continually update their skills and knowledge required to fulfill their roles on the Board and on Board committees;

•	coordinating periodic Board input and review of management’s strategic plan for the Company;

•	facilitating the communication between and among the independent directors and management of the Company;

•	briefing the Chief Executive Officer on issues and concerns arising in the executive sessions of the independent directors;

•	coordinating and chairing the annual Board performance review of the Chief Executive Officer and communicating the results to the Chief Executive Officer;

•	providing strategic advice to the Chief Executive Officer on operational and financial matters, as necessary;

•	presiding over annual and special meetings of the Company’s stockholders;

•	facilitating communications with investors on Wall Street, in collaboration with the Chief Executive Officer;

•	ensuring that views of major investors in the Company’s Common Stock are communicated to the Board, in collaboration with the Chief Executive Officer;

•	being available for consultation and direct communication with the Company’s stockholders;

•	performing such other duties as the Board may from time to time delegate.

The Board has five standing committees: Audit and Finance; Compensation and Organization; Corporate Social Responsibility; Executive; and Nominating and Board Governance. Each of these committees has a separate independent chair. Detailed information about each Board committee and such Board committee’s duties and responsibilities is contained in the section captioned “Committees of the Board” beginning on page [—].

Currently, the Company does not have a Chief Executive Officer or an Interim Chief Executive Officer. The Company believes that the appointment of Mr. Martinez as Executive Chairman of the Board, the appointment of Jonathan E. Ramsden as Interim Principal Executive Officer, and the formation of the Office of the Chairman, whose members are Mr. Martinez, Mr. Ramsden, Mr. Angelides and Ms. Horowitz, allows for effective management of the Company’s business during the transition period until a new Chief Executive Officer is appointed. In addition, the Company believes that the independent Company Chairman, together with a Board whose members all qualify as independent including the chairs for each of our Board committees, regularly scheduled executive sessions of the independent directors and written duties and responsibilities for the Company Chairman as well as for each of our standing committees represents the most appropriate Board leadership structure for the Company at this time. This structure demonstrates to all of our stakeholders, including our associates, customers and stockholders, that our Board is committed to engaged, independent leadership and the performance of its responsibilities. Experienced and independent Board members oversee the Company’s operations, risks, performance and business strategy. The Board believes that its strong corporate governance practices provide an appropriate balance among strategy development, operational execution and independent oversight of the Company.

Committees of the Board

The Board has five standing committees — the Audit and Finance Committee, the Compensation and Organization Committee, the Corporate Social Responsibility Committee, the Executive Committee and the Nominating and Board Governance Committee. The current members of these committees are identified in the following table.

Committees of the Board
Director	Audit and Finance	Compensation and Organization	Corporate Social Responsibility	Executive	Nominating and Board Governance
James B. Bachmann	Chair		X
Bonnie R. Brooks					X
Terry L. Burman		X			X
Sarah M. Gallagher			X		X
Michael E. Greenlees	X	Chair
Archie M. Griffin			Chair		X
Arthur C. Martinez				Chair
Diane L. Neal		X
Charles R. Perrin	X	X
Stephanie M. Shern	X
Craig R. Stapleton	X	X		X	Chair

Fiscal 2014 Meetings	14	11	4	1	6

Audit and Finance Committee

The Audit and Finance Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). James B. Bachmann, Michael E. Greenlees and Craig R. Stapleton served as members of the Audit and Finance Committee throughout Fiscal 2014. Charles R. Perrin and Stephanie M. Shern were appointed to the Audit and Finance Committee on February 20, 2014 and June 19, 2014, respectively. Lauren J. Brisky served as a member of the Audit and Finance Committee during Fiscal 2014 from February 2, 2014 to June 19, 2014. The Board has determined that each current member of the Audit and Finance Committee qualifies, and during her period of service in Fiscal 2014 Ms. Brisky qualified, as an independent director under the applicable NYSE Rules and under SEC Rule 10A-3. The Board has also determined that all current members of the Audit and Finance Committee as well as Ms. Brisky are “financially literate” under the applicable NYSE Rules and that each of Messrs. Bachmann, Greenlees and Stapleton and Mrs. Shern qualifies, and during her period of service in Fiscal 2014 Ms. Brisky qualified, as an “audit committee financial expert” under applicable SEC rules and regulations (“SEC Rules”) by virtue of their respective experience which, for the current members of the Audit and Finance Committee, is described in the section captioned “PROPOSAL 1 — ELECTION OF DIRECTORS” beginning on page [—]. The Board believes that each member of the Audit and Finance Committee is highly qualified to discharge his or her duties on behalf of the Company and its subsidiaries.

The Audit and Finance Committee is organized and conducts its business pursuant to a written charter that was most recently revised by the Board on February 18, 2015, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The revised charter included a change to the name of the committee from the Audit Committee to the Audit and Finance Committee to reflect the additional responsibilities provided for the committee. At least annually, the Audit and Finance Committee, in consultation with the Nominating and Board Governance Committee, reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The duties and responsibilities of the Audit and Finance Committee are set forth in its charter. The primary functions of the Audit and Finance Committee are to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting;

•	the compliance by the Company and its subsidiaries with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accounting firm;

•	the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm;

•	compliance with the Company’s Code of Business Conduct and Ethics;

•	enterprise risk issues and enterprise risk management policies, guidelines and programs;

•	the annual independent audit of the Company’s financial statements; and

•	the review of the financial plans and policies of the Company.

The Audit and Finance Committee’s specific responsibilities include:

•

reviewing and discussing with the Company’s independent registered public accounting firm, on an annual basis, the overall scope of the annual audit plan, including, as appropriate, the adequacy of staffing, the services to be provided and the audit procedures to be used;

•

reviewing and discussing with management of the Company and the Company’s independent registered public accounting firm the Company’s financial statements and the related disclosures to be made in the Company’s periodic reports filed with the SEC, and discussing any other matters required to be communicated to the Audit and Finance Committee by the Company’s independent registered public accounting firm under Public Company Accounting Oversight Board (the “PCAOB”) standards;

•

reviewing with management of the Company, the Company’s independent registered public accounting firm and the Company’s Head of Internal Audit, the Company’s accounting principles, procedures and policies, financial statement presentation and internal controls;

•

reviewing and discussing with management of the Company, the Company’s disclosure controls and procedures and, at least quarterly, reviewing management’s conclusions about the efficacy of such disclosure controls and procedures;

•

reviewing and discussing with management of the Company, the Company’s Head of Internal Audit and the Company’s independent registered public accounting firm, management’s annual report on internal control over financial reporting and the independent registered public accounting firm’s report on internal control over financial reporting;

•

reviewing all other relevant reports or financial information prior to such documents being submitted by the Company to any governmental body or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002;

•	reviewing and discussing with the Company’s independent registered public accounting firm the activities and results of the audit conducted by that firm;

•	overseeing the Company’s enterprise risk management framework;

•

reviewing and discussing with the General Counsel, the Company’s Head of Internal Audit, the Chief Operating Officer, the Chief Financial Officer, the Chief Ethics and Compliance Officer and the Company’s independent registered public accounting firm any significant risks or exposures, steps management of the Company has taken or should consider taking to minimize such risks and exposures and the Company’s policies with respect to risk assessment and risk management;

•

at least annually, authorizing the appointment, compensation and retention of, and overseeing the work of, the Company’s independent registered public accounting firm, including the resolution of disagreements between management of the Company and the Company’s independent registered public accounting firm regarding financial reporting;

•	reviewing the independence, qualifications and performance of the Company’s independent registered public accounting firm:

•

approving pre-approval policies and procedures and reviewing and pre-approving all audit services and permitted non-audit services to be performed for the Company or any of its subsidiaries by the Company’s independent registered public accounting firm;

•	setting a hiring policy for employees or former employees of the Company’s independent registered public accounting firm;

•

authorizing the appointment, retention and compensation, in consultation with the Compensation and Organization Committee, of the Company’s Head of Internal Audit and overseeing the work of the Company’s Head of Internal Audit including resolution of disagreements between management of the Company and the Company’s Head of Internal Audit encountered in the course of an internal audit;

•	reviewing and approving the annual internal audit plan;

•

reviewing and discussing with the Company’s Head of Internal Audit the results of the internal audit (including the Head of Internal Audit’s audit reports) and the Head of Internal Audit’s assessments of the Company’s risk management processes and system of internal control;

•	reviewing and approving the Internal Audit Charter on a periodic basis;

•

at least annually, reviewing and discussing with management of the Company, the General Counsel, the Chief Ethics and Compliance Officer, the Company’s Head of Internal Audit and the Company’s independent registered public accounting firm, the Company’s processes regarding compliance with legal and regulatory requirements and communication of and compliance with the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics;

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approving procedures established by the Company and requiring the Company, in consultation with the Chief Ethics and Compliance Officer and the General Counsel, to obtain or provide the necessary resources and mechanisms for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters (including confidential, anonymous complaints by associates of the Company), or (ii) such other complaints as may come before the Audit and Finance Committee, and overseeing the resolutions of such complaints;

•	periodically reviewing and approving the Chief Ethics and Compliance Officer’s responsibilities, resources and budget as approved by the General Counsel;

•	periodically meeting with the General Counsel, the Chief Ethics and Compliance Officer and the Company’s outside counsel when appropriate, to review legal and regulatory matters;

•

reviewing the Company’s program to monitor compliance with the Company’s Code of Business Conduct and Ethics and periodically meeting with the General Counsel and the Chief Ethics and Compliance Officer to discuss compliance with the Company’s Code of Business Conduct and Ethics. Any waivers of the Company’s Code of Business Conduct and Ethics are to be reviewed and approved by the Audit and Finance Committee, the Company’s Chairman of the Board and the Chair of the Nominating and Board Governance Committee. The Chair of the Audit and Finance Committee, together with the General Counsel and the Chief Ethics and Compliance Officer, are to review reports of the Company’s independent registered public accounting firm of possible violations of, and any matters discovered during their examination of the Company’s financial statements that appear to violate, the Company’s Code of Business Conduct and Ethics;

•	reviewing and recommending to the Board for approval: (i) operating and capital expenditure approval policies; (ii) investment policies to establish guidelines for the ongoing management of cash and investments held by the Company and its subsidiaries as well as investments held in the Rabbi Trust established by the Company; (iii) hedging policies; and (iv) all major transactions, including acquisitions, significant real estate transactions, significant long-term contractual commitments, including joint venture agreements and franchise arrangements, and significant asset dispositions by the Company or any of its subsidiaries, with any transaction being deemed significant for these purposes if the expected net present value of the Company’s or subsidiary’s minimum commitment exceeds $20 million;

•

reviewing and recommending to the Board for approval, significant decisions regarding the sources of external financing for the Company and its subsidiaries, including capital structure, credit and debt facilities, senior lenders and their respective relationships with rating agencies;

•	reviewing the Company’s proposed share repurchases pursuant to programs approved by the Board;

•	reviewing performance metrics to be included in long-term incentive awards approved by the Compensation and Organization Committee;

•	reviewing and recommending to the Board for approval the Company’s dividend policy;

•	reviewing and recommending to the Board for approval matters relating to corporate financing at the Company or subsidiary level and the issuance and sale of Company securities;

•	reviewing and recommending to the Board for approval significant matters relating to tax policy, the Company’s effective tax rate and tax planning proposals;

•	reviewing and discussing with management of the Company the major financial risk exposures and the steps management has taken to monitor and control such exposures;

•	reviewing any other information related to the responsibilities of the Audit and Finance Committee required under applicable rules and regulations of the SEC, NYSE and PCAOB;

•	reviewing and recommending to the Board appropriate insurance coverage for directors and officers of the Company; and

•	preparing an annual report for inclusion in the Company’s proxy statement.

The Audit and Finance Committee’s annual report relating to Fiscal 2014 begins on page [—].

Compensation and Organization Committee

The Compensation and Organization Committee provides overall guidance for the Company’s executive compensation policies and approves the amounts and elements of compensation for the Company’s executive officers. Michael E. Greenlees and Craig R. Stapleton served as members of the Compensation and Organization Committee throughout Fiscal 2014. Terry L. Burman and Charles R. Perrin were appointed to the Compensation and Organization Committee on February 20, 2014 and Diane L. Neal was appointed as a member on June 19, 2014. Kevin S. Huvane served as a member of the Compensation and Organization Committee during Fiscal 2014 from February 2, 2014 to June 19, 2014. The Board has determined that each current member of the Compensation and Organization Committee qualifies, and that during his period of service in Fiscal 2014 Kevin S. Huvane qualified, as an independent director under the applicable NYSE Rules, including those specifically applicable to members of a compensation committee.

The Compensation and Organization Committee is organized and conducts its business pursuant to a written charter which was most recently revised by the Board on August 20, 2014, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The revised charter included a change to the name of the committee from the Compensation Committee to the Compensation and Organization Committee to reflect the additional responsibilities provided for the committee. At least annually, the Compensation and Organization Committee reviews and reassesses the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Compensation and Organization Committee’s charter sets forth the duties and responsibilities of the Compensation and Organization Committee, which include:

•	reviewing and approving the general compensation policies applicable to certain officers of the Company as determined by the Compensation and Organization Committee, including all executive officers;

•

periodically reviewing and monitoring the methods and criteria used by the Company to review and evaluate the performance of certain officers of the Company as determined by the Compensation and Organization Committee, including all executive officers;

•

reviewing and approving, at least annually, the goals and objectives relevant to the compensation of the Chief Executive Officer after consultation with other independent directors, evaluating the performance of the Chief Executive Officer in light of those goals and objectives and setting compensation levels for the Chief Executive Officer based on the evaluation;

•

reviewing performance evaluations by the Company’s management of certain officers of the Company as determined by the Compensation and Organization Committee, including all executive officers, in light of approved goals and objectives, and determining and approving the compensation of these officers;

•

periodically reviewing and approving the “peer companies” used in evaluating the compensation of the Chief Executive Officer, other select officers of the Company, including all executive officers, and non-associate directors of the Company;

•	reviewing and approving metrics to be used for the determination of payouts under cash-based and equity-based incentive programs;

•

evaluating the need for, and reviewing, approving, amending and/or terminating any employment contracts, including severance arrangements, for certain officers of the Company as determined by the Compensation and Organization Committee, including all executive officers;

•	reviewing and making recommendations to the Board regarding incentive compensation plans and equity-based plans;

•

administering the Company’s equity-based plans and other plans as required by then applicable laws, rules and regulations and/or the terms of the plans and recommending to the Board amendments to the plans as the Compensation and Organization Committee deems appropriate;

•	overseeing the Company’s welfare and retirement benefit plans;

•

reviewing, approving, amending and/or terminating arrangements pursuant to which perquisites and other personal benefits are paid or provided to certain officers of the Company as determined by the Compensation and Organization Committee, including all executive officers;

•	periodically reviewing and making recommendations to the Nominating and Board Governance Committee regarding the compensation for non-associate directors of the Company;

•

reviewing and discussing with management of the Company the Compensation Discussion and Analysis and related disclosures required to be included in the Company’s annual proxy statement, recommending to the Board based on such review and discussion whether the Compensation Discussion and Analysis should be included in the Company’s annual proxy statement and preparing the compensation committee report required by applicable SEC Rules for inclusion in the Company’s annual proxy statement;

•

overseeing the Company’s overall compensation structure, policies and programs for associates, including assessing the incentives and risks arising from or related to the Company’s compensation programs and plans;

•

reviewing and discussing with the Company’s management the Company’s organizational structure and key reporting relationships, along with development of strategies and practices relating to recruitment, retention and development of the Company’s associates as needed;

•

developing a recommendation to the Board for a successor to the Chief Executive Officer, interim or otherwise, in the event of an emergency, or resignation or retirement of the then current Chief Executive Officer;

•

reviewing and discussing with the Company’s management the Company’s succession planning for positions held by the executive officers and other associates of the Company, as determined by the Compensation and Organization Committee;

•	assessing the results of the most recent advisory vote(s) on executive compensation by the Company’s stockholders;

•

at least annually, assessing whether the work performed by compensation consultants or other advisors who are involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in the Company’s annual proxy statement; and

•

assessing, on an annual basis, the independence of consultants, outside counsel and other advisors (whether retained by the Compensation and Organization Committee or by management of the Company) that provide advice to the Compensation and Organization Committee, in accordance with applicable NYSE Rules and SEC Rules.

The Compensation and Organization Committee’s processes and procedures to determine executive compensation, including the use of compensation consultants and the role of executive officers in making recommendations relating to executive compensation, are described in the section captioned “COMPENSATION DISCUSSION AND ANALYSIS” beginning on page [—].

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee provides oversight of the Company’s attention to issues of social responsibility, including diversity and inclusion, health and safety, human rights, environmental and philanthropy and the Company’s policies, practices and progress with respect to such issues. Archie M. Griffin served as a member of the Corporate Social Responsibility Committee throughout Fiscal 2014. James B. Bachmann and Sarah M. Gallagher were appointed to the Corporate Social Responsibility Committee on June 19, 2014. Kevin S. Huvane, John W. Kessler and Elizabeth M. Lee served as members of the Corporate Social Responsibility Committee during Fiscal 2014 from February 2, 2014 to June 19, 2014.

The Corporate Social Responsibility Committee is organized and conducts its business pursuant to a written charter that was most recently revised by the Board on August 20, 2014, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Corporate Social Responsibility Committee reviews and reassesses the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Corporate Social Responsibility Committee’s charter sets forth the duties and responsibilities of the Corporate Social Responsibility Committee, which include:

•

monitoring issues and practices relating to the Company’s corporate social responsibility on a global basis, including health and safety matters; environmental matters; human rights matters; significant philanthropic matters; and significant community relations;

•

reviewing the prudence of having the Company prepare and publish a “Corporate Social Responsibility” report and, in the event the Corporate Social Responsibility Committee determines such a report is prudent, overseeing the preparation of such report;

•

reviewing significant lawsuits, investigations by governmental entities and other significant legal matters involving the Company or any of its affiliates that significantly affect or could significantly affect the

Company’s performance, business activities or reputation as a global corporate citizen. At its regularly scheduled meetings, the Corporate Social Responsibility Committee is provided with pertinent information with respect to any lawsuits brought against the Company by the U. S. Equal Employment Opportunity Commission or an equivalent state equal employment opportunity commission or division;

•	monitoring significant programs and activities aimed at enhancing the Company’s global communications, crisis management, media relations and community relations;

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reviewing and monitoring the support by the Company of charitable, educational and business organizations and approving any donation by the Company or one of its affiliates in excess of the amount determined by the Corporate Social Responsibility Committee;

•

when appropriate, making recommendations to the Board with respect to any of the areas that the Corporate Social Responsibility Committee oversees, reviews or monitors, and any other major social responsibility policies and practices of the Company;

•	reviewing and consulting with the Nominating and Board Governance Committee on any stockholder proposals that relate to social responsibility issues;

•

overseeing, making recommendations and evaluating the success of the Company’s diversity and inclusion policies and programs and monitoring current trends and opportunities in corporate diversity outreach; and

•

monitoring and making recommendations to the Board with respect to the Company’s compliance with the Company’s Conflict Minerals Policy and reporting under Rule 13p-1 under the Exchange Act and the SEC’s Form SD.

Executive Committee

Craig R. Stapleton served as a member of the Executive Committee throughout Fiscal 2014. Arthur C. Martinez became a member of the Executive Committee as a result of his serving as the Chairman of the Board. John W. Kessler and Michael S. Jeffries served as members of the Executive Committee during Fiscal 2014 from February 2, 2014 to June 19, 2014 and December 8, 2014, respectively.

The Executive Committee is organized and conducts its business pursuant to a written charter that was most recently revised by the Board on April 20, 2015, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page.

The Executive Committee’s charter sets forth the duties and responsibilities of the Executive Committee, which include:

•

during the interval between scheduled meetings of the Board, having and exercising the powers of the Board to act upon any matters that, in the opinion of the Company Chairman or the Lead Independent Director, if applicable, should not be postponed until the next previously scheduled meeting of the Board, subject to such limitations as the Board and/or applicable law may from time to time impose;

•

during the interval between scheduled meetings of the Board, acting when exigent circumstances require such action but also make it impracticable to convene a meeting of the Board at which a quorum is present and acting throughout, or obtain unanimous written consent of the full Board, subject to such limitations as the Board and/or applicable law may from time to time impose; and

•	from time to time or, at the discretion of the Company Chairman or the Lead Independent Director, if applicable, reviewing and reassessing the adequacy of its charter.

Nominating and Board Governance Committee

Archie M. Griffin and Craig R. Stapleton served as members of the Nominating and Board Governance Committee throughout Fiscal 2014. Terry L. Burman was appointed to the Nominating and Board Governance Committee on February 20, 2014, and Bonnie R. Brooks and Sarah M. Gallagher were appointed to the

Committee on June 19, 2014. Lauren J. Brisky also served on the Nominating and Board Governance Committee during Fiscal 2014 from February 2, 2014 to June 19, 2014. The Board has determined that each current member of the Nominating and Board Governance Committee qualifies, and that during her period of service in Fiscal 2014, Ms. Brisky qualified, as an independent director under the applicable NYSE Rules.

The Nominating and Board Governance Committee is organized and conducts its business pursuant to a written charter which was most recently revised by the Board on February 18, 2015, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Nominating and Board Governance Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The purpose of the Nominating and Board Governance Committee is to provide oversight on a broad range of issues surrounding the composition and operation of the Board. The primary responsibilities of the Nominating and Board Governance Committee include:

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establishing and articulating the qualifications, desired background and selection criteria for members of the Board and evaluating the qualifications of individuals being considered as director candidates;

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developing a policy with regard to the consideration of candidates for election or appointment to the Board recommended by stockholders of the Company and procedures to be followed by stockholders in submitting such recommendations;

•	making recommendations to the Board concerning all nominees for Board membership, including the re-election of existing Board members and the filling of any vacancies;

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reviewing, evaluating and making recommendations to the Board concerning all nominees submitted through stockholder proposals, any other stockholder proposals and Company responses to stockholder proposals. The Nominating and Board Governance Committee is to consult with the Corporate Social Responsibility Committee on any stockholder proposals relating to social responsibility issues;

•	evaluating and making recommendations to the Board concerning the number and responsibilities of Board committees, and Board committee assignments;

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reviewing the duties and composition of committees of the Board, including the criteria for composition of each of the Audit and Finance Committee, the Compensation and Organization Committee and the Nominating and Board Governance Committee and identifying and recommending to the Board directors qualified to become members of each Board committee, taking into account all applicable NYSE Rules, SEC Rules and other regulatory criteria (if applicable) as well as such other factors as the Nominating and Board Governance Committee deems appropriate;

•

reviewing, receiving recommendations from the Compensation and Organization Committee, and making recommendations annually to the Board regarding the compensation for the Company’s non-associate directors;

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evaluating, reviewing with management of the Company and making recommendations to the Board regarding the overall effectiveness of the organization of the Board, the conduct of its business and the relationship between the Board and management of the Company;

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maintaining policies regarding the review and approval or ratification of related person transactions and reviewing and, if the Nominating and Board Governance Committee deems the same to be appropriate, approving or ratifying related person transactions in accordance with such policies as well as applicable law and NYSE Rules or SEC Rules;

•

identifying and bringing to the attention of the Board and management of the Company current and emerging corporate governance trends, issues and best practices that may affect the operations, performance or reputation of the Company;

•	reviewing and making recommendations to the Board regarding orientation for new directors and continuing education for all directors;

•	developing, recommending to the Board for approval, and periodically reviewing a set of written corporate governance principles applicable to the Company in accordance with applicable NYSE Rules;

•	reviewing letters of resignation submitted by directors and making recommendations to the Board regarding the appropriate action to be taken;

•	periodically reviewing and making recommendations to the Board regarding stock ownership by directors of the Company;

•	appraising the framework for assessment of Board performance and the Board self-evaluation discussion and making recommendations to the Board relating to such assessment;

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reviewing and approving the use of Company funds or property by any associate or officer, including the Chief Executive Officer, in support of any political party, organization or committee, or any candidate for public office, as permitted by applicable law;

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reviewing and approving any requests from any director, officer or other associate of the Company, to provide managerial or consulting services or serve on the board of directors (or similar body) of any entity that competes or has business relations with the Company, with such approval to be reported to the Board; and

•	developing, recommending to the Board for approval, and periodically reviewing, policies applicable to securities trading (also known as insider trading policies).

Director Qualifications and Consideration of Director Candidates

Under the Company’s Corporate Governance Guidelines, no director may be nominated by the Board to stand for election or re-election after reaching age 75. However, the Board may nominate such a director for election or re-election if the Board believes that such director’s service on the Board is in the best interests of the Company and our stockholders. On April 20, 2015, based on a recommendation from the Nominating and Board Governance Committee, the Board unanimously approved the nomination of Arthur C. Martinez for re-election to the Board and believes his continued service is in the best interests of the Company and our stockholders.

As described above, the Company has a standing Nominating and Board Governance Committee that has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

When considering candidates for the Board, the Nominating and Board Governance Committee evaluates the entirety of each candidate’s credentials and, other than the age guidelines mentioned above, does not have specific eligibility requirements or minimum qualifications that must be met by a candidate. However, the Company’s Corporate Governance Guidelines provide that no member of the Board may simultaneously serve on the boards of directors of more than three public companies other than Company unless the Board has determined, upon recommendation by the Nominating and Board of Governance Committee, that the aggregate number of directorships held would not interfere with the individual’s ability to carry out his or her responsibilities as a director of the Company. The Nominating and Board Governance Committee considers those factors it deems appropriate, including (i) the nominee’s independence, judgment, strength of character, ethics and integrity; (ii) the nominee’s business or other relevant experience and skills and knowledge useful to the oversight of the Company’s business; (iii) the Company’s strong commitment to diversity and inclusion at all levels of the Company; and (iv) such other factors as the members of that Committee conclude are appropriate in light of the needs of the Board. The Company believes that the Board as a whole should have competency in the following areas: (a) audit, accounting and finance; (b) business judgment; (c) management; (d) industry knowledge; (e) leadership; and (f) strategy/vision. Depending on the current needs of the Board, the Nominating and Board Governance Committee may weigh certain factors more or less heavily. The Nominating and Board

Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.

While the Board and the Nominating and Board Governance Committee do not have specific eligibility requirements, other than the age guidelines mentioned above, and do not, as a matter of course, weigh any of the factors they deem appropriate more heavily than others, both the Board and the Nominating and Board Governance Committee believe that, as a group, the directors should have diverse backgrounds and qualifications. The Company believes that the members of the Board, as a group, have such backgrounds and qualifications, although this is an area of constant focus for the Board and the Nominating and Board Governance Committee.

The Nominating and Board Governance Committee considers candidates for the Board from any reasonable source, including stockholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. Accordingly, the Board believes that this ongoing pursuit of qualified candidates functions as an appropriate director succession plan. Pursuant to its charter, the Nominating and Board Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. In Fiscal 2014, the Nominating and Board Governance Committee used SpencerStuart, a global executive search firm, to help identify and evaluate director candidates. Each of Messrs. Burman, Martinez and Perrin, and Ms. Brooks, Ms. Gallagher and Mrs. Shern, was recommended to the Nominating and Board Governance Committee by SpencerStuart.

Information regarding each of our directors is set forth above under the caption “Nominees.” In addition to the specific information presented with respect to such individual, the Company believes that each of our directors has a reputation for the highest character and integrity and that our directors have worked cohesively and constructively with each other and with management of the Company. They have each demonstrated business acumen and an ability to exercise sound judgment.

Director Nominations

The Board, taking into account the recommendations of the Nominating and Board Governance Committee, selects nominees for election as directors at each annual meeting of stockholders. Stockholders may recommend director candidates for consideration by the Nominating and Board Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Board Governance Committee, in care of the Company, at the Company’s principal executive offices at 6301 Fitch Path, New Albany, Ohio 43054. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation. The recommendation must also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, must accompany any such recommendation.

In addition, stockholders wishing to formally nominate a candidate for election as a director may do so provided they comply with the notice procedures set forth in the Section 2.04 of the Company’s Amended and Restated Bylaws. A nominating stockholder must be a stockholder of record on both the date of the giving of the required notice of proposed nomination and the record date for determining the stockholders entitled to notice of and to vote at the relevant meeting of the stockholders.

The notice of a nominating stockholder in respect of an annual meeting of stockholders must be in writing and delivered in person or by United States certified mail, postage prepaid, and received by the Corporate Secretary of the Company, at the principal executive offices of the Company, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, which, for purposes of the Company’s 2016 Annual Meeting of Stockholders, means no earlier than the close of business on January 20, 2016 and no later than the close of business on February 19, 2016. The Corporate Secretary of the Company will deliver any stockholder nominations received in a timely manner for review by the Nominating and Board Governance Committee.

The informational requirements for stockholder notices with respect to the nomination of director candidates are detailed and include the disclosure of all derivative and synthetic instruments and short interests held by the nominating stockholder and such stockholder’s affiliates or associates as well as by any proposed nominee.

A stockholder providing notice of any nomination proposed to be made at an annual meeting of stockholders must update and supplement such notice, if necessary, so that the information provided is true and correct as of the record date for determining the stockholders entitled to receive notice for the annual meeting. Such update and supplement must be delivered either in person or by United States certified mail, postage prepaid, and received by the Corporate Secretary of the Company, at the principal executive offices of the Company, not later than five business days after the record date for the annual meeting at issue.

No person may be elected as a director unless he or she has been nominated by a stockholder in the manner just described or by the Board or a committee of the Board.

Directors Who Substantially Change Their Job Responsibility

A director must inform the Company Chairman or the Lead Independent Director, if applicable, and the Chair of the Nominating and Board Governance Committee as promptly as feasible, in advance, if the director is contemplating a change in employment, membership on another public company board of directors, or any other board membership or other change in status or circumstances that might cause the Board to conclude that the director is no longer independent, is no longer qualified to serve on the Board or might not be able to continue to serve effectively or that such service otherwise is no longer appropriate. Such prior notice is intended to permit management of the Company to conduct a preliminary analysis of the potential impact of the proposed change on the director’s independence and/or service, and for the Company Chairman or the Lead Independent Director, if applicable, and the Chair of the Nominating and Board Governance Committee to consider that analysis and, as appropriate, to consult with the director before the director commits to the proposed change. If the determination is made that the potential change constitutes a conflict of interest or interferes with the director’s ability to carry out his or her responsibilities as a director of the Company, the director must immediately submit a letter of resignation or not proceed with the potential change.

If sufficient prior notice cannot be given, the director must immediately submit a letter of resignation to the Company Chairman or the Lead Independent Director, if applicable, and the Chair of the Nominating and Board Governance Committee. Upon receipt of such a letter of resignation, the Company Chairman or the Lead Independent Director, if applicable, and the Chair of the Nominating and Board Governance Committee will duly consider the matter and make a timely recommendation to the full Board of the appropriate action, if any, to be taken with respect to the resignation.

It is not the sense of the Board that in every instance a director who is contemplating a change in the director’s job responsibility or other status should leave the Board. There should, however, be an opportunity for the Board, through the Company Chairman or the Lead Independent Director, if applicable, and the Chair of the Nominating and Board Governance Committee, to review the effect, if any, of the proposed change on the interests of the Company.

Board Role in Risk Oversight

Our Board has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. Not all risks can be dealt with in the same way. Some risks may be easily perceived and controllable, and other risks are unknown; some risks can be avoided or mitigated by particular behavior, and some risks are unavoidable as a practical matter. For some risks, the potential adverse impact would be minor, and, as a matter of business judgment, it may not be appropriate to allocate significant resources to avoid the adverse impact. In other cases, the adverse impact could be significant, and it is prudent to expend resources to seek to avoid or mitigate the potential adverse impact. Further, in some cases, a higher degree of risk may be acceptable because of a greater perceived potential for reward.

Management of the Company is responsible for identifying risk and risk controls related to significant business activities; mapping the risks to Company strategy; and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward and the appropriate manner in which to control risk. The Board implements its risk oversight responsibilities by having management of the Company provide periodic reports on the significant risks that the Company faces and how the Company is seeking to control or mitigate risk, if and when appropriate. In some cases, risk oversight is addressed as part of the full Board’s engagement with the Office of the Chairman and other members of management of the Company. In other cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit and Finance Committee reviews issues related to internal control over financial reporting, compliance with the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, and the Company’s financial plans and policies; the Nominating and Board Governance Committee reviews issues related to the Company’s governance structure, corporate governance matters and processes and risks arising from related person transactions; the Corporate Social Responsibility Committee reviews issues related to diversity and inclusion, health and safety, human rights, and environmental and philanthropic matters; and the Compensation and Organization Committee reviews risks related to compensation programs, as discussed in greater detail below.

Management of the Company periodically undertakes a comprehensive enterprise risk management review, in which the identification of enterprise level risks and mitigation processes are the primary topics. This review is overseen by the Audit and Finance Committee. The Audit and Finance Committee and the full Board continue to monitor enterprise risk management and receive periodic updates on enterprise risk management.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, management of the Company and the Compensation and Organization Committee have assessed the Company’s compensation programs. Based upon all of the facts and circumstances available to the Company at the time of the filing of this Proxy Statement, management of the Company and the Compensation and Organization Committee have concluded that there are no risks arising from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. This assessment was overseen by the Compensation and Organization Committee, in consultation with its independent counsel and independent compensation consultant.

We reviewed the compensation policies and practices in effect for our executive officers, our senior management and our associates and assessed the features we have built into the compensation programs to discourage excessive risk-taking. These features include, among other things, a balance between different elements of compensation, use of different time periods and performance metrics for different elements of compensation, use of short-term incentive programs that are consistent at the Company-wide level (in Fiscal 2014) or the branded-organization level (for Fiscal 2015), and stock ownership guidelines for senior management. The Company has also included clawback provisions in its incentive plans which are applicable to all participating associates.

Base Salary

•	Each job held by an associate below the Senior Vice President level is assessed against the competitive market, and a range of base pay (within an overall salary grade structure) is assigned.

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Individual merit pay decisions are constrained by a grid which relates the size of a pay increase to a given level of individual performance and/or competitive market position, subject to aggregate caps (i.e., the merit increase budget).

•	At the Senior Vice President level and above, the Company matches job comparisons with market data, and all pay decisions are reviewed and approved by the Compensation and Organization Committee.

Incentive Compensation

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Throughout Fiscal 2014, all incentive compensation-eligible associates (including executive officers and senior management) participated in a common cash incentive compensation program — the Incentive Compensation Performance Plan (the “Incentive Plan”).

•	In Fiscal 2014, individual payments were strictly determined by overall Company performance (rather than brand and/or individual performance).

•

Adjusted operating income, the metric used to determine the annual cash incentive pool, is a critical measure of the overall operating results of the business, and considers both top-line and bottom-line elements.

•	The adjusted operating income target used to fund target award payments reflected the annual budget approved by the Board.

•

The ability for a single individual to affect overall corporate operating income is limited to a handful of individuals, and given our delegation of authority, during Fiscal 2014 mostly vested in the Chief Executive Officer.

•

Individual awards are capped for every associate, and are subject to Compensation and Organization Committee approval and, if necessary, the Compensation and Organization Committee’s negative discretion.

Long-Term Incentive Plans

•

In Fiscal 2014, the Company granted a mix of stock-settled stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and performance share awards (“PSAs”) that varied by level. The weighting of performance-based awards was heaviest for the Chief Executive Officer, and also very significant for the other NEOs. Lower management levels received a mix of SARs and time-vested RSUs, and awards to other associates were composed primarily of time-vested RSUs.

•	These awards vest over three or four years subsequent to grant, and provide a significant “hold” on associates, who would forfeit considerable value should they leave the Company prior to vesting.

•

In Fiscal 2014, the design of the PSAs granted to the NEOs, including Mr. Jeffries, was revised to provide for vesting based upon three performance metrics linked to the Company’s operating and stockholder return goals rather than a single earnings per share (“EPS”) metric.

•	For PSAs, the time frame for measuring performance was extended to three years (from one year), and three-year cliff vesting was implemented.

•	Use of different metrics for annual cash incentives and PSAs, as well as a variety of time frames, serve to mitigate risk.

Compensation of Directors

Any officer of the Company who is also a director receives no additional compensation for services rendered as a director. Beginning February 2, 2014, directors who are not associates of the Company or its subsidiaries (“non-associate directors”) have received and are to receive:

•	an annual cash retainer of $65,000 (paid quarterly in arrears);

•

an additional annual cash retainer for each standing committee Chair and member of $25,000 and $12,500, respectively, other than (i) the Chair and the members of the Audit and Finance Committee who are to receive $40,000 and $25,000, respectively; and (ii) the Chair of the Compensation and Organization Committee who is to receive $30,000, in each case for serving in the stated capacity. In each case, the retainers are paid quarterly in arrears; and

•	an annual grant of 3,000 RSUs.

The annual RSU grants have been and will continue to be subject to the following provisions:

•	RSUs are to be granted annually on the date of the annual meeting of stockholders;

•

the maximum market value of the underlying shares of Common Stock on the date of grant is to be $300,000 (i.e., should the market price of the Company’s Common Stock on the grant date exceed $100 per share, the number of RSUs granted will be automatically reduced to provide a maximum grant date market value of $300,000);

•

the minimum market value of the underlying shares of Common Stock on the date of grant is to be $120,000 (i.e., should the market price of the Company’s Common Stock on the grant date be lower than $40 per share, the number of RSUs granted will be automatically increased to provide a minimum grant date market value of $120,000); and

•

RSUs will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders, subject to earlier vesting in the event of a director’s death or total disability or upon a change of control of the Company.

In connection with Mr. Martinez’s appointment to the position of Non-Executive Chairman of the Board on January 27, 2014, he has received and will receive:

•	an additional annual cash retainer of $200,000 (the “Non-Executive Chairman Cash Retainer”) for serving in such capacity (paid quarterly in arrears); and

•

an additional annual grant of RSUs for serving in such capacity, with the market value of the underlying shares of Common Stock on the grant date to be $100,000 (the “Non-Executive Chairman RSU Retainer”).

The annual Non-Executive Chairman RSU Retainer has been and will continue to be subject to the following provisions:

•	RSUs are to be granted annually on the date of the annual meeting of stockholders of the Company; and

•

RSUs will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

On December 8, 2014, the Board appointed Mr. Martinez to serve as Executive Chairman of the Board and formed an Office of the Chairman, whose members are Arthur C. Martinez, Jonathan E. Ramsden, Christos E. Angelides and Fran Horowitz. At that time, Mr. Martinez did not receive any additional compensation. As a result of this appointment, Mr. Martinez is spending a significant amount of time leading the Office of the Chairman. In addition, certain officers of the Company, including the members of the Office of the Chairman, report to Mr. Martinez as a representative of the Board. Currently, the Company does not have a Chief Executive Officer. Mr. Martinez continues to provide the experienced and independent leadership necessary as the Board continues its search and selection process for a new Chief Executive Officer of the Company. On April 20, 2015, in connection with those expanded responsibilities and increased time commitment associated with his appointment as Executive Chairman of the Board, the Board determined to award additional compensation to Mr. Martinez to compensate him appropriately in his new role. Such compensation will end coincident with the appointment of a new Chief Executive Officer of the Company, unless the Board determines otherwise.

Accordingly, in connection with Mr. Martinez’s appointment to the position of Executive Chairman of the Board on December 8, 2014, effective December 8, 2014, he has received and will receive:

•	an additional annual cash retainer of $625,000 (the “Executive Chairman Cash Retainer”) for serving in such capacity (paid quarterly in arrears); and

•

an additional annual grant of RSUs for serving in such capacity, with the market value of the underlying shares of Common Stock on the grant date to be $1,875,000 (the “Executive Chairman RSU Retainer”).

The annual Executive Chairman RSU Retainer will be subject to the following provisions:

•	RSUs are to be granted annually on the date of the annual meeting of stockholders of the Company;

•

RSUs will vest on the earliest of (i) the date on which the Board appoints a Chief Executive Officer of the Company, unless the Board determines otherwise, (ii) the first anniversary of the grant date or (iii) the date of the next regularly scheduled annual meeting of stockholders, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company;

•

RSUs that vest due to the appointment of a Chief Executive Officer of the Company will be pro-rated for the portion of the year that has elapsed between the grant date and the date of appointment of a Chief Executive Officer, unless the Board determines otherwise; and

•

if Mr. Martinez’s service as Executive Chairman of the Board ends for any reason other than his death or total disability or appointment of a Chief Executive Officer of the Company, a pro-rata portion of unvested RSUs will vest to reflect the portion of the year that has elapsed between the grant date and the date on which his service as Executive Chairman of the Board ends.

Directors who are elected after the beginning of the fiscal year receive pro-rated retainers and grants of RSUs based on the time to be served during the fiscal year. As a result, the compensation received by Arthur C. Martinez, Terry L. Burman and Charles R. Perrin, including the Non-Executive Chairman Cash Retainer for Mr. Martinez, was pro-rated for the period from January 27, 2014 to the date of the 2014 Annual Meeting. In determining to award the Executive Chairman Cash Retainer and the Executive Chairman RSU Retainer to Mr. Martinez, the Board provided for a full pro-ration of the Executive Chairman Cash Retainer for the period from December 8, 2014 to April 30, 2015, resulting in a cash payment of $246,575 and provided for a full pro-ration of the Executive Chairman RSU Retainer for the period from December 8, 2014 to the date of the 2015 Annual Meeting, which resulted in a grant of 44,209 RSUs with a grant date fair value of approximately $977,500, on April 20, 2015, to coincide with Board approval. The Executive Chairman RSU Retainer grant for the period from December 8, 2014 to the date of the 2015 Annual Meeting is scheduled to fully vest on the date of the 2015 Annual Meeting, unless the Board appoints a Chief Executive Officer of the Company prior to the 2015 Annual Meeting, in which event the vesting of such award would be pro-rated from December 8, 2014 to the date of the appointment of a Chief Executive Officer, unless the Board determines otherwise. The Non-Executive Chairman RSU Retainer was, however, granted in the full amount immediately upon Mr. Martinez’s election as Non-Executive Chairman of the Board and vested immediately in consideration of his service for the period prior to the 2014 Annual Meeting. Messrs. Burman and Perrin received their respective pro-rated grants of 1,500 RSUs on February 24, 2014.

Non-associate directors are also reimbursed for their expenses for attending meetings of the Board of Directors and Board committee and receive the discount on purchases of the Company’s merchandise extended to all Company associates.

The Company has maintained the Directors’ Deferred Compensation Plan since October 1, 1998. The Directors’ Deferred Compensation Plan was split into two plans (Plan I and Plan II) as of January 1, 2005 to comply with Internal Revenue Code Section 409A. The terms of Plan I govern “amounts deferred” (within the meaning of Section 409A) in taxable years beginning before January 1, 2005 and any earnings thereon. The terms of Plan II govern “amounts deferred” in taxable years beginning on or after January 1, 2005 and any earnings thereon. Voluntary participation in the Directors’ Deferred Compensation Plan enables a non-associate director of the Company to defer all or a part of his or her retainers, meeting fees (which are no longer paid) and stock-based incentives (including options, restricted shares of Common Stock and RSUs). The deferred compensation is credited to a bookkeeping account where it is converted into a share equivalent. Stock-based incentives deferred pursuant to the Directors’ Deferred Compensation Plan are credited as shares of Common Stock. Amounts otherwise payable in cash are converted into a share equivalent based on the fair market value of the Company’s Common Stock on the date the amount is credited to a non-associate director’s bookkeeping account. Dividend equivalents will be credited on the shares of Common Stock credited to a non-associate director’s bookkeeping account (at the same rate as cash dividends are paid in respect of outstanding shares of Common Stock) and converted into a share equivalent. Each non-associate director’s only right with respect to his or her bookkeeping account (and the amounts allocated thereto) will be to receive distribution of the amount in the account in accordance with the terms of the Directors’ Deferred Compensation Plan. Distribution of the deferred amount is made in the form of a single lump-sum transfer of the whole shares of Common Stock represented by the share equivalents in the non-associate director’s bookkeeping account (plus cash representing the value of fractional shares) or annual installments in accordance with the election made by the non-associate director. Shares of Common Stock will be distributed under the Company’s 2005 Long-Term Incentive Plan (the “2005 LTIP”) in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts on or after August 1, 2005, under the 2003 Stock Plan for Non-Associate Directors in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between May 22, 2003 and July 31, 2005 and under the 1998 Restatement of the 1996 Stock Plan for Non-Associate Directors in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts prior to May 22, 2003.

The following table summarizes the compensation paid to, awarded to or earned by, each individual who served as a non-associate director at any time during Fiscal 2014 for service of the Board. Michael S. Jeffries is not included in this table as he was an officer of the Company and thus received no compensation for his services as a director. The compensation received by Mr. Jeffries as an officer of the Company is shown in the “Fiscal 2014 Summary Compensation Table” beginning on page [—] and discussed in the text and tables included under the section captioned “EXECUTIVE OFFICER COMPENSATION” beginning on page [—].

Director Compensation for Fiscal 2014

Name	Fees Earned or Paid in Cash	Stock Awards		Option Awards(1)	All Other Compensation(2)		Total
James B. Bachmann	$114,375	$125,401	(3)	$—	$	N/A	$239,776
Lauren J. Brisky(4)	$38,860	$—		$—	$	N/A	$38,860
Bonnie R. Brooks	$48,331	$125,401	(3)	$—	$	N/A	$173,732
Terry L. Burman	$90,000	$177,332	(3)(5)	$—	$	N/A	$267,332
Sarah M. Gallagher	$56,126	$125,401	(3)	$—	$	N/A	$181,527
Michael E. Greenlees	$120,000	$125,401	(3)	$—	$	N/A	$245,401
Archie M. Griffin(6)	$102,500	$125,401	(3)	$—	$	N/A	$227,901
Kevin S. Huvane(4) (6)	$34,121	$—		$—	$	N/A	$34,121
John W. Kessler(4)	$38,860	$—		$—	$	N/A	$38,860
Elizabeth M. Lee(4)	$29,382	$—		$—	$	N/A	$29,382
Arthur C. Martinez	$281,497	$286,824	(3)(7)	$—	$	N/A	$568,321	(8)
Diane L. Neal	$48,331	$125,401	(3)	$—	$	N/A	$173,732
Charles R. Perrin	$102,500	$177,332	(3)(5)	$—	$	N/A	$279,832
Stephanie M. Shern	$56,126	$125,401	(3)	$—	$	N/A	$181,527
Craig R. Stapleton	$140,000	$125,401	(3)	$—	$	N/A	$265,401

(1)

Mr. Griffin is the only individual named in this table who held outstanding options at January 31, 2015. These options, which covered 2,500 shares of Common Stock, were granted and fully vested prior to the beginning of Fiscal 2014 and, accordingly, no dollar amount is required to be reported in respect of these options.

(2)	The aggregate value of the perquisites and other personal benefits received by each non-associate director for Fiscal 2014 was less than $10,000.

(3)

Each of the current non-associate directors was granted RSUs covering 3,000 shares of Common Stock on the date of the 2014 Annual Meeting of Stockholders. The amount of $125,401 included in the total amount shown in this column for the current non-associate directors is reported using the grant date fair value of the awards, as computed in accordance with U.S. generally accepted accounting principles, of $41.80 per RSU, based upon the closing price of the Company’s Common Stock on the grant date ($42.60) and adjusted for anticipated dividend payments during the one-year vesting period. See “Note 3. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2014 Form 10-K, for assumptions used in the calculation of the amounts shown and information regarding the Company’s share-based compensation. Each award of RSUs granted on the date of the 2014 Annual Meeting remained outstanding at January 31, 2015.

(4)	Each of Ms. Brisky, Mr. Huvane, Mr. Kessler and Ms. Lee served as a director during Fiscal 2014 from February 2, 2014 to June 19, 2014.

(5)

Each of Messrs. Burman and Perrin was granted RSUs governing 1,500 shares of Common Stock on February 24, 2014. The amount of $51,931 included in the total amount shown in this column for Messrs. Burman and Perrin is reported using the grant date fair value of the awards, as computed in accordance with U.S. generally accepted accounting principles, of $34.62 per RSU, based upon the closing price of the Company’s Common Stock on the grant date ($35.42) and adjusted for anticipated dividend payments during the one-year vesting period. See “Note 3. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL

STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2014 Form 10-K, for assumptions used in the calculation of the amounts shown and information regarding the Company’s share-based compensation. Each award of RSUs granted on February 24, 2014 remained outstanding at January 31, 2015 and vested on February 24, 2015.

(6)

During Fiscal 2014, Mr. Griffin and Mr. Huvane deferred $51,250 and $34,121 of their respective retainers, pursuant to the Directors’ Deferred Compensation Plan. The deferred portion of each of Mr. Griffin’s and Mr. Huvane’s retainer is included in the amount shown in the “Fees Earned or Paid in Cash” column. Refer to page [—] for a description of the Directors’ Deferred Compensation Plan.

(7)

Mr. Martinez was granted two awards of RSUs governing 1,500 and 2,347.418 shares of Common Stock, respectively, on June 19, 2014. The amount of $161,423 included in the total amount shown in this column for Mr. Martinez is reported using the grant date fair value of the two awards as computed in accordance with U.S. generally accepted accounting principles of $42.20 and $41.80, respectively, per RSU, based upon the closing price of the Company’s Common Stock on the grant date ($42.60) and adjusted for anticipated dividend payments during the respective seven-month and one-year vesting periods. See “Note 3. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2014 Form 10-K, for assumptions used in the calculation of the amounts shown and information regarding the Company’s share-based compensation. Each of the awards of RSUs granted to Mr. Martinez on June 19, 2014 remained outstanding at January 31, 2015.

(8)

This total does not include the portion of the Executive Chairman RSU Retainer, with a grant date fair value of $274,922, and the Executive Chairman Cash Retainer, in the amount of $92,466, approved by the Board on April 20, 2015, for the period from December 8, 2014 to January 31, 2015, as more fully described on page [—] under “Compensation of Directors”.

Corporate Governance Guidelines

In accordance with applicable NYSE Rules, the Board has adopted the Abercrombie & Fitch Co. Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to the highest standards of corporate governance. The Board, with the assistance of the Nominating and Board Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they reflect changes in legal or regulatory requirements, evolving corporate governance practices and the Board’s policies and procedures. The Corporate Governance Guidelines, which were most recently amended by the Board on April 20, 2015, are available on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page.

Code of Business Conduct and Ethics

In accordance with applicable NYSE Rules, the Board has adopted the Abercrombie & Fitch Co. Code of Business Conduct and Ethics, which was most recently amended by the Board on February 18, 2015 and is available on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The Code of Business Conduct and Ethics, which is applicable to all associates (including members of the Board), incorporates an additional Code of Ethics applicable to the Chief Executive Officer, the Chief Financial Officer, Controllers, the Treasurer, all Vice Presidents in the Finance Department and other designated financial associates. The Company intends to satisfy any disclosure requirements regarding any amendment of, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page.

Compensation and Organization Committee Interlocks and Insider Participation

With respect to Fiscal 2014 and from February 1, 2015 through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers serves or served on the Company’s Compensation and Organization Committee or the Board, or any other relationship required to be disclosed in this section under the applicable SEC Rules.

The Compensation and Organization Committee is currently comprised of Michael E. Greenlees (Chair), Terry L. Burman, Diane L. Neal, Charles R. Perrin and Craig R. Stapleton. Each of Messrs. Greenlees and Stapleton served as a member of the Compensation and Organization Committee throughout Fiscal 2014. Messrs. Burman and Perrin have served as members of the Compensation and Organization Committee since February 20, 2014, and Ms. Neal has served as a member of the Compensation and Organization Committee since June 19, 2014. Kevin S. Huvane served as a member of the Compensation and Organization Committee during Fiscal 2014 from February 2, 2014 to June 19, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table furnishes, as of April 29, 2015 (unless otherwise noted below), with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such beneficial owner, the number of shares of Common Stock beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) and the percentage such shares comprised of the outstanding shares of Common Stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
FMR LLC	7,785,985	(2)	[	—]%
Edward C. Johnson 3d Abigail P. Johnson Fidelity Low-Priced Stock Fund 245 Summer Street Boston, MA 02210
BlackRock, Inc.	5,730,734	(3)	[	—]%
55 East 52nd Street New York, NY 10022
Invesco Ltd.	4,752,187	(4)	[	—]%
1555 Peachtree Street NE Atlanta, GA 30309
State Street Corporation	4,707,532	(5)	[	—]%
State Street Financial Center One Lincoln Street Boston, MA 02111
The Vanguard Group, Inc.	4,205,540	(6)	[	—]%
100 Vanguard Blvd. Malvern, PA 19355
Snow Capital Management L.P.	3,562,264	(7)	[	—]%
2000 Georgetowne Drive, Suite 200 Sewickley, PA 15143

(1)	The percent of class is based upon [—] shares of Common Stock outstanding on April 29, 2015.

(2)

Based on information contained in a Schedule 13G/A filed by FMR LLC, Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Low-Priced Stock Fund with the SEC on February 13, 2015 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2014. Fidelity Low-Priced Stock Fund, a registered investment fund, 245 Summer Street, Boston, Massachusetts 02210, was reported to own 7,304,400 shares of Common Stock ([—]% of the shares outstanding on April 29, 2015).

Edward C. Johnson 3d, who is a Director and the Chairman of FMR LLC, Abigail P. Johnson, who is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC, and FMR LLC, through its control of Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and a registered investment advisor (“FMR Co”), and the various registered investment companies for which FMR Co serves as investment adviser (the “Fidelity Funds”), each was reported to have sole power to dispose of the 7,785,985 shares of Common Stock owned by the Fidelity Funds. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson was reported to have the sole power to vote or direct the voting of the shares of Common Stock owned directly by the Fidelity Funds, which power was reported to reside with the Fidelity Funds’ Boards of Trustees. FMR Co was reported to carry out the voting of the shares of Common Stock under written guidelines established by the Fidelity Funds’ Boards of Trustees.

Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, were reported to be the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders were reported to have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority of the Series B voting common shares. Through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(3)

Based on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 23, 2015 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2014. BlackRock, Inc. reported that, through its subsidiaries, it is deemed to be the beneficial owner of 5,730,734 shares of Common Stock. BlackRock, Inc. reported sole voting power as to 5,458,906 shares and sole dispositive power as to 5,730,734 shares.

(4)

Based on information contained in a Schedule 13G/A filed by Invesco Ltd. with the SEC on January 12, 2015 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2014. Invesco Ltd. reported that, through its subsidiaries, it is deemed to be the beneficial owner of 4,752,187 shares of Common Stock. Invesco Ltd. reported sole voting power and sole dispositive power as to all 4,752,187 shares

(5)

Based on information contained in a Schedule 13G filed by State Street Corporation with the SEC on February 11, 2015 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2014. State Street Corporation reported that, through its subsidiaries, it is deemed to be the beneficial owner of 4,707,532 shares of Common Stock. State Street Corporation reported sole voting power and sole dispositive power as to all 4,707,532 shares.

(6)

Based on information contained in a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 10, 2015 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2014. The Vanguard Group, Inc. reported that it is deemed to be the beneficial owner of 4,205,540 shares of Common Stock. The Vanguard Group, Inc. reported sole voting power as to 48,346 shares, sole dispositive power as to 4,163,594 shares and shared dispositive power as to 41,946 shares.

Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., was reported to be the beneficial owner of 41,916 shares of Common Stock ([—]% of the shares outstanding on April 29, 2015) as a result of VFTC serving as investment manager of collective trust accounts.

Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., was reported to be the beneficial owner of 6,400 shares of Common Stock ([—]% of the shares outstanding on April 29, 2015) as a result of VIA serving as investment manager of Australian investment offerings.

(7)

Based on information contained in a Schedule 13G filed by Snow Capital Management, L.P. with the SEC on January 21, 2015 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2014. Snow Capital Management L.P. reported that it is deemed to be the beneficial owner of 3,562,264 shares of Common Stock. Snow Capital Management, L.P. reported sole voting power as to 2,997,749 shares and sole dispositive power as to 3,562,264 shares.

The following table furnishes the number of shares of Common Stock of the Company beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by each of the current directors, by each of the director nominees, by each of the named executive officers, and by all of the current directors and executive officers as a group, as of April 29, 2015. [NOTE: Share ownership information to be updated as of April 29, 2015.]

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Christos E. Angelides	0	*
James B. Bachmann	24,845	*
Bonnie R. Brooks	5,200	*
Terry L. Burman	14,500	*
Diane Chang	138,783	*
Joanne C. Crevoiserat	20,000	*
Sarah M. Gallagher	2,800	*
Michael E. Greenlees(4)	1,500	*
Archie M. Griffin(4)	13,952	*
Fran Horowitz	0	*
Michael S. Jeffries	807,856	*
Arthur C. Martinez(4)	20,000	*
Diane L. Neal	3,000	*
Charles R. Perrin	20,024	*
Jonathan E. Ramsden	105,980	*
Stephanie M. Shern	3,000	*
Craig R. Stapleton(4)	37,398	*
Current directors and executive officers as a group (19 persons)	1,249,139	[	—]%

*	Less than 1%.

(1)

Unless otherwise indicated, each individual has voting and dispositive power over the listed shares of Common Stock and such voting and dispositive power is exercised solely by the named individual or shared with a spouse.

Includes the following number of shares of Common Stock issuable by June 28, 2015 upon vesting of RSUs or the exercise of outstanding options which are currently exercisable or will become exercisable by June 28, 2015: Mr. Bachmann — 3,000 shares; Ms. Brooks — 3,000 shares; Mr. Burman — 3,000 shares; Ms. Chang — 100,000 shares; Ms. Crevoiserat — 20,000 shares; Mr. Griffin — 2,500 shares; Ms. Neal — 3,000 shares; Mr. Ramsden — 60,000 shares; Ms. Shern — 3,000 shares; and all current directors and executive officers as a group — 209,100 shares. The Company has included for this purpose the gross number of shares of Common Stock deliverable upon vesting of RSUs or the exercise of outstanding options, but actual shares received will be less as a result of the payment of applicable withholding taxes. The numbers reported do not include any unvested RSUs or any unvested options held by directors or executive officers (other than those specified in this footnote).

(2)

Also includes shares of Common Stock that may be acquired on a net basis upon exercise of SARs which are currently exercisable or will become exercisable by June 28, 2015, assuming a $[—] fair market value of a share of Common Stock at April 29, 2015 (based on the closing market price per share at that date) and the base price of the SARs as follows: for Mr. Jeffries, [—] net shares which could be acquired upon exercise of 600,000 SARs with a base price of $20.75 per share.

The actual number of shares of Common Stock that would be acquired upon exercise of the SARs will vary depending on the fair market value of the Company’s Common Stock at the time of exercise and the payment of applicable withholding taxes.

Not included in the table are shares underlying SARs which are currently exercisable or will become exercisable by June 28, 2015 but as to which the base price is greater than the $[—] fair market value of a share of Common Stock at April 29, 2015:

(a)

for Ms. Chang, 105,000 gross shares subject to SARs with a base price of $44.86 per share; 52,500 gross shares subject to SARs with a base price of $54.87 per share; 33,750 gross shares subject to SARs with a base price of $52.89 per share; and 14,000 gross shares subject to SARs with a base price of $45.69, representing an aggregate of 205,250 gross shares subject to SARs with a base price which is greater than the $[—]fair market value of a share of Common Stock at April 29, 2015. [NOTE: Will be updated as of April 29, 2015.]

(b)

for Mr. Jeffries, 800,000 gross shares subject to SARs with a base price of $22.84 per share; 200,000 gross shares subject to SARs with a base price of $27.408 per share; 200,000 gross shares subject to SARs with a base price of $31.976 per share; 200,000 gross shares subject to SARs with a base price of $36.544 per share; 200,000 gross shares subject to SARs with a base price of $41.112 per share; 150,000 gross shares subject to SARs with a base price of $24.90 per share; 150,000 gross shares subject to SARs with a base price of $29.05 per share; 150,000 gross shares subject to SARs with a base price of $33.02 per share; 150,000 gross shares subject to SARs with a base price of $37.35 per share; 600,000 gross shares subject to SARs with a base price of $31.66 per share; 150,000 gross shares subject to SARs with a base price of $37.992 per share; 150,000 gross shares subject to SARs with a base price of $44.324 per share; 150,000 gross shares subject to SARs with a base price of $50.656 per share; 150,000 gross shares subject to SARs with a base price of $56.988 per share; 668,367 gross shares subject to SARs with a base price of $33.53 per share; 829,697 gross shares subject to SARs with a base price of $44.86 per share; 1,590,908 gross shares subject to SARs with a base price of $54.87 per share; and 288,287 gross shares subject to SARs with a base price of $67.83 per share, representing an aggregate of 6,777,259 gross shares subject to SARs with a base price which is greater than the $[—] fair market value of a share of Common Stock at April 29, 2015. [NOTE: Will be updated as of April 29, 2015.]

(c)

for Mr. Ramsden, 140,000 gross shares subject to SARs with a base price of $44.86 per share; 52,500 gross shares subject to SARs with a base price of $54.87 per share; 33,750 gross shares subject to SARs with a base price of $52.89 per share; 9,000 gross shares subject to SARs with a base price of $45.69 per share; and 5,000 gross shares subject to SARs with a base price of $52.48 per share, representing an aggregate of 240,250 gross shares subject to SARs with a base price which is greater than the $[—] fair market value of a share of Common Stock at April 29, 2015. [NOTE: Will be updated as of April 29, 2015.]

The numbers reported do not include any unvested SARs held by executive officers (other than those specified in this footnote).

(3)

The percent of class is based upon the sum of [—] shares of Common Stock outstanding on April 29, 2015 and the number of shares of Common Stock, if any, as to which the named individual or group has the right to acquire beneficial ownership by June 28, 2015, either (i) through the vesting of RSUs or upon the exercise of options which are currently exercisable or will become exercisable by June 28, 2015 or (ii) upon the exercise of SARs which are currently exercisable or will become exercisable by June 28, 2015, assuming the [$—] fair market value of a share of Common Stock at April 29, 2015 and base prices of the SARs in excess of such fair market value (computed as net common shares to be received upon exercise of SARs in the same manner as in footnote (2) to this table).

(4)

The “Amount and Nature of Beneficial Ownership” does not include the following number of shares of Common Stock credited to the bookkeeping accounts of the following directors under the Directors’ Deferred Compensation Plan or that will be credited to such bookkeeping accounts by June 28, 2015 as a result of the deferral of RSUs which are to vest by June 28, 2015: Ms. Gallagher — 3,000 shares; Mr. Greenlees — 13,252 shares; Mr. Griffin — 37,133 shares; Mr. Martinez — 9,800 shares; Mr. Perrin — 4,500 shares; Mr. Stapleton — 17,006 shares; and all current directors as a group, 84,691 shares. While the directors have an economic interest in these shares, each director’s only right with respect to his bookkeeping account (and the amounts allocated thereto) is to receive a distribution of the whole shares of Common Stock represented by the share equivalent credited to his bookkeeping account (plus cash representing the value of fractional shares) in accordance with the terms of the Directors’ Deferred Compensation Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

To the Company’s knowledge, based solely on a review of the forms furnished to the Company and written representations that no other forms were required, during Fiscal 2014, all directors, officers and beneficial owners of greater than 10% of the outstanding shares of Common Stock timely filed the reports required by Section 16(a) of the Exchange Act; except Jonathan E. Ramsden, an executive officer of the Company, filed one late Form 4 reporting two transactions. This Form 4 was filed one day late due to an administrative error in connection with the timing of the consummation of the transactions.

PROPOSAL 2 — AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED BYLAWS TO IMPLEMENT “PROXY ACCESS”

Under this Proposal 2, the Board is recommending that our stockholders approve amendments to our Amended and Restated Bylaws to implement “proxy access.” The proposed amendments are contained in Section 2.04 of our Amended and Restated Bylaws, a copy of which is attached to this Proxy Statement as Appendix A (the “Amendments”).

Proxy access allows eligible stockholders to include their own nominees for director in the Company’s proxy materials for an annual meeting of stockholders, along with the candidates nominated by the Board. A non-binding stockholder proposal submitted by the Comptroller of the City of New York (the “New York City Comptroller”), in the capacity as the custodian and a trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System and the New York City Police Pension Fund and the custodian of the New York City Board of Education Retirement System (collectively, the “New York City Pension Funds”), along with the Connecticut Retirement Plans and Trust Funds and The City of Philadelphia Public Employees Retirement System, which requested that we adopt and present a proxy access bylaw for stockholder approval received the support of a majority constituting 52% of the votes cast by our stockholders at the 2014 Annual Meeting of Stockholders. After considering the views expressed by our stockholders, the Board proceeded to move forward with the consideration of proposed amendments to our Amended and Restated Bylaws to implement a proxy access right consistent with the stockholder proposal approved at our 2014 Annual Meeting of Stockholders.

On March 11, 2015, the Company, the New York City Comptroller and the New York City Pension Funds, along with the Connecticut Retirement Plans and Trust Funds, The City of Philadelphia Public Employees Retirement System and the UAW Retiree Medical Benefits Trust, collectively, announced an agreement that the Company would submit a proxy access bylaw amendment to be voted upon by stockholders at the 2015 Annual Meeting. As part of this agreement, the New York City Pension Funds, the Connecticut Retirement Plans and Trust Funds, The City of Philadelphia Public Employees Retirement System and the UAW Retiree Medical Benefits Trust withdrew the stockholder proposal they had submitted for the 2015 Annual Meeting and have announced that they plan to support the Company’s proposal in the form of the Amendments.

Pursuant to the Company’s organizational documents, the Amendments will not become effective unless they are approved by the affirmative vote of the holders of at least 75% of the outstanding shares of Common Stock entitled to vote thereon. The Amendments would become effective upon the required approval by our stockholders. The Board believes that the Amendments include requirements and provisions designed to provide meaningful rights of proxy access while reducing some risks of abuse.

Description of Proposed Amendments

The following description of the proposed Amendments is only a summary and is qualified in its entirety by reference to the complete text of the Amendments which is attached to this Proxy Statement as Appendix A. You are urged to read the Amendments in their entirety.

Eligibility of Stockholders to Nominate Directors

Any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of at least 3% of the shares of the Company’s outstanding Common Stock for at least the previous three years would be permitted to include a specified number of director nominees in the Company’s proxy materials for its annual meeting of stockholders. If the market capitalization (calculated in the manner provided in the Amendments) of the Company is at least $2.5 billion, the maximum number of stockholders that may form a group constituting an eligible stockholder will be increased from 20 to 25.

Calculation of Qualifying Ownership

In order to ensure that the interests of stockholders seeking to include director nominees in the Company’s proxy materials are aligned with those of other stockholders, a nominating stockholder would be deemed to own only those shares of outstanding Common Stock of the Company as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares. The following shares would not count as “owned” shares for purposes of the Amendments:

•	shares sold by the stockholder or any of the stockholder’s affiliates or associates in any transaction that has not been settled or closed;

•

shares borrowed by the stockholder or any of the stockholder’s affiliates or associates for any purposes or purchased by the stockholder or any of the stockholder’s affiliates or associates pursuant to an agreement to resell; or

•

shares subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by the stockholder or any of the stockholder’s affiliates or associates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Common Stock, which agreement or instrument has, or is intended to have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, the stockholder’s or the stockholder’s affiliate’s or associate’s full right to vote or direct the voting of any such shares and/or (b) hedging, offsetting or altering to any degree gain or loss realized or realizable from maintaining the full economic ownership of such shares by the stockholder or the stockholder’s affiliate or associate.

A stockholder will be deemed to “own” shares of outstanding Common Stock that have been loaned by or on behalf of the stockholder to another person if and only if the stockholder has the right to recall such loaned shares, undertakes to recall and does recall such loaned shares upon being notified that any of the stockholder’s nominees will be included in the Company’s proxy materials for the applicable annual meeting. A stockholder will also be deemed to own shares of Common Stock held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted in the election of directors and possesses the full economic interest in the shares.

Number of Stockholder-Nominated Candidates

The maximum number of candidates nominated by all eligible stockholders that the Company would be required to include in the Company’s proxy materials is 25% of the number of directors in office as of the last day on which a notice of nomination may be delivered to the Company under the advance notice of nomination provisions of the Company’s Amended and Restated Bylaws described in the section captioned “PROPOSAL 1 — ELECTION OF DIRECTORS — Director Nominations” beginning on page [—]. If the 25% calculation does not result in a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 25%. If one or more vacancies occur on the Board, or the Board decides to reduce the size of the Board in connection with the annual meeting, after the advance notice of nomination deadline, the nominee limit would be calculated based on the reduced number of directors. Any stockholder-nominated candidate who is either subsequently withdrawn or disqualified or included by the Board in the Company’s proxy materials as a Board-nominated candidate would be counted against the nominee limit.

Procedure for Electing Candidates if Nominee Limit Exceeded

If the number of stockholder-nominated candidates exceeds the nominee limit, each nominating stockholder will select one proposed nominee for inclusion in the Company’s proxy materials, beginning with the nominating stockholder with the largest qualifying ownership and proceeding through the list of nominating stockholders in descending order of qualifying ownership, until the nominee limit is reached.

Nominating Procedures

In order to provide adequate time to assess stockholder-nominated candidates, requests to include stockholder-nominated candidates in the Company’s proxy materials must be delivered or mailed and received at the Company’s principal executive offices no earlier than 150 days and no later than 120 days before the first anniversary of the date that the Company distributed its proxy statement to stockholders for the previous year’s annual meeting of stockholders.

Information Required of All Nominating Stockholders

Each stockholder seeking to include a director nominee in the Company’s proxy materials would be required to provide certain information to the Company, including:

•

verification of, and information regarding, the stockholder’s ownership of shares of the Company’s Common Stock as of the date of the submission of the nomination and continuous qualifying ownership through the record date for the annual meeting;

•	the information required by the advance notice of nomination provisions of the Company’s Amended and Restated Bylaws;

•	a copy of the stockholder’s notice on Schedule 14N that has been filed with the SEC;

•	the written consent of the stockholder nominee to being named in the Company’s proxy materials and serving as a director, if elected; and

•	the written consent of the stockholder to the public disclosure of the information provided to the Company.

Nominating stockholders would also be required to make certain representations to and agreements with the Company, including:

•	lack of intent to change or influence control of the Company;

•	intent to maintain qualifying ownership through the annual meeting date;

•	intentions with respect to maintaining qualifying ownership for at least one additional year after the annual meeting date;

•	refraining from nominating any person for election to the Board other than the stockholder’s nominees submitted through the proxy access process;

•	intent to be present in person or by proxy to submit the stockholder’s nomination at the annual meeting;

•	engaging and/or participating only in the solicitation of the stockholder’s nominees or Board nominees;

•	not distributing any form of proxy for the annual meeting other than the form distributed by the Company;

•	complying with solicitation rules and assuming liabilities related to and indemnifying the Company against losses arising out of the nomination;

•	the accuracy and completeness of all facts, statements and other information provided to the Company; and

•

recalling any outstanding shares that have been loaned by or on behalf of the stockholder to another person that are to be counted for purposes of determining the stockholder’s qualifying ownership and eligibility to nominate directors, upon being notified that any of the stockholder’s nominees will be included in the Company’s proxy materials for the applicable annual meeting.

Information Required of All Stockholder Nominees

Each stockholder nominee would be required to make certain written representations to and agreements with the Company, including:

•	refraining from voting agreements or commitments to act or vote as a director on any issue or question that has not been disclosed to the Company;

•

not becoming a party to any compensatory, reimbursement or indemnification arrangements with a person or entity other than the Company in connection with such nominee’s candidacy for director or service or action as a director;

•	complying with applicable laws and stock exchange requirements and the Company’s policies and guidelines applicable to directors; and

•	the accuracy and completeness of all facts, statements and other information provided to the Company.

Stockholder nominees would also be required to submit completed and signed questionnaires required of the Company’s directors and officers, and provide any additional information required for the Board’s independence evaluation and determination.

Exclusion of Stockholder Nominees

The Company would not be required to include a stockholder nominee in the Company’s proxy materials if:

•	he or she has been nominated on an opposing slate under the advance notice of nomination provisions of the Company’s Amended and Restated Bylaws;

•

the stockholder who nominated him or her is soliciting for one or more candidates nominated on an opposing slate under the advance notice of nomination provisions of the Company’s Amended and Restated Bylaws;

•

the nominee becomes party to a compensatory, reimbursement or indemnification arrangement with a person or entity other than the Company in connection with such nominee’s candidacy for director or service or action as a director;

•	the nominee is not independent under any applicable independence standards;

•

the election of the nominee would cause the Company to violate its Amended and Restated Bylaws or Amended and Restated Certificate of Incorporation, any stock exchange requirements or any other applicable state or federal laws, rules or regulations;

•	the nominee has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years;

•	the nominee is the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years; or

•	the nominee or the nominating stockholder has provided false or misleading information to the Company or breached any of such person’s respective obligations under the Amendments.

The Board or the chairman of the annual meeting would declare a director nomination by a stockholder to be defective, and such nomination would be disregarded, if (i) the director nominee or the stockholder breaches any of their respective obligations under the Amendments or (ii) the stockholder does not appear at the annual meeting in person or by proxy to present the nomination.

Future Disqualification of Stockholder Nominees

Any stockholder nominee who is included in the Company’s proxy materials but subsequently withdraws from or becomes ineligible for election at the annual meeting would be ineligible for nomination for the next two succeeding annual meetings.

Supporting Statement

Nominating stockholders would be permitted to include in the Company’s proxy statement for the applicable annual meeting a 500-word statement in support of their nominee(s). The Company may omit any information or statement that the Company, in good faith, believes would violate any applicable law or regulation, including by being materially false or misleading, or otherwise cause harm to the Company.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENTS TO OUR AMENDED AND RESTATED BYLAWS TO IMPLEMENT “PROXY ACCESS.”

Required Vote

Pursuant to Article FIFTH, Section 2 of the Company’s Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 75% of the outstanding shares of Common Stock entitled to vote thereon is required for approval of this proposal. Abstentions and broker non-votes, if any, will have the effect of votes “AGAINST” the proposal.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described below in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this Proxy Statement beginning on page [—], we considered the say on pay votes in 2013 and 2014, listened to our stockholders, and made significant changes in the compensation program for Mr. Jeffries and the other NEOs.

The Company’s compensation programs are closely aligned with the Company’s performance. Evidence of this strong link between pay and performance is the fact that the NEOs did not earn any annual cash incentive payments under the Company’s Incentive Plan for Fiscal 2014 performance because the minimum operating income goals were not achieved. (However, Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz did receive payment of minimum guaranteed bonuses for Fiscal 2014 that were provided on a one-time basis as an additional inducement to accepting employment with the Company.) In addition, the threshold EBIT Margin Improvement (as defined below) goal for PSAs granted to NEOs in Fiscal 2014 was not achieved and, as such, that portion of those PSA awards was forfeited.

During Fiscal 2013, the Compensation and Organization Committee responded to stockholder concerns related to Michael S. Jeffries’ 2008 employment agreement by renegotiating the terms of his employment and reducing his compensation to reflect best practice and market norms. The Company entered into a new employment agreement with Mr. Jeffries that was effective February 2, 2014 and increased the alignment between his compensation opportunities and business performance.

In connection with his retirement on December 8, 2014, the Company entered into a retirement agreement with Mr. Jeffries that provided compensation as if his employment had been terminated without cause pursuant to his employment agreement, including forfeiture of unvested long-term incentive awards that were granted to him within two years prior to his retirement and vesting in full of unvested long-term incentive awards that were granted at least two years prior to his retirement, except in the case of performance-based awards which would vest, if at all, based on actual performance over the entire performance period. In addition to the benefits Mr. Jeffries was entitled to upon retirement under the terms of his employment agreement, the terms of his retirement agreement provide for cash payments and benefits continuation in the aggregate amount of $5,511,047.

In Fiscal 2014, we:

•

Continued to provide under the cash Incentive Plan that awards were eligible to be earned based on an annual performance period, rather than two semi-annual periods as had been the case prior to Fiscal 2013.

•

Changed the mix of the annual long-term incentive awards granted to the NEOs to emphasize performance-based awards. 100% of the annual equity award granted to Mr. Jeffries in Fiscal 2014 was in the form of PSAs. 75% of the annual equity award granted to Mr. Ramsden in Fiscal 2014 consisted of PSAs and 25% consisted of SARs. Between 40% and 50% of the annual equity awards granted to the other NEOs in Fiscal 2014 consisted of PSAs and the remainder consisted of SARs and RSUs. The equity awards granted to Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz in Fiscal 2014 were made in connection with their hiring by the Company which occurred after the annual long-term incentive awards were granted to the other NEOs. Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz received inducement grants and equity replacement grants rather than annual equity awards in Fiscal 2014.

•	Extended the time frame for measuring performance and vesting of PSAs to three years, rather than one year.

•

Revised the design of the PSAs granted to the NEOs, including Mr. Jeffries, to provide for vesting based on three performance metrics linked to the Company’s stated operating and stockholder return goals rather than a single EPS metric.

•

Weighted the three new PSA metrics as follows: one-third based on Relative Total Stockholder Return (“TSR”) versus the S&P Retail Select Industry Index; one-third based on Return on Equity (“ROE”); and one-third based on the improvement in Earnings Before Interest and Taxes (“EBIT”) margin (“EBIT Margin Improvement”).

•	Set rigorous goals incorporating a high degree of difficulty.

•	Required that Mr. Jeffries forfeit the PSAs to be earned based on relative TSR if absolute TSR is negative over the three-year performance period.

•	Capped the percentage which may be earned by the other NEOs at 100% of the target PSA payout in the event of negative TSR over the three-year performance period.

In recent years, the Company has made other changes to its executive compensation programs to respond to stockholder input and to conform with “best practices.” The Company’s annual and long-term incentive compensation plans are subject to a strict “clawback,” allowing the Company to seek repayment of any incentive amounts that were erroneously paid with no requirement of misconduct on the part of the plan participant before the clawback is triggered. Further, the Company has implemented stock ownership guidelines for all directors and executive officers. The Company also prohibits associates (including the NEOs) and directors from engaging in hedging activities with respect to, or pledging, any equity securities of the Company held by them.

Stockholders are urged to read the “COMPENSATION DISCUSSION AND ANALYSIS” beginning on page [—], which describes in more detail how the Company’s executive compensation policies and procedures achieve the Company’s compensation objectives, as well as the “Fiscal 2014 Summary Compensation Table” beginning on page [—] and related compensation tables, notes and narrative, which provide detailed information on the compensation of the NEOs.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Abercrombie & Fitch Co. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Fiscal 2014 Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “Say on Pay” vote, is non-binding on the Board. Although non-binding, the Board and the Compensation and Organization Committee will carefully review and consider the voting results when evaluating our executive compensation programs for Fiscal 2016 and future years. Taking into account the advisory vote of stockholders regarding the frequency of future advisory votes to approve executive compensation at our 2011 Annual Meeting of Stockholders, the Board’s current policy is to include an advisory resolution regarding approval of the compensation of our named executive officers annually. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve our executive compensation will occur at the 2016 Annual Meeting of Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

Required Vote

The approval of the advisory resolution on executive compensation requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides important information on our executive compensation programs and on the amounts shown in the executive compensation tables that follow. In this Proxy Statement, the term “named executive officers” (sometimes referred to as “NEOs”) means the individual executive officers named in the executive compensation tables that follow (and listed below). The compensation programs are governed by the Compensation and Organization Committee of the Board (the “Compensation Committee” or the “Committee”), which is comprised solely of independent directors of the Company.

The Company’s NEOs include the following individuals:

NEO	Position
Michael S. Jeffries	Former Chief Executive Officer(1)
Jonathan E. Ramsden	Chief Operating Officer and Interim Principal Executive Officer
Joanne C. Crevoiserat	Executive Vice President and Chief Financial Officer
Christos E. Angelides	Brand President of Abercrombie & Fitch and abercrombie kids
Fran Horowitz	Brand President of Hollister
Diane Chang	Executive Vice President — Sourcing

(1)	On December 8, 2014, Mr. Jeffries retired from the position of Chief Executive Officer of the Company and resigned as a director of the Company.

Executive Summary

Year of Transition

We made a number of organizational changes at the end of Fiscal 2013 and during Fiscal 2014. Among other factors, these were designed to support a transition in leadership in the event of Michael S. Jeffries’ eventual retirement and a move to a brand-based organizational model. They also reflect our commitment to best practices in corporate governance.

•

On January 27, 2014, the Board separated the positions of Chief Executive Officer and Chairman of the Board, elected Arthur C. Martinez, Terry L. Burman and Charles R. Perrin to three newly-created directorships on the Board, and appointed Arthur C. Martinez as Non-Executive Chairman of the Board. Subsequently, the Board nominated four new independent directors — Bonnie R. Brooks, Sarah M. Gallagher, Diane L. Neal and Stephanie M. Shern — for election, and accepted the decision of four incumbent directors not to stand for re-election, at the 2014 Annual Meeting of Stockholders.

•

On January 27, 2014, the Board created the new position of Chief Operating Officer (“COO”) and promoted Jonathan E. Ramsden, the Company’s Executive Vice President and Chief Financial Officer, to play an expanded role in managing the overall execution of the Company’s long-range strategic plan.

•	On May 5, 2014, Joanne C. Crevoiserat commenced employment as our new Executive Vice President and Chief Financial Officer.

•

We created two new Brand President positions to lead the execution of our brand-based business strategy. On October 20, 2014, Christos E. Angelides and Fran Horowitz each commenced employment as our new Brand Presidents of Abercrombie & Fitch and abercrombie kids and of Hollister, respectively.

•

On December 8, 2014, Michael S. Jeffries retired from the position of Chief Executive Officer of the Company and resigned as a director of the Company. At that time, Mr. Martinez was appointed Executive Chairman of the Board; Jonathan E. Ramsden was appointed as Interim Principal Executive Officer; and we formed an Office of the Chairman, whose members are Mr. Martinez, Mr. Ramsden, Mr. Angelides and Ms. Horowitz. This allows for effective management of our business during this transition period. As a result of this appointment, Mr. Martinez is spending a significant amount of time leading the Office of the Chairman. In addition, certain officers of the Company, including the members of the Office of the Chairman, report to Mr. Martinez as a representative of the Board. Mr. Martinez continues to provide the experienced and independent leadership necessary as the Board continues its search and selection process for a new Chief Executive Officer.

•	Our Board has established a working group to conduct a search and selection process for a new Chief Executive Officer.

During Fiscal 2013, the Compensation Committee responded to stockholder concerns related to Michael S. Jeffries’ 2008 employment agreement by renegotiating the terms of his employment and reducing his compensation to reflect best practice and market norms. The Company entered into a new employment agreement with Michael S. Jeffries that was effective on February 2, 2014 and increased the alignment between his compensation opportunities and business performance.

In connection with his retirement, the Company entered into a retirement agreement with Mr. Jeffries that provided compensation as if his employment had been terminated without cause pursuant to his employment agreement, including forfeiture of unvested long-term incentive awards that were granted to him within two years prior to his retirement. No portion of the unvested long-term incentive awards that had been granted to him at least two years prior to his retirement vested as a result of his retirement. In addition to the benefits Mr. Jeffries was entitled to upon retirement under the terms of his employment agreement, the terms of his retirement agreement provide for cash payments and benefits continuation in the aggregate amount of $5,511,407.

Pay for Performance Culture

Fiscal 2014 was a year of significant change for the Company. The Company continues to evolve its business and respond to major changes and challenges in the macroeconomic and consumer environment and remains committed to creating long-term value for stockholders. The Company is focused on executing its long-term strategic plan, with an emphasis on improving the comparable store sales trend, continuing to invest in direct-to-consumer operations and omnichannel capabilities, ongoing process improvement and cost management, pursuing additional opportunities to expand the brand reach, and ensuring we are properly organized for the next phase of growth and increased accountability to the bottom line. In addition, the Company has implemented a brand-based organization model with the appointment of Mr. Angelides and Ms. Horowitz. The successful transition to a brand-based organization model is expected to sharpen the focus on and accountability for the performance of the Company’s brands.

The Company’s compensation programs are closely aligned with the Company’s performance. Evidence of this strong link between pay and performance is the fact that the NEOs did not earn any annual cash incentive payments under the Company’s Incentive Plan for Fiscal 2014 performance because the minimum operating income goals were not achieved. (However, Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz did receive payment of minimum guaranteed bonuses for Fiscal 2014 that were provided on a one-time basis as an additional inducement to accepting employment with the Company.) In addition, the PSAs granted to NEOs in March 2013 were forfeited because the minimum EPS goal was not achieved. Additionally, the threshold EBIT Margin Improvement goal for PSAs granted in NEOs in Fiscal 2014 was not achieved and, as such, that portion of those PSA awards was forfeited.

As reported in the “Fiscal 2014 Summary Compensation Table,” beginning on page [—], for Fiscal 2014, total direct compensation (base salary, annual cash incentive payments and long-term incentives) paid to or earned by Michael S. Jeffries and each of the other NEOs was as follows:

	Base Salary ($)	Annual Cash Incentive Payment(1) ($)	Long-Term Incentives ($)
Named Executive Officer			PSAs		RSUs(2)	SARs
Michael S. Jeffries	$1,303,846	$0	$5,291,182	(3)(4)	$0	$0
Jonathan E. Ramsden	$962,693	$0	$1,425,644	(4)	$0	$576,000
Joanne C. Crevoiserat	$522,500	$300,000	$0		$2,783,208	$1,229,400
Christos E. Angelides	$267,885	$250,000	$0		$7,626,592	$595,500
Fran Horowitz	$267,885	$262,500	$417,976	(4)	$2,796,063	$248,659
Diane Chang	$995,000	$0	$792,005	(4)	$548,175	$504,000

(1)

Although no annual cash incentive payments were earned under the Incentive Plan for Fiscal 2014 performance, each of Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz had been guaranteed the minimum annual cash incentive payment noted above for Fiscal 2014 as an additional inducement to accepting employment with the Company. Going forward, none of the current executive officers will be entitled to any guaranteed minimum annual cash incentive payment.

(2)

The RSU award amount shown for our three newly-hired executive officers, Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz, primarily reflects grants of equity replacement awards designated to compensate each executive officer for the value of equity awards granted by their former employers that were forfeited as a result of the termination of their employment with the former employer in order to commence employment with the Company. These RSUs will vest for Ms. Crevoiserat and Ms. Horowitz, in equal installments on each of the first four anniversaries of the grant date; and for Mr. Angelides, 50% on the first anniversary of the grant date, 30% on the second anniversary of the grant date and 20% on the third anniversary of the grant date.

(3)	The PSAs granted to Mr. Jeffries were subsequently forfeited pursuant to the terms of his retirement agreement with the Company.

(4)

The PSA values shown for each of Mr. Jeffries, Mr. Ramsden, Ms. Horowitz and Ms. Chang do not include values representing the portions of the Fiscal 2014 PSAs that are based on an annual EBIT Margin Improvement metric for each of Fiscal 2015 and Fiscal 2016. The annual EBIT Margin Improvement metrics for such portions of these Fiscal 2014 PSA grants are to be established by the Compensation Committee at the beginning of each of Fiscal 2015 and Fiscal 2016, and, therefore, the values of such portions were not determinable during Fiscal 2014.

Stockholder Outreach on “Say on Pay” Vote

As a result of the Company’s extensive stockholder outreach efforts and responsiveness to stockholder concerns, stockholders representing over 90% of the votes cast voted in favor of the Company’s executive compensation program at the 2014 Annual Meeting of Stockholders. The Company continued in Fiscal 2014 to have extensive dialogue with our stockholders. Over the past twelve months, we held discussions with stockholders who, in the aggregate and as of the April 29, 2015 record date for the Annual Meeting, represented approximately [50%] of the shares eligible to be voted at the Annual Meeting. The Company expects to continue such meetings prior to the Annual Meeting and, as a matter of policy and practice, fosters and encourages engagement with our stockholders on compensation and other matters.

Stockholders generally indicated that they were interested in:

•	Performance-based equity compensation for NEOs that is aligned with stockholder return;

•	Alignment of compensation arrangements between the Chief Executive Officer and other NEOs;

•	Rigorous performance metrics that include relative metrics;

•	Different metrics for long-term incentives;

•	Multi-year performance periods;

•	Willingness to see management highly rewarded for strong performance; and

•	Linkage of metrics to stated operational goals.

The Compensation Committee responded to the feedback we received from our stockholders and the results of the 2012 and 2013 “Say on Pay” votes. The Compensation Committee demonstrated its commitment to ensuring that the Company’s executive compensation policies and practices are effective in aligning the interests of executives with the achievement of our financial goals and the creation of long-term stockholder value by implementing changes to the design and disclosure of our executive compensation program for Fiscal 2014.

Changes to the Compensation Program for Fiscal 2014

The Company implemented significant changes in its compensation programs for its NEOs for Fiscal 2014, including the following:

➢       Effective in Fiscal 2013 and continuing in Fiscal 2014, the Compensation Committee revised the performance periods under the cash Incentive Plan to provide that awards are eligible to be earned based on an annual performance period, rather than two semi-annual periods.

➢       Changed the mix of the annual long-term incentive awards granted to the NEOs to emphasize performance-based awards. 100% of the annual equity award granted to Mr. Jeffries in Fiscal 2014 consisted of PSAs. 75% of the annual equity award granted to Mr. Ramsden in Fiscal 2014 consisted of PSAs and 25% consisted of SARs. Between 40% and 50% of the equity awards granted to the other NEOs in Fiscal 2014 consisted of PSAs and the remainder consisted of SARs and RSUs. The equity awards granted to Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz in Fiscal 2014 were made in connection with their hiring by the Company which occurred after the annual long-term incentive awards were granted to the other NEOs. Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz received inducement grants and equity replacement grants rather than annual equity awards in Fiscal 2014.

➢       For PSAs, the time frame for measuring performance was extended to three years (from one year), and three-year cliff vesting was implemented.

➢       Revised the design of the PSAs granted to the NEOs, including Mr. Jeffries, to provide for vesting based upon three performance metrics linked to the Company’s stated operating and stockholder return goals rather than a single earnings per share metric.

➢       Weighted the three new PSA metrics as follows: one-third based on Relative Total Stockholder Return (“TSR”) versus the S&P Retail Select Industry Index; one-third based on Return on Equity (“ROE”); and one-third based on the improvement in Earnings Before Interest and Taxes (“EBIT”) margin (“EBIT Margin Improvement”).

➢       Incorporated a high degree of difficulty in the relative TSR goals by requiring performance at the 60th percentile of the companies in the S&P Retail Select Industry Index before the target PSA payout is earned and performance at or above the 90th percentile before the maximum PSA payout is earned.

➢       Required that Mr. Jeffries forfeit the PSAs to be earned based on relative TSR if absolute TSR is negative over the three-year performance period.

➢       Capped the percentage which may be earned by the NEOs (other than Mr. Jeffries) at 100% of the target PSA payout in the event of negative TSR over the three-year performance period.

➢       Selected ROE as a PSA metric associated with long-term value creation and set the performance level for threshold payout at 10.5%, with the performance level for maximum payout set at 20%, to reward superior performance.

A summary of the financial targets approved by the Committee for PSAs granted in Fiscal 2014 is presented below:

Payout Level Under Performance Metric	Total Stockholder Return vs. the S&P Retail Select Industry Index for Fiscal Years 2014 through 2016*	Return on Equity for Fiscal Years 2014 through 2016*	EBIT Margin Improvement for Fiscal Year 2014 vs. Fiscal Year 2013*
Maximum	90th Percentile or More	20% or More	250 Basis Points or More
Target	60th Percentile	15%	175 Basis Points
Threshold	30th Percentile	10.5%	100 Basis Points

*	If the performance level falls between “Threshold” and “Target” or between “Target” and “Maximum,” the level of payout is determined through interpolation.

Best Practices

In addition to the changes to the compensation programs described above, the following compensation decisions and practices demonstrate how the Company’s executive compensation program reflects best practices and reinforces the Company’s culture and values:

➢       Emphasis on At-Risk Pay — For NEOs, the majority of their total compensation opportunity is contingent upon the Company’s financial performance and appreciation in the market price of the Company’s Common Stock.

➢       Rigorous Performance Metrics — Both the annual cash incentive payments and the PSA awards depend on corporate financial results. Annual cash incentive payments are earned for meeting challenging operating income targets. The earning of PSAs depends on three metrics: relative TSR, ROE and EBIT Margin Improvement.

➢       Challenging Performance Targets — No annual cash incentive payments were earned under the Incentive Plan for Fiscal 2014 performance because the minimum operating income goals were not met. (However, Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz did receive payment of minimum guaranteed bonuses for Fiscal 2014 that were provided on a one-time basis as an additional inducement to accepting employment with the Company.) In addition, the PSAs granted to NEOs in March 2013 were forfeited because the minimum EPS goal was not met. Additionally, the threshold EBIT Margin Improvement goal for PSAs granted to NEOs in Fiscal 2014 was not achieved and, as such, that portion of those PSA awards was forfeited.

➢       No Excise Tax Gross-Up Payments — None of the NEOs is entitled to gross-up payments in the event that any payments or benefits provided to him or her by the Company are subject to the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code.

➢       Stock Ownership Guidelines — Executive officers and directors are subject to stock ownership guidelines that align their long-term financial interests with those of the Company’s stockholders.

➢       Clawback Policy — Each of the plans pursuant to which annual and long-term incentive compensation may be paid to the Company’s executive officers includes a stringent “clawback” provision, which allows the Company to seek repayment of any incentive amounts that were erroneously paid, without any requirement of misconduct on the part of the plan participant.

➢       Derivatives and Hedging Policy — The Company prohibits associates (including the NEOs) and directors from engaging in hedging transactions with respect to any equity securities of the Company held by them.

➢       Policy Against Pledging — The Company prohibits associates (including the NEOs) and directors from pledging any equity securities of the Company held by them.

Further Changes to the Compensation Program for Fiscal 2015

For Fiscal 2015, the Company is implementing additional changes to its compensation programs, designed to maintain competitive pay practices and ensure continued alignment between executive incentives and achievement of financial goals and creation of long-term stockholder value. These changes for Fiscal 2015 take into account the anticipated challenges for the year, as the Company undergoes a leadership transition in identifying a new Chief Executive Officer and continues to face a difficult retail environment.

The annual cash incentive for NEOs and selected other senior executives in Fiscal 2015 will provide more flexibility during a year of leadership transition and challenging business conditions by enabling the Compensation Committee to exercise negative discretion in determining individual awards based on Company performance and individual performance, in each case with respect to both financial and strategic goal(s), as long as minimum operating income goals are met. However, individual target award opportunities for the NEOs and selected other senior executives have not changed and will continue to be capped at twice target levels. This approach for Fiscal 2015 will ensure that the Compensation Committee has the flexibility in an uncertain year to reward (or decline to reward) NEOs and selected other senior executives as appropriate based on performance, in alignment with stockholder interests. The Compensation Committee intends that any payments under this approach qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code and under the Company’s stockholder-approved Incentive Plan, although there can be no guarantee that any individual payment would so qualify.

For PSAs granted to NEOs and selected other senior executives in Fiscal 2015, the time frame for measuring performance and vesting will continue to be three years, and metrics will continue to be linked to both operating goals and stockholder return goals. Specifically, the Fiscal 2015 PSA metrics will be 50% based on Relative TSR versus the S&P Retail Select Industry Index, and 50% based on Return on Invested Capital (“ROIC”). The ROIC metric replaces the ROE metric used for Fiscal 2014, as the Compensation Committee believes the ROIC metric is a more appropriate metric for companies in the retail industry. The Annual EBIT Margin Improvement metric, which was used for PSAs granted in Fiscal 2014, was eliminated as a PSA metric for equity grants in Fiscal 2015 to allow for simplification of the program. In addition, the mix of long-term incentive awards for Fiscal 2015 will continue to emphasize performance-based awards, with a significant portion of equity awards for NEOs and selected other senior executives consisting of PSAs.

Finally, for associates other than NEOs and selected other senior executives, the short-term cash incentive program for Fiscal 2015 will be based on two semi-annual periods, to help enhance retention and engagement by accelerating incentive earning opportunities. In addition, in conjunction with the Company’s shift to a brand-based strategy and organizational structure, the short-term cash incentive for brand-based divisional associates will be based 50% on the financial results of their respective brand and 50% on the overall financial results for the Company; for corporate associates, the short-term cash incentive will be based 100% on overall Company financial results. This brand-focused incentive compensation for brand-based divisional associates should drive greater alignment between performance and short-term cash incentives. By focusing on accountability and results at the brand level on a seasonal basis, the Fiscal 2015 approach will provide greater line-of-sight and motivation for Incentive Plan participants, and thus support improved overall Company performance.

Compensation Process and Objectives

The Compensation Committee, in consultation with management of the Company and the Compensation Committee’s independent advisors, oversees the executive compensation and benefits program for the Company’s NEOs. The compensation program is comprised of a combination of base salary, annual incentive compensation, long-term incentives and associate benefits. The objective of the executive compensation program is to attract, motivate and retain key creative and management talent who thrive in the highly-competitive specialty retail industry. The executive compensation program is designed to encourage a high degree of teamwork and reward individuals for achieving challenging financial and operational objectives that we believe lead to the creation and sustaining of long-term stockholder value.

The Company operates in the fast-paced and highly-competitive arena of specialty retail. To be successful, the Company must attract and retain key creative and management talents who thrive in this environment. The Company sets high goals and expects superior performance from these individuals. The Company’s executive compensation structure is designed to support this culture. As such, the Company’s executive compensation and benefit programs are designed to:

•	Drive high performance to achieve financial goals and create long-term stockholder value;

•	Reflect the strong team-based culture of the Company;

•	Support the transition to a brand-based organizational model; and

•

Provide compensation opportunities that are competitive with those offered by similar specialty retail organizations and other companies with which the Company competes for high caliber executive talent.

Elements of Compensation Program

The Company’s compensation program for Fiscal 2014 consisted of the following elements:

	Pay Element	What It Does	Performance Measures
Base Salary	Cash	Fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance	Experience, job responsibility, results against goals
Annual Incentive	Annual Cash Incentive Payments under the Incentive Plan	Variable pay that is designed to reward the attainment of short-term business goals, with target award opportunities expressed as a percentage of base salary	Adjusted Operating Income
Long-Term Incentive	PSAs	Stock-based awards tied to increases in stockholder value over longer periods of time, achievement of operating objectives and retention that are intended to align the interests of associates to those of stockholders	Performance measures for awards granted in Fiscal 2014 were: • (33 1/3 percent) Relative TSR(1) • (33 1/3 percent) ROE(2) • (33 1/3 percent) EBIT Margin Improvement(3)
	RSUs		Share price improvement
	SARs		Share price improvement
Other	Benefits	Additional programs offered to attract and retain capable associates	N/A

(1)	Relative TSR as measured versus the S&P Retail Select Industry Index at both the beginning and the end of the performance period.
(2)	ROE as measured on an average basis over the performance period and calculated as GAAP Net Income for each year divided by the 5-point average quarterly stockholders’ equity for the year.
(3)	EBIT Margin Improvement as measured by comparing the prior year and current year adjusted EBIT margins to measure the degree of improvement.

Fiscal 2014 Compensation Actions

Base Salary

The base salaries of the NEOs reflect the Company’s operating philosophy, culture and business direction, with each base salary determined based upon an annual assessment of a number of factors, including the individual’s current base salary, job responsibilities, internal equity considerations, impact on development and achievement of business strategy, labor market compensation data, individual performance relative to job requirements, the Company’s ability to attract and retain critical executive officers, and base salaries paid for comparable positions within an identified compensation peer group. No specific goals or weightings are applied to the factors considered in setting the level of base salary, and thus the process relies on the subjective exercise of the Compensation Committee’s judgment.

At the time of his appointment as COO, Mr. Ramsden’s base salary was increased to $995,000, which base salary increase did not go into effect, at Mr. Ramsden’s request, until the date on which base salary adjustments went into effect for other associates of the Company on March 23, 2014. The initial base salaries for Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz were established pursuant to offer letters entered into in connection with their hiring by the Company. In approving the base salary levels for each of these NEOs, the Compensation Committee reviewed market data on base salaries published by numerous sources including the peer group described below and surveys published by Hay Group and Equilar. These base salaries were based upon a variety of factors, discussed above, and were primarily driven by internal equity considerations and market comparisons, and, with respect to Mr. Ramsden, his performance rating. Ms. Chang did not receive a base salary adjustment, because her base salary is already at a very competitive level within the industry.

Annual Cash Incentive Plan

The annual cash Incentive Plan is designed to focus on and reward short-term operating performance. It is the broadest of the Company’s management incentive programs with eligibility approaching 1,000 participants, including the NEOs.

The Incentive Plan has target incentive levels, expressed as a percentage of base salary, for each level of eligible associate. Awards under the Incentive Plan vary based upon the performance of the Company relative to the goals set by the Compensation Committee at the beginning of each fiscal year. The maximum incentive opportunity that can be earned under the Incentive Plan is two times the target award, and is designed for the achievement of outstanding performance. For performance falling in between the “threshold,” “target” and “maximum” performance levels, the Company awards incentive payout amounts which are determined on an interpolated basis. For performance falling below the “threshold” performance level, no incentive payouts are made.

The table below shows the potential payouts for Fiscal 2014 to the NEOs under the Incentive Plan, as a percentage of base salary:

NEO	Minimum Annual Cash Incentive Payment(1)	Payment at Threshold Performance Level as a % of Base Salary(2)	Payment at Target Performance Level as a % of Base Salary	Payment at Maximum Performance Level as a % of Base Salary
Michael S. Jeffries	$0	0%	150%	300%
Jonathan E. Ramsden	$0	0%	95%	190%
Joanne C. Crevoiserat	$300,000	0%	75%	150%
Christos E. Angelides	$250,000	0%	125%	250%
Fran Horowitz	$262,500	0%	125%	250%
Diane Chang	$0	0%	95%	190%

(1)

Although no annual cash incentive payments were earned under the Incentive Plan for Fiscal 2014 performance, each of Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz had been guaranteed the minimum annual cash incentive payment noted above for Fiscal 2014 as an additional inducement to accepting employment with the Company. Going forward, none of the current executive officers will be entitled to any guaranteed minimum annual cash incentive payment.

(2)	Payments would only occur if a level above the threshold operating income goal were achieved.

For Fiscal 2014, the Company’s Incentive Plan was based upon a single, twelve-month period, rather than being divided into two six-month periods as had been the design prior to Fiscal 2013.

The Compensation Committee intends that payments under the Incentive Plan qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, although there can be no guarantee that any individual payment under the Incentive Plan will so qualify.

Consistent with prior years, the Company performance measure for Fiscal 2014 was operating income, subject to adjustments for restructuring or similar costs approved by the Board, consulting fees and other costs in connection with implementation of the Company’s profit improvement initiative, or other extraordinary items or impairment charges. For Fiscal 2014, there were no payouts under the Incentive Plan because the minimum operating income goal was not met. However, Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz did receive payment of minimum guaranteed bonuses for Fiscal 2014 that were provided on a one-time basis as an additional inducement to accepting employment with the Company. The metrics and actual results for the twelve-month performance period were as follows:

	Fiscal 2014 Metric ($000s)
	Threshold(1)	Target	Maximum	Actual ($000s)
% Payout	0%	100%	200%	0%
Operating Income	$222,877	$292,532	$362,186	(2)

(1)	Payout would be achieved for any performance greater than the operating income goal of $222,877,000.

(2)	The actual Fiscal 2014 Operating Income was less than the threshold level of $222,877,000, which resulted in no payout.

Sign-on and Relocation Bonuses

In addition to the annual incentive award opportunities described above, in connection with their hiring by the Company, each of Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz received a sign-on bonus as an inducement to accept employment with the Company. These sign-on bonuses to Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz were meant to replace lost bonuses and vesting of grants at former employers that would not occur because of their move to the Company. The sign-on bonuses were all paid in a single lump sum in cash upon the executive officer’s commencement of employment with the Company. Each executive officer will be required to repay the sign-on bonus in full if he or she resigns without good reason or is terminated for cause within 36 months of his or her first day of employment. The amounts of the sign-on bonuses were as follows: Ms. Crevoiserat — $125,000; Mr. Angelides — $100,000; and Ms. Horowitz — $450,000. Mr. Angelides also received a supplemental sign-on bonus of $512,000 to compensate him for the forfeiture of the target bonus he would have received from his former employer, subject to his agreeing to repay the supplemental sign-on bonus under the same terms as the sign-on bonus. In addition, Ms. Crevoiserat and Mr. Angelides received relocation bonuses in the amounts of $25,000 and $50,000, respectively.

Long-Term Equity Incentives

Long-term equity incentives are used to balance the annual focus of the Incentive Plan by tying a significant portion of total compensation to performance achieved over multi-year periods. Under the 2005 LTIP and the Company’s Amended and Restated 2007 Long-Term Incentive Plan (the “2007 LTIP”), the Compensation Committee may grant a variety of long-term incentive vehicles, including stock options, SARs, RSUs, and PSAs. As noted above, in Fiscal 2014, the Company granted a combination of performance-based RSUs, SARs and PSAs.

The aggregate grant date fair value of the long-term incentives granted to the NEOs as part of the annual grant in Fiscal 2014 and the target mix of such awards is shown below. The grant date fair values of the awards made to our three newly-hired executive officers are detailed below in the section captioned “Inducement and Equity Replacement Grants”. Mr. Jeffries’ grant date fair value was established pursuant to his employment agreement that became effective February 2, 2014 and reflected the Committee’s desire to deliver 100% of his award in PSAs. The PSAs granted to Mr. Jeffries were subsequently forfeited pursuant to the terms of his retirement agreement with the Company. Mr. Ramsden’s grant date fair value was determined at the time of his appointment as COO and the mix was designed to emphasize PSAs. The grant to Ms. Chang represents her annual equity grant, determined based on her performance, market pay data, and consideration of the competitiveness of her overall compensation package.

Aggregate Grant Date Fair Value and Target Mix of Annual Long-Term Incentives

Named Executive Officer	Aggregate Grant Date Fair Value		PSAs	RSUs	SARs
Michael S. Jeffries	$5,291,182	(1)	100%	0%	0%
Jonathan E. Ramsden	$2,001,644	(1)	75%	0%	25%
Diane Chang	$1,844,180	(1)	50%	25%	25%

(1)

The PSA values for each of Mr. Jeffries, Mr. Ramsden and Ms. Chang do not include values representing the portions of Fiscal 2014 PSAs that are based on an annual EBIT Margin Improvement metric for each of Fiscal 2015 and Fiscal 2016. The annual EBIT Margin Improvement metrics for such portions of these Fiscal 2014 PSA grants are to be established by the Compensation Committee at the beginning of each of Fiscal 2015 and Fiscal 2016, and, therefore, the values of such portions were not determinable during Fiscal 2014.

Performance Share Awards. The number of PSAs earned will vary from 0% to 200% of target, depending on the level of achievement with respect to the rigorous performance criteria described above. The threshold EBIT Margin Improvement goal for PSAs granted to NEOs in Fiscal 2014 was not achieved and, as such, that portion of those PSA awards was forfeited. In addition, the PSAs granted to NEOs in March 2013 were forfeited because the minimum EPS goal was not achieved.

Restricted Stock Units (Annual Grant). The Company typically includes a performance component to the vesting schedule for RSUs for the NEOs. Subject to continued employment with the Company, performance-based RSUs granted in Fiscal 2014 to Ms. Chang will vest 25% a year over a four-year period beginning on the first anniversary of the grant date, provided the Company’s adjusted non-GAAP net income is positive for the fiscal year ended immediately preceding the date the installment is to vest. If this performance hurdle is not met, the RSUs will not vest in accordance with the vesting schedule for that year. Ms. Chang would have the opportunity to earn back this unvested portion of the RSU award if the cumulative performance criteria are met in a subsequent year, subject to her continued employment with the Company. The Compensation Committee retains the right to adjust equity vesting schedules for specific circumstances.

Stock Appreciation Rights. The SARs granted in Fiscal 2014 to Mr. Ramsden and Ms. Chang vest 25% a year over four years beginning on the one-year anniversary of the grant date, subject to continued employment with the Company.

Inducement and Equity Replacement Grants

In connection with their hiring by the Company, each of Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz received inducement and equity replacement grants designed to induce each executive officer to commence employment with the Company and to replace unvested equity grants awarded to each executive officer by his or her former employer that were forfeited as a result of the termination of employment with the former employer.

Ms. Crevoiserat received inducement and equity replacement grants in the form of RSUs and SARs which will all vest (assuming continued employment) 25% a year over a four-year period beginning on the first anniversary of the grant date.

Mr. Angelides received an inducement grant in the form of SARs which will vest (assuming continued employment) 25% a year over a four-year period beginning on the first anniversary of the grant date. Mr. Angelides also received an equity replacement grant in the form of RSUs which will vest (assuming continued employment) 50% on the first anniversary of the grant date, an additional 30% on the second anniversary of the grant date and an additional 20% on the third anniversary of the grant date. Mr. Angelides’ offer letter also described an inducement grant to be made in Fiscal 2015 in the form of PSAs with an approximate grant date fair value of $1,875,000. As part of the Fiscal 2015 annual grant (made on March 24, 2015), Mr. Angelides received an annual grant in the form of PSAs, SARs and RSUs with an approximate grant date fair value of $[—] (this grant will be further described in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders).

Ms. Horowitz received an inducement grant in the form of SARs which will vest (assuming continued employment) 25% a year over a four-year period beginning on the first anniversary of the grant date and an inducement grant in the form of PSAs. The number of PSAs earned will vary from 0% to 200% of target, depending on the level of achievement with respect to the rigorous performance criteria described above. For Fiscal 2014, the threshold EBIT Margin Improvement goal was not achieved and, as such, that portion of the PSA award granted to Ms. Horowitz was forfeited. Ms. Horowitz also received an equity replacement grant in the form of RSUs which will vest (assuming continued employment) 25% a year over a four-year period beginning on the first anniversary of the grant date.

The following table shows a calculated aggregate grant date fair market value of the inducement and equity replacement grants that were granted to Mr. Crevoiserat, Mr. Angelides and Ms. Horowitz in Fiscal 2014.

Aggregate Grant Date Fair Value and Mix of Inducement and Equity Replacement Grants Made in Fiscal 2014

Named Executive Officer	Aggregate Grant Date Fair Value		PSAs	RSUs	SARs
Joanne C. Crevoiserat	$4,012,608		0%	69%	31%
Christos E. Angelides	$8,222,092		0%	93%	7%
Fran Horowitz	$3,462,698	(1)	12%	81%	7%

(1)

The Aggregate Grant Date Fair Value shown for Ms. Horowitz does not include the PSA values representing the portions of the Fiscal 2014 PSAs that are based on an annual EBIT Margin Improvement metric for each of Fiscal 2015 and Fiscal 2016. The annual EBIT Margin Improvement metrics for such portions of these Fiscal 2014 PSA grants are to be established by the Compensation Committee at the beginning of each of Fiscal 2015 and Fiscal 2016, and, therefore, the values of such portions were not determinable during Fiscal 2014.

Equity Grant Policy

The Compensation Committee follows an Equity Grant Policy pursuant to which the Committee reviews and approves individual grants for the NEOs, as well as the total number of shares covered by PSAs, RSUs and SARs granted to all associates. The annual equity grants typically are reviewed and approved at the Compensation Committee’s regular March meeting, although sign-on equity awards are generally approved at the time an executive officer commences employment with the Company. The grant date for the annual equity grants is the date of the Compensation Committee meeting at which they are approved. Administration of PSA, RSU and SAR awards is managed by the Company’s human resources department with specific instructions related to timing of grants given by the Compensation Committee. The Company has no intention, plan or practice to select annual grant dates for NEOs in coordination with the release of material, non-public information, or to time the release of such information because of award dates.

Benefits

As associates of the Company, the NEOs are eligible to participate in all of the broad-based Company-sponsored benefits programs on the same basis as other full-time associates.

In addition to the qualified Abercrombie & Fitch Co. Savings and Retirement Plan (the “401(k) Plan”), the Company has a nonqualified deferred compensation plan, the Abercrombie & Fitch Nonqualified Savings and Supplemental Retirement Plan (the “Nonqualified Savings and Supplemental Retirement Plan”), that allows members of senior management to defer a portion of their compensation over and above the Internal Revenue Service (“IRS”) limits imposed on the Company’s 401(k) Plan. The Company also makes matching and retirement contributions to the Nonqualified Savings and Supplemental Retirement Plan on behalf of the participants. Company contributions have a five-year vesting schedule from the date of employment by the Company. The Nonqualified Savings and Supplemental Retirement Plan allows participants the opportunity to save and invest their own money on a similar basis (as a percentage of their compensation) as other associates under the 401(k) Plan. Furthermore, the Nonqualified Savings and Supplemental Retirement Plan is competitive, and the Company’s contribution element provides retention value. The Company’s Nonqualified Savings and Supplemental Retirement Plan is further described and Company contributions and the individual account balances for the NEOs are disclosed under the section captioned “EXECUTIVE COMPENSATION — Nonqualified Deferred Compensation” beginning on page [—]. The Company provides a separate Supplemental Executive Retirement Plan to the Company’s former Chief Executive Officer, the material provisions of which are described under the section captioned “EXECUTIVE COMPENSATION — Pension Benefits” beginning on page [—]. There are no other participants in this plan.

The Company offers a life insurance benefit for all full-time associates equal to two times base salary. For Vice Presidents and above, the death benefit is set at four times base salary, up to a maximum of $2,000,000.

The Company offers a long-term disability benefit to all full-time associates which covers 60% of base salary for the disability period. In addition, the Company offers an Executive Long-Term Disability Plan for all associates earning over $200,000 in base salary which covers an additional 15% of base salary and 75% of target annual cash incentive compensation for the disability period.

The Company does not offer perquisites to its executive officers that are not widely available to all full-time associates, with the exception of the former Chief Executive Officer, who was provided certain perquisites, including supplemental life insurance, personal security, and limited personal use of Company aircraft, as more fully described in the footnotes to the “Fiscal 2014 Summary Compensation Table” beginning on page [—].

Role of the Compensation Committee

In Fiscal 2014, Compensation Advisory Partners LLC (“CAP”) served as the Compensation Committee’s independent compensation consultant and Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) served as the Committee’s independent outside counsel. The only services that CAP and Gibson Dunn perform for the Company are at the direction of the Compensation Committee. Neither CAP nor Gibson Dunn provided any services to the Company in Fiscal 2014 other than executive and director compensation consulting and advisory services. In this regard, the Compensation Committee has adopted a policy regarding the use of outside compensation consultants that provides as follows:

If the Committee retains a compensation consultant to provide advice, information and other services to the Committee relating to the compensation of the Company’s Chief Executive Officer, its officers identified in Rule 16a-1(f) under the Exchange Act or its non-associate directors or other matters within the responsibility of the Committee, such consultant may only provide services to, or under the direction of, the Committee and is prohibited from providing any other services to the Company.

The Compensation Committee has the right to terminate the services of the outside counsel and the compensation consultant at any time. While the Compensation Committee retains Gibson Dunn and CAP directly, Gibson Dunn and CAP interact with the Company’s Senior Vice President of Human Resources, the Company’s General Counsel and the Company’s COO and their respective staffs in carrying out assignments in order to obtain compensation and performance data for the executive officers and the Company. In addition, the Compensation Committee’s advisors may, at their discretion, seek input and feedback from management of the Company regarding their work product prior to presentation to the Compensation Committee in order to confirm information is accurate or address other similar issues. Representatives from Gibson Dunn and CAP are generally present at all Compensation Committee meetings, and generally attend executive sessions of the Committee. Both firms provide independent perspectives on any management proposals. In Fiscal 2014, the Compensation Committee reviewed the factors specified in the NYSE listing standards and determined that each of CAP and Gibson Dunn was independent and their respective work did not raise any conflict of interest.

Decisions regarding the compensation of the Chief Executive Officer and the other NEOs are made solely by the Compensation Committee, although it does receive input from its independent advisors and management of the Company. The former Chief Executive Officer provided recommendations for the compensation of the other NEOs. The former Chief Executive Officer also provided input regarding his own goals, targets and performance. The Compensation Committee often requests certain Company executive officers to be present at Compensation Committee meetings where executive compensation and Company and individual performance are discussed and evaluated so they can provide input into the decision-making process. Executive officers may provide insight, suggestions or recommendations regarding executive compensation during periods of general discussion, but do not have a vote in any decision-making.

Compensation and Benefits Structure

Pay Level — Determination of the appropriate pay opportunity

Pay levels for all associates of the Company, including the NEOs listed in the “Fiscal 2014 Summary Compensation Table” beginning on page [—], are based on a number of factors, including each individual’s role and responsibilities within the Company, current compensation, experience and expertise, pay levels in the competitive market for similar positions, internal pay equity relationships including those between the executive officers and the former Chief Executive Officer and the performance of the individual, his/her area of responsibility and the Company as a whole. The Compensation Committee approves the pay levels for all the executive officers. In determining the pay levels, the Compensation Committee considers all elements of compensation and benefits.

The primary data source used in setting competitive market levels for the NEOs is information publicly disclosed by the peer retail companies listed below, based on a comparison prepared annually by the independent compensation consultant for the Compensation Committee. The Compensation Committee does not precisely benchmark each NEO’s compensation to a defined market level, but the Committee does review market information as a general reference. In a given year, the Compensation Committee may engage in a more detailed review which may result in significant adjustments to a given executive officer’s compensation. Actual total compensation in a given year will vary above or below the individual’s target compensation levels based primarily on the attainment of overall Company financial goals and the creation of stockholder value.

The peer retail companies used by the Compensation Committee in determining the “competitive market” with respect to Fiscal 2014 compensation decisions are included in the table below. At the time the peer group was determined, the Company’s revenues approximated the peer group median and the Company’s market capitalization was positioned between median and the 75th percentile. At the end of Fiscal 2014, the Company was positioned at the 38th percentile in terms of revenues and the 19th percentile in terms of market capitalization.

Aéropostale, Inc.	Guess?, Inc.	Ross Stores, Inc.

American Eagle Outfitters, Inc.	Kate Spade & Company (f/k/a Fifth & Pacific Companies, Inc.)	Tiffany & Co.

Ann Inc.	L Brands, Inc. (f/k/a Limited Brands, Inc.)	Urban Outfitters, Inc.

Coach, Inc.	Nordstrom, Inc.	V.F. Corporation

Dick’s Sporting Goods, Inc.	PVH Corp.	Williams-Sonoma, Inc.

Express, Inc.	Quiksilver, Inc.

Foot Locker, Inc.	Ralph Lauren Corporation

Employment Agreements, Severance and Change-in-Control Benefits

The Compensation Committee carefully considers the use and conditions of employment agreements. The Compensation Committee recognizes that, in certain circumstances, formal written employment contracts are necessary in order to successfully recruit and retain senior executive officers. Consistent with this approach, in connection with their commencement of employment with the Company, each of Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz entered into offer letters with the Company that provide for certain benefits upon termination of employment and/or upon a change in control of the Company. The Compensation Committee believed that it was in the best interest of the Company to enter into these offer letters as a means of securing the employment of each of these executives and to provide the executives with a degree of security given the transition occurring at the Company. In addition, all associates who participate in the Company’s stock-based compensation plans, including the NEOs, are entitled to certain benefits in the event of termination of employment due to death or disability or a change in control as set forth in the plan documents for the Company’s stock-based compensation plans. The terms and conditions of these arrangements are discussed in further detail in the section captioned “EXECUTIVE COMPENSATION — Potential Payments Upon Termination or Change of Control” beginning on page [—].

In addition, while employed by the Company, Mr. Jeffries was party to an employment agreement with the Company. The Compensation Committee believed it was in the best interest of the Company to ensure that Mr. Jeffries’ employment was secured through the use of a contract. In connection with his retirement, Mr. Jeffries entered into a retirement agreement with the Company, providing him compensation as if his employment had been terminated without cause pursuant to his employment agreement. The termination benefits for Mr. Jeffries under the employment agreement provided for accelerated vesting of long-term incentives only in limited circumstances. Unvested long-term incentive awards that were granted to Mr. Jeffries within two years prior to the date of Mr. Jeffries’ retirement were forfeited. Unvested long-term incentive awards held by Mr. Jeffries that were granted at least two years prior to such retirement became fully vested as of the retirement date, except that to the extent such awards contained performance-based vesting criteria, vesting occurred at the end of the applicable performance period based on actual performance over the entire performance period. The amounts paid to Mr. Jeffries in connection with his retirement are discussed in further detail in the section captioned “EXECUTIVE COMPENSATION — Potential Payments Upon Termination or Change of Control” beginning on page [—].

Clawback Policy

Each of the plans pursuant to which annual and long-term incentive compensation is paid to the Company’s executive officers (i.e., the Incentive Plan, the 2005 LTIP and the 2007 LTIP) includes a stringent “clawback” provision, which allows the Company to seek repayment of any incentive amounts that were erroneously paid. Each of the plans provides that if (i) a participant (including one or more NEOs) has received payments under the plan pursuant to the achievement of a performance goal and (ii) the Compensation Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such payment would not have been paid given the correct data, then such portion of any such payment made to the participant must be repaid by such participant to the Company, without any requirement of misconduct on the part of the participant. There is no requirement for there to have been misconduct on the part of any executive officer for the clawback to apply.

Stock Ownership Guidelines

As disclosed above under the caption “Executive Summary — Best Practices” on page [•], the Board believes it is important that the executive officers and directors have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of the Company’s stockholders. Accordingly, the Board adopted stock ownership guidelines for all directors and executive officers effective as of November 12, 2009, which were made more robust as of June 20, 2013. The Company’s stock ownership guidelines are posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page.

Stock ownership guidelines for the Company’s executive officers are determined as a multiple of the executive officer’s base salary. The guideline for the Company’s Chief Executive Officer is set at five times annual base salary. The guideline for other executive officers is set at one times annual base salary. The guidelines are initially calculated using the executive officer’s base salary as of the later of the date the guidelines were adopted or the date the person was first designated as an executive officer by the Board. The guidelines may be re-calculated, in the discretion of the Nominating and Board Governance Committee, when an individual changes pay grade (e.g., from senior vice president to executive vice president) and otherwise from time to time.

Until the amount contemplated by the guideline is achieved, the executive officer is required to retain an amount equal to 50% of the net shares received as a result of the exercise of stock options or stock-settled SARs or the vesting of restricted stock or RSUs. “Net shares” for purposes of the guidelines are those shares that remain after shares are sold or netted to pay (1) the exercise price of stock options or SARs (if applicable) and any withholding taxes associated with such exercise or (2) withholding or other taxes payable upon vesting of restricted stock or RSUs.

Failure to meet or, in unique circumstances, to show sustained progress toward meeting the stock ownership guidelines may be a factor considered by the Compensation and Organization Committee in determining future long-term incentive equity grants and/or appropriate levels of incentive compensation.

Executive officers who are subject to the stock ownership guidelines are to be notified each fiscal year as to the status of their compliance with the guidelines based on information available to the Company’s benefits department. Executive officers may provide supplemental information regarding shares held in street name, individual brokerage accounts or owned by a spouse or other immediate family member, if such information would be relevant to the calculation of such executive officer’s compliance with these stock ownership guidelines.

Directors are required to hold shares of the Company’s Common Stock with an initial value equal to five times the amount of the annual retainer paid to directors, calculated using the annual retainer as of the later of the date of the guidelines were adopted and the date the director is elected to the Board. It is anticipated that directors should be able to achieve the guideline within three years of joining the Board.

Compensation Considerations Related to Tax Deductibility under Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally prohibits any publicly-held corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to the Chief Executive Officer and to each of the other three most highly compensated executive officers (excluding the Chief Financial Officer) whose compensation is required to be disclosed pursuant to Item 402 of SEC Regulation S-K. Section 162(m) exempts qualified performance-based compensation, among other things, from this deductibility limitation. However, the Compensation Committee’s policy is to maximize the deductibility of executive compensation, to the extent compatible with the needs of the business, as the Committee believes that compensation and benefits decisions should be primarily driven by the needs of the business, rather than by tax policy. Therefore, the Compensation Committee may make pay decisions (such as the determination of the base salary of the former Chief Executive Officer) that result in compensation expense that is not fully deductible under Section 162(m). Further, the application of Section 162(m) is complex and may change with time (with potentially retroactive effect).

Compensation Considerations Related to Accounting

When determining amounts of long-term incentive grants to executive officers and other associates, the Compensation Committee examines the accounting cost associated with the grants. Under U.S. generally accepted accounting principles, grants of options, SARs, RSUs, PSAs and other share-based payments result in an accounting charge for the Company. The Compensation Committee considers the accounting implications of the executive compensation program, including the estimated cost for financial reporting purposes of equity compensation as well as the aggregate grant date fair value of equity compensation computed in accordance with FASB ASC Topic 718.

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation and Organization Committee reviewed the “COMPENSATION DISCUSSION AND ANALYSIS” and discussed it with management of the Company. Based on such review and discussion, the Compensation and Organization Committee recommended to the Board that the “COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement.

Submitted by the Compensation and Organization Committee:

Michael E. Greenlees (Chair)	Terry L. Burman*	Diane L. Neal**	Charles R. Perrin*	Craig R. Stapleton

*	Became member of Compensation and Organization Committee on February 20, 2014.
**	Became member of Compensation and Organization Committee on June 19, 2014.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to or earned by the NEOs for Fiscal 2014, Fiscal 2013 and Fiscal 2012 in accordance with the rules promulgated by the SEC effective as of February 28, 2010.

Fiscal 2014 Summary Compensation Table

Name and Principal Position During 2014 Fiscal Year	Fiscal Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards and SARs(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation(7)	Total
Michael S. Jeffries	2014	$1,303,846	—	$5,291,182	—	—	$108,163	$5,861,997	$12,565,188
Chief Executive Officer(8)	2013	$1,500,000	—	—	—	—	$48,445	$696,321	$2,244,766
	2012	$1,528,846	—	—	—	$1,731,600	$4,099,389	$800,538	$8,160,374
Jonathan E. Ramsden	2014	$962,693	—	$1,425,644	$576,000	—	$12,103	$116,156	$3,092,596
Chief Operating Officer(9)	2013	$782,693	—	$1,574,179	$1,176,360	—	$4,937	$132,582	$3,670,751
	2012	$781,346	—	$1,615,095	$1,588,275	$588,816	$20,047	$152,708	$4,746,288
Joanne C. Crevoiserat	2014	$522,500	$450,000	$2,783,208	$1,229,400	$—	$159	$32,958	$5,018,225
Executive Vice President and
Chief Financial Officer(10)
Christos E. Angelides	2014	$267,885	$912,000	$7,626,592	$595,500	$—	$9	$36,992	$9,438,978
Brand President —
Abercrombie & Fitch and abercrombie kids(11)
Fran Horowitz	2014	$267,885	$712,500	$3,214,039	$248,659	$—	$7	$6,186	$4,449,276
Brand President —
Hollister(12)
Diane Chang	2014	$995,000	—	$1,340,180	$504,000	—	$34,446	$97,562	$2,971,188
Executive Vice President —	2013	$995,000	—	$1,492,709	$1,117,760	—	$14,461	$158,155	$3,778,085
Sourcing	2012	$1,011,539	—	$1,615,095	$1,588,275	$858,285	$61,476	$217,805	$5,352,474

(1)

The amounts included in the “Salary” column for each of Fiscal 2013 and Fiscal 2014 reflect a 52-week fiscal year. The amounts included in the “Salary” column for Fiscal 2012 reflect a 53-week fiscal year.

(2)

The amounts included in the “Bonus” column for Fiscal 2014 reflect sign-on bonus payments as follows: (a) Joanne C. Crevoiserat —$125,000; (b) Christos E. Angelides — $612,000 (includes supplemental sign-on bonus of $512,000); and (c) Fran Horowitz — $450,000. In addition, the amounts reflect relocation bonus payments as follows: (a) Joanne C. Crevoiserat — $25,000; and (b) Christos E. Angelides — $50,000. Additionally, although no annual cash incentive payments were earned under the Incentive Plan for Fiscal 2014, Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz had been guaranteed the following minimum annual cash incentive payments for Fiscal 2014 as an additional inducement to accepting employment with the Company: (a) Ms. Crevoiserat — $300,000; (b) Mr. Angelides — $250,000; and (c) Ms. Horowitz — $262,500. These amounts are reflected in the “Bonus” column for Fiscal 2014.

(3)

The amounts included in the “Stock Awards” column represent the grant date fair value related to PSAs and RSUs granted to the NEOs, including inducement grants and/or equity replacement grants made to Joanne C. Crevoiserat, Christos E. Angelides and Fran Horowitz, computed in accordance with U.S. generally accepted accounting principles. The PSAs and RSUs that were granted to the NEOs will only deliver monetary value if the performance-based criteria to which they are subject are achieved. For a discussion of valuation assumptions, see “Note 3. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2014 Form 10-K. The actual number of PSAs and RSUs granted in Fiscal 2014 is shown in the “Fiscal 2014 Grants of Plan-Based Awards” table beginning on page [—]. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The maximum grant date fair value related to the PSAs (can earn from 0% to 200% of target) was as follows: Michael S. Jeffries — $10,582,364; Jonathan E. Ramsden — $2,851,288; Fran Horowitz — $835,963; and Diane Chang — $1,584,010. The PSA values shown for each of Mr. Jeffries, Mr. Ramsden, Ms. Horowitz and Ms. Chang do not include values representing the portions of the Fiscal 2014 PSAs that are based on an aggregate EBIT Margin Improvement metric for each of Fiscal 2015 and Fiscal 2016. The annual EBIT Margin Improvement metrics for such portions of these Fiscal 2014 grants are to be established by the Compensation Committee at the beginning of each of Fiscal 2015 and Fiscal 2016, and therefore, the values of such portions were not determinable during Fiscal 2014. The amounts shown do not necessarily reflect the actual values received or to be received by the NEOs. The PSAs granted to Mr. Jeffries were subsequently forfeited pursuant to the terms of his retirement agreement with the Company.

(4)

The amounts included in the “Option Awards and SARs” column represent the grant date fair value related to SARs granted to the NEOs, including inducement grants and/or equity replacement grants made to Joanne C. Crevoiserat, Christos E. Angelides and Fran Horowitz, computed in accordance with U.S. generally accepted accounting principles. The SARs that were granted to the NEOs will only deliver monetary value if the price of the Company’s Common Stock increases beyond the grant price after the awards vest. For a discussion of valuation assumptions, see “Note 3. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2014 Form 10-K. The actual number of SARs granted in Fiscal 2014 is shown in the “Fiscal 2014 Grants of Plan-Based Awards” table beginning on page [—]. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts shown do not necessarily reflect the actual value received or to be received by the NEOs.

(5)

Represents the aggregate of the performance-based incentive cash compensation for Spring and Fall selling seasons for each individual in Fiscal 2012. None of the NEOs earned performance-based incentive cash compensation for Fiscal 2013 and Fiscal 2014. Please also see footnote (2) to this table, above.

(6)

For all NEOs other than Mr. Jeffries, the amounts shown in this column for Fiscal 2014, Fiscal 2013 and Fiscal 2012 represent the above-market earnings on their respective Nonqualified Savings and Supplemental Retirement Plan balances. Above market-earnings is defined as earnings in excess of 120% of the monthly applicable federal long-term rate (APR). The AFR for January 2015 was 3.16%.

For Mr. Jeffries, (i) the amount shown in this column for Fiscal 2014 represents above-market earnings of $108,163 on his Nonqualified Savings and Supplemental Retirement Plan and does not include the decrease in the actuarial present value of $1,056,787 in respect of Mr. Jeffries’ accumulated benefit under the Chief Executive Officer Supplemental Executive Retirement Plan; (ii) the amount shown in this column for Fiscal 2013 represents above-market earnings of $48,445 on his Nonqualified Savings and Supplemental Retirement Plan balance and does not include the decrease in actuarial present value of $4,403,573 in respect of Mr. Jeffries’ accumulated benefit under the Chief Executive Officer Supplemental Executive Retirement Plan; and (iii) the amount shown in this column for Fiscal 2012 represents above-market earnings of $219,518 on his Nonqualified Savings and Supplemental Retirement Plan balance plus the increase in actuarial present value of $3,879,871 in respect of Mr. Jeffries’ accumulated benefit under the Chief Executive Officer Supplemental Executive Retirement Plan.

(7)	The amounts shown in this column reflect All Other Compensation which included the following for Fiscal 2014.

All Other Compensation Table

Name	Company Contributions to 401(k) Plan(a)	Company Contributions to Nonqualified Savings and Supplemental Retirement Plan(b)	Life and Long-Term Disability Insurance Premiums Paid(c)	Relocation Expenses(d)	Personal Security	Personal Use of Company-Owned Aircraft		Cash Payments and Benefits Continuation ($)		Total ($)
Michael S. Jeffries	$12,302	$99,962	$145,113	$—	$77,187	$16,386	(e)	$5,511,047	(f)	$5,861,997
Jonathan E. Ramsden	$19,958	$88,672	$7,526	$—	$—	$—		$—		$116,156
Joanne C. Crevoiserat	$—	$14,025	$4,794	$14,139	$—	$—		$—		$32,958
Christos E. Angelides	$—	$4,592	$1,031	$31,369	$—	$—		$—		$36,992
Fran Horowitz	$—	$5,740	$446	$—	$—	$—		$—		$6,186
Diane Chang	$19,339	$65,605	$12,618	$—	$—	$—		$—		$97,562

(a)	For each NEO, the amount shown in this column represents the aggregate amount of Company matching contributions to his or her accounts under the Company’s 401(k) Plan during Fiscal 2014.

(b)

For each NEO, the amount shown in this column represents the aggregate amount of Company matching and supplemental contributions to his or her accounts under the Company’s Nonqualified Savings and Supplemental Retirement Plan during Fiscal 2014.

(c)	For each NEO, the amount shown in this column represents life and long-term disability insurance premiums paid for by the Company during Fiscal 2014.

(d)	For Ms. Crevoiserat and Mr. Angelides, the amount shown in this column represents the total amount of relocation expenses incurred by the Company on behalf of the executive officer for Fiscal 2014.

(e)

For Mr. Jeffries, the amount shown in this column for Fiscal 2014 represents the aggregate incremental cost of personal use of the Company-owned aircraft calculated according to applicable SEC guidance (the reported aggregate incremental cost is based on the direct costs associated with operating a flight, including fuel, landing fees, pilot and flight attendant fees, on-board catering and trip-related hanger costs and excluding the value of the disallowed corporate income tax deductions associated with the personal use of the aircraft. Due to the fact that the Company-owned aircraft is used primarily for business travel, the reported aggregate incremental cost excluded fixed costs that do not change based on usage, including depreciation and monthly management fees).

(f)

For Mr. Jeffries, the amount shown in this column reflects the cash payments and benefits continuation provided for under the terms of his retirement agreement with the Company which is discussed in the section captioned “Potential Payments Upon Termination or Change of Control — Jeffries Retirement Agreement” beginning on page [—].

(8)

Mr. Jeffries served as Chief Executive Officer of the Company until his retirement on December 8, 2014. He also served as Chairman of the Company through Fiscal 2012 and during Fiscal 2013 until January 27, 2014.

(9)

Mr. Ramsden had been promoted to the Chief Operating Officer of the Company on January 27, 2014 and was appointed Interim Principal Executive Officer of the Company on December 8, 2014. Until May 5, 2014, he also held the positions of Executive Vice President and Chief Financial Officer of the Company, positions he held throughout Fiscal 2012 and Fiscal 2013.

(10)

On May 5, 2014, Ms. Crevoiserat commenced employment with the Company as Executive Vice President and Chief Financial Officer. As a result, the table shows information for Ms. Crevoiserat only for Fiscal 2014.

(11)

On October 20, 2014, Mr. Angelides commenced employment with the Company as Brand President – Abercrombie & Fitch and abercrombie kids. As a result, the table shows information for Mr. Angelides only for Fiscal 2014.

(12)	On October 20, 2014, Ms. Horowitz commenced employment with the Company as Brand President — Hollister. As a result, the table shows information for Ms. Horowitz only for Fiscal 2014.

Grants of Plan-Based Awards

The following table sets forth information regarding cash and stock-based incentive awards granted to the NEOs during Fiscal 2014.

Fiscal 2014 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units(2)		All Other Option/ SAR Awards: Number of Securities Underlying Options/ SARs(3)		Exercise or Base Price of Option/ SAR Awards	Grant Date Fair Value per Share of Stock Awards and Option/ SAR Awards(4)	Grant Date Fair Value of Stock Awards and Option/ SAR Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Michael S. Jeffries	Fiscal 2014	$0	$2,250,000	$4,500,000
	3/31/2014				0	(5)	151,380	(5)	302,760	(5)						$34.95	$5,291,182
Jonathan E. Ramsden	Fiscal 2014	$0	$945,250	$1,890,500
	3/31/2014				0	(5)	45,000	(5)	90,000	(5)						$31.68	$1,425,644
	3/31/2014												40,000	(10)	$39.6355	$14.40	$576,000
Joanne C. Crevoiserat	Fiscal 2014	$0	$536,250	$1,072,500
	5/29/2014										65,000	(7)				$34.79	$2,261,354
	5/29/2014										15,000	(8)				$34.79	$521,854
	5/29/2014												75,000	(11)	$37.140	$13.66	$1,024,500
	5/29/2014												15,000	(12)	$37.140	$13.66	$204,900
Christos E. Angelides	Fiscal 2014	$0	$1,243,750	$2,487,500
	12/3/2014										277,682	(9)				$27.47	$7,626,592
	12/3/2014												58,633	(13)	$28.810	$10.16	$595,500
Fran Horowitz	Fiscal 2014	$0	$1,243,750	$2,487,500
	12/3/2014										104,131	(7)				$26.85	$2,796,063
	12/3/2014				0	(5)	27,126	(5)	54,252	(5)						$15.41	$417,976
	12/3/2014												24,483	(13)	$28.810	$10.16	$248,659
Diane Chang	Fiscal 2014	$0	$945,250	$1,890,500
	3/31/2014						15,000	(6)								$36.55	$548,175
	3/31/2014				0	(5)	25,000	(5)	50,000	(5)						$31.68	$792,005
	3/31/2014												35,000	(10)	$39.6355	$14.40	$504,000

(1)

These columns show the potential cash payouts under the Company’s Incentive Plan for Fiscal 2014. These estimated future payments reflect the full annualized amounts. Based on their respective dates of hire, Ms. Crevoiserat would have been eligible for payments reflecting 50% pro-ration and Mr. Angelides and Ms. Horowitz would have been eligible for [0%] pro-ration. Refer to page [—] for the performance metrics related to the Incentive Plan. If threshold performance criteria are not satisfied, then the payouts for all associates, including the NEOs, would be zero. No amounts were paid to the NEOs under the Incentive Plan for Fiscal 2014 as shown in the “Non-Equity Incentive Plan Compensation” column in the “Fiscal 2014 Summary Compensation Table” on page [—].

(2)	This column shows the number of performance-based RSUs and PSAs granted in Fiscal 2014 under the Company’s 2005 LTIP.

(3)	This column shows the number of SARs granted in Fiscal 2014 under the Company’s 2005 LTIP.

(4)

Represents the grant date fair value of the RSU, SAR or PSA award, as appropriate, determined in accordance with U.S. generally accepted accounting principles. The grant date fair values for RSU awards are calculated using the closing price of the Common Stock on the grant date adjusted for anticipated dividend payments during the vesting period. The grant date fair value for PSAs are calculated using [—]. The grant date fair value for SARs are calculated using the Black-Scholes value on the grant date.

(5)

Represents the threshold, target and maximum number of PSAs granted under the 2005 LTIP, which could be earned depending upon the Company’s achievement against the three-year performance metrics of Relative TSR vs. the S&P Retail Select Industry Index and ROE along with three individual one-year performance metrics around EBIT Margin Improvement. The PSA values shown for each of Mr. Jeffries, Mr. Ramsden, Ms. Horowitz and Ms. Chang do not include values representing the portions of the Fiscal 2014 PSAs that are based on an annual EBIT Margin Improvement metric for each of Fiscal 2015 and Fiscal 2016. The annual EBIT Margin Improvement metrics for such portions of these Fiscal 2014 PSA grants are to be established by the Compensation Committee at the beginning of each of Fiscal 2015 and Fiscal 2016, and, therefore, the values of such portions were not determinable during Fiscal 2014.

(6)

Represents RSUs granted in Fiscal 2014 under the Company’s 2005 LTIP that will vest in four equal annual installments, beginning in March 2015, contingent upon the Company reporting a positive net income at the end of the fiscal year immediately preceding the date the tranche vests. The NEO has the opportunity to earn back one or more installments of the award if the cumulative performance hurdles are met in a subsequent year.

(7)

Represents the RSU portion of equity replacement grant made pursuant to the NEO’s offer letter and under the Company’s 2005 LTIP. These RSUs vest in four equal annual installments beginning on the first anniversary of the grant date, subject to the NEO’s continued employment with the Company.

(8)

Represents the RSU portion of the inducement grant made pursuant to the NEO’s offer letter and under the Company’s 2005 LTIP. These RSUs vest in four equal annual installments beginning on the first anniversary of the grant date, subject to the NEO’s continued employment with the Company.

(9)

Represents the RSU portion of the equity replacement grant made pursuant to the NEO’s offer letter and under the Company’s 2005 LTIP. These RSUs vest 50% on the first anniversary of the grant date, an additional 30% on the second anniversary of the grant date and an additional 20% on the third anniversary of the grant date, subject to the NEO’s continued employment with the Company.

(10)	The SARs vest in four equal installments beginning on March 15, 2015, subject to the NEO’s continued employment with the Company.

(11)

Represents the SAR portion of the inducement grant made pursuant to the NEO’s offer letter and under the Company’s 2005 LTIP. These SARs vest in four equal annual installments beginning on May 29, 2015, subject to the NEO’s continued employment with the Company.

(12)

Represents the SAR portion of the equity replacement grant made pursuant to the NEO’s offer letter and under the Company’s 2005 LTIP. These SARs vest in four equal annual installments beginning on May 29, 2015, subject to the NEO’s continued employment with the Company.

(13)

Represents the SAR portion of the inducement grant made pursuant to the NEO’s offer letter and under the Company’s 2005 LTIP. These SARs vest in four equal annual installments beginning on December 3, 2015, subject to the NEO’s continued employment with the Company.

Employment Agreement with Mr. Jeffries — In Effect from February 2, 2014 to December 31, 2014

During Fiscal 2013, the Company entered into a new employment agreement with Michael S. Jeffries that was effective on February 2, 2014. Mr. Jeffries served as the Chief Executive Officer of the Company under this employment agreement until his retirement from that position and his resignation as director of the Company on December 8, 2014. The employment relationship between Mr. Jeffries and the Company continued until December 31, 2014, which date was the termination date and the last day of the term for purposes of the Mr. Jeffries’ employment agreement. On December 8, 2014, Mr. Jeffries and the Company entered into a retirement agreement (the “Jeffries Retirement Agreement”) which addresses the compensation and benefits to which Mr. Jeffries is entitled as a result of his retirement. The Jeffries Retirement Agreement is discussed below in the section captioned “Potential Payments Upon Termination or Change of Control — Jeffries Retirement Agreement” beginning on page [—].

Under his employment agreement, the Company had been obligated to cause Mr. Jeffries to be nominated as a director of the Company, prior to his retirement.

Under his employment agreement, Mr. Jeffries was to receive an annual base salary of $1,500,000 for Fiscal 2014. Mr. Jeffries also participated in the Company’s Incentive Plan with an annual target bonus opportunity of 150% of his base salary upon attainment of target, subject to a maximum bonus opportunity of 300% of base salary. Mr. Jeffries was also eligible to receive long-term incentive awards with a total target value of $6,000,000. For Fiscal 2014, 100% of Mr. Jeffries’ annual long-term incentive award was in the form of PSAs subject to rigorous performance criteria determined by the Compensation and Organization Committee. Please see the discussion of these performance criteria in the section captioned “COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary — Changes to the Compensation Program for Fiscal 2014” beginning at page [—].

During Fiscal 2014, Mr. Jeffries was entitled to term life insurance coverage in the amount of $10,000,000, as well as participation in the Company’s employee benefit plans and arrangements generally made available to the Company’s other senior executive officers. Mr. Jeffries was also entitled to use, for security purposes, the Company’s aircraft for up to $200,000 of personal travel. In addition, Mr. Jeffries remained eligible to receive benefits under the Chief Executive Officer Supplemental Executive Retirement Plan.

Under his employment agreement, Mr. Jeffries agreed not to compete, directly or indirectly, with the Company or any affiliate of the Company or solicit, directly or indirectly, any associates, customers or suppliers of the Company, its subsidiaries and/or affiliates, in each case during the employment term and for one year thereafter.

Offer Letters with Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz

Ms. Crevoiserat

In connection with the commencement of her employment with the Company, Joanne C. Crevoiserat entered into an offer letter (the “Crevoiserat Offer Letter”) with the Company (which was dated April 3, 2014 and signed by Ms. Crevoiserat on April 8, 2014 and by the Company on April 27, 2014) which addresses the compensation and benefits she is to receive as Executive Vice President and Chief Financial Officer of the Company. The Crevoiserat Offer Letter provides that Ms. Crevoiserat will receive an annual base salary of $715,000 (which was reviewed in March 2015 and remains at the same level for Fiscal 2015) and her target annual incentive opportunity under the Incentive Plan will be 75% of her base salary (the maximum annual incentive opportunity will be 150% of her base salary). Ms. Crevoiserat was guaranteed a minimum annual incentive payout of $300,000 for Fiscal 2014 (the “Crevoiserat Guaranteed Minimum Bonus”), subject to her agreeing to repay the same if she resigns without good reason or is terminated by the Company for gross misconduct within twelve months of the date of payout. The Crevoiserat Guaranteed Minimum Bonus was paid in Fiscal 2015 but is reported in the “Fiscal 2014 Summary Compensation Table” in the “Bonus” column since it was earned with respect to Fiscal 2014.

Upon joining the Company, Ms. Crevoiserat received a one-time sign-on bonus of $125,000, subject to her agreeing to repay the sign-on bonus in full if she resigns without good reason or is terminated by the Company for gross misconduct within 36 months of her first day of employment (which was May 5, 2014). Ms. Crevoiserat also received a one-time bonus payment of $25,000 for miscellaneous relocation costs and to assist with periodic pre-relocation travel costs between her residence in Wisconsin and the Company’s offices in Ohio, and $14,139 as of April 29, 2015 (all of which was received in Fiscal 2014) in other relocation expenses in accordance with the terms of the Company’s relocation policy. Payment of these relocation costs and expenses was subject to Ms. Crevoiserat agreeing to repay the relocation bonus and the relocation expenses in full if she resigns without good reason or is terminated by the Company for gross misconduct within 36 months (in the case of the relocation bonus) or 24 months (in the case of the relocation expenses) of her first day of employment.

Ms. Crevoiserat received an inducement grant (the “Crevoiserat Inducement Grant”) of (a) SARs covering 75,000 shares of Common Stock and (b) RSUs covering 15,000 shares of Common Stock. In addition, she received an equity replacement grant (the “Crevoiserat Equity Replacement Grant”) of (a) SARs covering 15,000 shares of Common Stock and (b) RSUs covering 65,000 shares of Common Stock, which was designed to replace unvested equity grants awarded to Ms. Crevoiserat by her former employer that were forfeited as a result of the termination of her employment with the former employer in order to commence employment with the Company. Please see the “Fiscal 2014 Grants of Plan-Based Awards” table beginning on page [•] of this Proxy Statement for more information on the terms of the Crevoiserat Inducement Grant and the Crevoiserat Equity Replacement Grant.

Ms. Crevoiserat is also entitled to participate in the Company’s benefit plans and receive limited perquisites consistent with those provided to other senior executives of the Company.

In connection with her employment, Ms. Crevoiserat entered into an agreement not to compete, directly or indirectly, with the Company, its subsidiaries and/or affiliates during the period she is employed by the Company and for six months thereafter. She also agreed not to solicit, directly or indirectly, any associates, customers or suppliers of the Company, its subsidiaries and/or affiliates during the period she is employed by the Company and for 24 months thereafter.

The terms of the Crevoiserat Offer Letter relating to the termination of Ms. Crevoiserat’s employment are further discussed below in the section captioned “Potential Payments Upon Termination or Change of Control — Other NEOs — Crevoiserat Offer Letter” beginning on page [—].

Mr. Angelides

In connection with the commencement of his employment with the Company, Christos E. Angelides entered into an offer letter (the “Angelides Offer Letter”) with the Company (which was dated May 30, 2014 and signed by each of Mr. Angelides and the Company on June 10, 2014) which addresses the compensation and benefits he is to receive as Brand President of Abercrombie & Fitch and abercrombie kids. The Angelides Offer Letter provides that Mr. Angelides will receive an annual base salary of $995,000 (subject to review in March 2016) and his target annual incentive opportunity under the Incentive Plan will be 125% of his base salary (the maximum annual incentive opportunity will be 250% of his base salary). Mr. Angelides was guaranteed a minimum annual incentive payout of $250,000 for Fiscal 2014 (the “Angelides Guaranteed Minimum Bonus”). The Angelides Guaranteed Minimum Bonus was paid in Fiscal 2015 but is reported in the “Fiscal 2014 Summary Compensation Table” in the “Bonus” column since it was earned with respect to Fiscal 2014.

Upon joining the Company, Mr. Angelides received a one-time sign-on bonus of $100,000, subject to his agreeing to repay the sign-on bonus in full if he resigns without good reason or is terminated by the Company for gross misconduct within 36 months of his first day of employment (which was October 20, 2014). In addition, Mr. Angelides received a supplemental sign-on bonus of $512,000 to compensate him for the forfeiture of the target bonus he would have received from his former employer, subject to his agreeing to repay the supplemental sign-on bonus under the same terms as the sign-on bonus. Mr. Angelides also received a one-time bonus payment of $50,000 for miscellaneous relocation costs and to assist with periodic pre-relocation travel costs between his residence in the United Kingdom and the Company’s offices in Ohio, and approximately $31,369 as of April 29, 2015 (all of which was received in Fiscal 2014) in other relocation expenses in accordance with the terms of the Company’s relocation policy. Payment of these relocation costs and expenses is subject to Mr. Angelides agreeing to repay them in full if he resigns without good reason or is terminated by the Company for gross misconduct within 36 months of his first day of employment.

In Fiscal 2014, Mr. Angelides received an inducement grant (the “Angelides Inducement Grant”) of 58,633 SARs with a grant date fair value of $595,000 and was to receive a grant of PSAs with an aggregate approximate grant date value of $1,875,000 as part of the Fiscal 2015 annual grant. As part of the Fiscal 2015 annual grant (made on March 24, 2015), Mr. Angelides received an annual grant in the form of PSAs, SARs and RSUs with an approximate grant date fair value of $[—] (this grant will be further described in the Proxy Statement for the 2016 Annual Meeting of Stockholders of the Company). In Fiscal 2014, Mr. Angelides also received an equity replacement grant (the “Angelides Equity Replacement Grant”) of 277,682 RSUs with a grant date fair value of $7,626,592 which was designed to replace the estimated present value of equity awards granted to Mr. Angelides by his former employer that were forfeited as a result of the termination of his employment with the former employer in order to commence employment with the Company. The Angelides Equity Replacement Grant is subject to a later offset in the event that the replacement value of the equity awards from his former employer which were forfeited by Mr. Angelides was overvalued. Please see the “Fiscal 2014 Grants of Plan-Based Awards” table beginning on page [—] of this Proxy Statement for more information on the terms of the Angelides Inducement Grant and the Angelides Equity Replacement Grant.

Mr. Angelides is also entitled to participate in the Company’s benefit plans and receive limited prerequisites consistent with those provided to other senior executives of the Company.

In conjunction with the Angelides Offer Letter, Mr. Angelides signed a non-competition and non-solicitation agreement. The non-competition provision prohibits Mr. Angelides from competing, as defined by the agreement, with the Company through specified relationships with any entity deemed to be a competitor of the Company (with specific competitor examples set forth in an exhibit to the agreement) during his employment with the Company and for a period of twelve months after the termination of such employment. The non-solicitation provision is for the period of Mr. Angelides’ employment with the Company and for a period of 24 months after the termination of such employment.

The terms of the Angelides Offer Letter relating to the termination of Mr. Angelides’ employment are further discussed below in the section captioned “Potential Payments Upon Termination or Change of Control — Other NEOs — Angelides Offer Letter” beginning on page [—].

Ms. Horowitz

In connection with the commencement of her employment with the Company, Fran Horowitz entered into an offer letter (the “Horowitz Offer Letter”) with the Company (which was dated October 8, 2014 and signed by Ms. Horowitz on October 9, 2014 and by the Company on October 8, 2014) which addresses the compensation and benefits she is to receive as Brand President of Hollister. The Horowitz Offer Letter provides that Ms. Horowitz will receive an annual base salary of $995,000 (subject to review in March 2016) and her target annual incentive opportunity under the Incentive Plan will be 125% of her base salary (the maximum annual incentive opportunity will be 250% of her base salary). Ms. Horowitz was guaranteed a minimum annual incentive payout of $262,500 for Fiscal 2014 (the “Horowitz Guaranteed Minimum Bonus”). The Horowitz Guaranteed Minimum Bonus was paid in Fiscal 2015 but is reported in the “Fiscal 2014 Summary Compensation Table” in the “Bonus” column since it was earned with respect to Fiscal 2014.

Upon joining the Company, Ms. Horowitz received a one-time sign-on bonus of $450,000, to compensate her for the forfeiture of bonus and stock awards she would have received from her former employer subject to her agreeing to repay the sign-on bonus in full if she resigns without good reason or is terminated by the Company for cause within 36 months of her first day of employment (which was October 20, 2014).

Ms. Horowitz received an inducement grant (the “Horowitz Inducement Grant”) of (a) 24,483 SARs with a grant date fair value of $248,659 and (b) 27,126 PSAs with a grant date fair value of $417,976. In addition, she received an equity replacement grant (the “Horowitz Equity Replacement Grant”) of 104,131 RSUs with a grant date fair value of $2,796,063 which was intended to replace the estimated present value of equity awards granted to Ms. Horowitz by her former employer that were forfeited as a result of the termination of her employment with the former employer in order to commence employment with the Company. Please see the “Fiscal 2014 Grants of Plan-Based Awards” table beginning on page [—] of this Proxy Statement for more information on the terms of the Horowitz Inducement Grant and the Horowitz Equity Replacement Grant.

Ms. Horowitz is also entitled to participate in the Company’s benefit plans and receive limited perquisites consistent with those provided to other senior executives of the Company.

In conjunction with the Horowitz Offer Letter, Ms. Horowitz signed a non-competition and non-solicitation agreement. The non-competition provision prohibits Ms. Horowitz from competing, as defined by the agreement, with the Company through specified relationships with any entity deemed to be a competitor of the Company (with specific competitor examples set forth in an exhibit to the agreement) during her employment with the Company and for a period of twelve months after the termination of such employment. The non-solicitation provision is for the period of Ms. Horowitz’s employment with the Company and for a period of 24 months after the termination of such employment.

The terms of the Horowitz Offer Letter relating to the termination of Ms. Horowitz’s employment are further discussed below in the section captioned “Potential Payments Upon Termination or Change of Control — Other NEOs — Horowitz Offer Letter” beginning on page [—].

Outstanding Equity Awards

The following table sets forth information regarding the outstanding equity awards held by the NEOs at the end of Fiscal 2014.

Outstanding Equity Awards at Fiscal 2014 Year-End

	Option/SAR Awards						Stock Awards
Name	Option/ SAR Grant Date	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable		Option/ SAR Exercise Price	Option/ SAR Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(12)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(12)
Michael S. Jeffries	12/19/2008	800,000	0		$22.840	12/19/2015
	12/19/2008	200,000	0		$27.408	12/19/2015
	12/19/2008	200,000	0		$31.976	12/19/2015
	12/19/2008	200,000	0		$36.544	12/19/2015
	12/19/2008	200,000	0		$41.112	12/19/2015
	3/2/2009	600,000	0		$20.750	12/19/2015
	3/2/2009	150,000	0		$24.900	12/19/2015
	3/2/2009	150,000	0		$29.050	12/19/2015
	3/2/2009	150,000	0		$33.200	12/19/2015
	3/2/2009	150,000	0		$37.350	12/19/2015
	9/1/2009	600,000	0		$31.660	12/19/2015
	9/1/2009	150,000	0		$37.992	12/19/2015
	9/1/2009	150,000	0		$44.324	12/19/2015
	9/1/2009	150,000	0		$50.656	12/19/2015
	9/1/2009	150,000	0		$56.988	12/19/2015
	9/22/2009	668,367	0		$33.530	9/22/2016
	3/23/2010	826,412	0		$44.860	3/23/2017
	3/23/2010	3,285	0		$44.860	3/23/2017
	3/22/2011	1,590,908	0		$54.870	3/22/2018
	9/20/2011	288,287	0		$67.830	9/20/2018
Jonathan E. Ramsden	12/8/2008	10,000	0		$20.440	12/8/2018
	12/8/2008	50,000	0		$20.440	12/8/2018
	3/23/2010	140,000	0		$44.860	3/23/2020
	3/22/2011	52,500	17,500	(1)	$54.870	3/22/2021
							3/22/2011				5,750	(6)	$146,750
	3/20/2012	33,750	33,750	(1)	$52.890	3/20/2022
							3/20/2012				3,334	(7)	$85,084
							3/20/2012				10,750	(6)	$274,340
	3/26/2013	9,000	27,000	(2)	$45.690	3/26/2023
							3/26/2013				8,250	(8)	$210,540
	5/8/2013	5,000	15,000	(2)	$52.480	5/8/2023
							5/8/2013				4,500	(8)	$114,840
	3/31/2014	0	40,000	(3)	$39.636	3/31/2024
							3/31/2014				45,000	(9)	$1,148,400
Joanne C. Crevoiserat	5/29/2014	0	75,000	(1)	$37.140	5/29/2024
	5/29/2014	0	15,000	(1)	$37.140	5/29/2024
							5/29/2014	65,000	(4)	$1,658,800
							5/29/2014	15,000	(4)	$382,800
Christos E. Angelides	12/3/2014	0	58,633	(1)	$28.810	12/3/2024
							12/3/2014	277,682	(5)	$7,086,445
Fran Horowitz	12/3/2014	0	24,483	(1)	$28.810	12/3/2024
							12/3/2014	104,131	(4)	$2,657,423
							12/3/2014				27,126	(9)	$692,256

	Option/SAR Awards						Stock Awards
Name	Option/ SAR Grant Date	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable		Option/ SAR Exercise Price	Option/ SAR Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(12)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(12)
Diane Chang	3/5/2007	50,000	0		$73.420	3/5/2017
	3/4/2008	50,000	0		$78.650	3/4/2018
	3/23/2010	105,000	0		$44.860	3/23/2020
	3/22/2011	52,500	17,500	(1)	$54.870	3/22/2021
							3/22/2011			5,750	(6)	$146,740
	3/20/2012	33,750	33,750	(1)	$52.890	3/20/2022
							3/20/2012			3,334	(7)	$85,084
							3/20/2012			10,750	(6)	$274,340
	3/26/2013	14,000	42,000	(2)	$45.690	3/26/2023
							3/26/2013			12,750	(8)	$325,380
	3/31/2014	0	35,000	(3)	$39.636	3/31/2024
							3/31/2014			15,000	(10)	$382,800
							3/31/2014			25,000	(9)	$638,000

(1)	Each of these SAR awards vests in four equal annual installments beginning on the first anniversary of the grant date, subject to the NEO’s continued employment with the Company.

(2)	Each of these SAR awards vests in four equal annual installments beginning on March 15, 2014, subject to the NEO’s continued employment with the Company.

(3)	Each of these SAR awards vests in four equal annual installments beginning on April 1, 2015, subject to the NEO’s continued employment with the Company.

(4)	Each of these RSU awards vests in four equal installments beginning on the first anniversary of the grant date, subject to the NEO’s continued employment with the Company.

(5)

This RSU award vests 50% on the one-year anniversary of the grant date, an additional 30% on the two-year anniversary of the grant date and an additional 20% on the three-year anniversary of the grant date, subject to the NEO’s continued employment with the Company.

(6)

Each of these RSU awards vests in four equal annual installments beginning on the first anniversary of the grant date, contingent upon the Company’s achievement of positive adjusted non-GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(7)

Each of these RSU awards will vest in two equal installments in Fiscal 2014 and Fiscal 2015 so long as the Company achieves positive adjusted non-GAAP net income in Fiscal 2013 and Fiscal 2014, respectively, subject to the NEO’s continued employment with the Company.

(8)

Each of these RSU awards vests in four equal annual installments beginning on March 15, 2014, contingent upon the Company’s achievement of positive adjusted non-GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(9)

The number shown assumes that the PSAs granted for the Fiscal 2014 to Fiscal 2016 performance period will be earned at the target number based on the Company achieving the target metrics for Relative TSR, ROE, and EBIT Margin Improvement. See the “Estimated Future Payouts under Equity Incentive Plan Awards” columns of the “Fiscal 2014 Grants of Plan-Based Awards” table on page [—] for the threshold, target and maximum number of PSAs that can be earned.

(10)

Each of these RSU awards vests in four equal annual installments beginning on March 15, 2015, contingent upon the Company’s achievement of positive adjusted non-GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(11)	Market value represents the product of the closing price of Common Stock as of January 30, 2015, which was $25.52, multiplied by the number of RSUs or PSAs.

Stock Options and Stock Appreciation Rights Exercised and Restricted Stock Units Vested

The following table provides information regarding the aggregate dollar value realized by the NEOs in connection with the vesting of RSUs during Fiscal 2014. No stock options or SARs were exercised by any of the NEOs during Fiscal 2014.

Fiscal 2014 Restricted Stock Units Vested

Stock Awards (RSUs)
Name	Number of Shares Acquired on Vesting	Value Realized Upon Vesting (1)
Michael S. Jeffries	—	—
Jonathan E. Ramsden	24,375	$958,948
Joanne C. Crevoiserat	—	—
Christos E. Angelides	—	—
Fran Horowitz	—	—
Diane Chang	24,375	$955,761

(1)

Value realized upon the vesting of RSU awards is calculated by multiplying the number of shares of Common Stock underlying the vested portion of each RSU award by the closing price of a share of Common Stock on the vesting date.

Pension Benefits

In conjunction with the employment agreement entered into by the Company and Mr. Jeffries as of January 30, 2003, the Company established the Chief Executive Officer Supplemental Executive Retirement Plan effective February 2, 2003 (as amended, the “SERP”). Under the terms of the 2013 Jeffries Agreement discussed above, Mr. Jeffries remained eligible to receive benefits under the SERP. Subject to the conditions described in the SERP, as a result of his retirement, Mr. Jeffries is to receive a monthly benefit for life equal to 50% of his final average compensation (base salary and actual annual incentive as averaged over the last 36 consecutive full months ending prior to his retirement), which aggregates to an annual benefit of $1,038,600.

Pension Benefits at End of Fiscal 2014(1)

Name	Plan Name	Present Value of Accumulated Benefit(2)	Payments During Fiscal 2014
Michael S. Jeffries	Supplemental Executive Retirement Plan	$13,003,130	$—	(3)

(1)	Due to the structure of the SERP, years of service credited are not applicable. As a result, the column for years of service credited in Fiscal 2014 is not included in the table above.

(2)

The present value of Mr. Jeffries’ accumulated benefit under the SERP as of the end of Fiscal 2014 was $13,003,130. The present value of this accumulated benefit was determined based upon benefits earned as of the date Mr. Jeffries’ employment with the Company terminated (December 31, 2014), using a discount rate of 3.26% and the 2014 Group Annuity Mortality Table for males. In Fiscal 2014, the Company recorded net income of $1.0 million in conjunction with the SERP primarily due to a decrease in Mr. Jeffries’ preceding 36-month average compensation, partially offset by an increase in his life expectancy resulting from the Society of Actuaries’ release of updated mortality tables in 2014. More information on the SERP can be found in “Note 16. Retirement Benefits” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2014 Form 10-K.

(3)

Although a payment in the amount of $86,550 was accrued for Fiscal 2014, this amount was not paid during Fiscal 2014 due to the delayed distribution requirements applicable to specified employees under Internal Revenue Code Section 409A.

Nonqualified Deferred Compensation

The Company maintains the Nonqualified Savings and Supplemental Retirement Plan for associates, with participants generally at management levels and above, including the NEOs. The Nonqualified Savings and Supplemental Retirement Plan allows a participant to defer up to 75% of base salary each year and up to 75% of cash payouts to be received by the participant under the Company’s Incentive Plan. The Company will match the first 3% that the participant defers on a dollar-for-dollar basis. In addition, for eligible associates who most recently began participation prior to January 1, 2014, if the participant has made the maximum pre-tax deferrals permitted and the Company’s 401(k) Plan, which was $17,500 in calendar 2014, the Company will make an additional matching contribution equal to 3% of the amount by which the participant’s base salary and cash payouts to be received under the Company’s Incentive Plan (after reduction by the participant’s deferral) exceed the annual maximum compensation limits imposed on the Company’s 401(k) Plan (the “IRS Compensation Limit”), which was $260,000 in calendar 2014. This additional matching contribution is not available for associates who most recently commenced partipcation on or after January 1, 2014. The Company may also make discretionary retirement contributions for participants who most recently began participation prior to January 1, 2014.

The Nonqualified Savings and Supplemental Retirement Plan allows for a variable earnings rate on participant account balances as determined by the committee which administers the Nonqualified Savings and Supplemental Retirement Plan. The earnings rate for all account balances was fixed at 4% per annum for Fiscal 2014. Participants are 100% vested in their deferred contributions, and earnings on those contributions, at all times. Participants who most recently began participation prior to January 1, 2014 become vested in Company bi-weekly matching contributions and earnings on those matching contributions ratably over a five-year period from date of hire. Participants who most recently began participation on or after January 1, 2014 become vested in Company bi-weekly matching contributions and earnings on those matching contributions after five years of service.

The following table provides information regarding the participation by the NEOs in the portion of the Nonqualified Savings and Supplemental Retirement Plan providing for participant deferral contributions and Company matching contributions, for Fiscal 2014.

Nonqualified Deferred Compensation for Fiscal 2014 — Executive Contributions and

Company Matching Contributions

Name	Executive Contributions in Fiscal 2014(1)	Company Contributions in Fiscal 2014(2)	Aggregate Earnings in Fiscal 2014(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance as of January 31, 2015(4)
Michael S. Jeffries	$39,115	$75,623	$304,465	$4,645,457	$3,389,206
Jonathan E. Ramsden	$28,881	$75,102	$51,711	$—	$1,360,205
Joanne C. Crevoiserat	$55,000	$14,025	$755	$—	$69,780
Christos E. Angelides	$15,308	$4,592	$42	$—	$19,943
Fran Horowitz	$5,740	$5,740	$34	$—	$11,515
Diane Chang	$91,463	$50,905	$107,778	$—	$2,825,118

(1)

The amounts shown in this column reflect the base salary payments for Fiscal 2014 which were deferred by each NEO. No Incentive Plan cash payouts were made to any of the NEOs for Fiscal 2014 and, thus, none could be subject to deferral. All amounts in this column are included in the “Salary” column totals for Fiscal 2014 reported in the Fiscal 2014 Summary Compensation Table on page [—].

(2)

The amounts shown in this column reflect the aggregate Company contributions which accrued during Fiscal 2014 and were credited to the NEOs’ respective accounts in Fiscal 2014 and Fiscal 2015. The total is comprised of the following: (a) matching contributions with respect to each NEO’s deferrals of base salary compensation for Fiscal 2014; (b) a make-up match that is equal to the match that would have been made to the 401(k) Plan had the dollars deferred to the Nonqualified Savings and Supplemental Retirement Plan not directly reduced the NEO’s eligible 401(k) compensation; and (c) if the NEO had most recently begun participation in the Nonqualified Savings and Supplemental Retirement Plan prior to January 1, 2014 and had maximized the deferral to the 401(k) Plan, the Company made an additional Company contribution equal to 3% on any eligible compensation above the IRS Compensation Limit. These amounts are included in the “All Other Compensation” column totals for 2014 reported in the “Fiscal 2014 Summary Compensation Table” on page [—].

(3)

Nonqualified deferred compensation balances earn fixed rates of interest. The rate for all account balances was fixed at 4% per annum for Fiscal 2014. The portion of the Fiscal 2014 earnings with respect to amounts credited to the NEOs’ accounts under the Nonqualified Savings and Supplemental Retirement Plan as a result of their deferral contributions and Company matching contributions (which were made in Fiscal 2014 and prior fiscal years) which are above-market for purposes of the applicable SEC Rules are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column totals for 2014 reported in the “Fiscal 2014 Summary Compensation Table” on page [—]. These amounts are included as part of the aggregate earnings reported in this “Aggregate Earnings in Fiscal 2014” column for: (a) Mr. Jeffries — $63,938; (b) Mr. Ramsden — $10,859; (c) Ms. Crevoiserat — $159; (d) Mr. Angelides — $9; (e) Ms. Horowitz — $7; and (f) Ms. Chang — $22,633.

(4)	These amounts are as of January 31, 2015 and do not take into account the amounts in the “Company Contributions in Fiscal 2014” column in the table above that were accrued during Fiscal 2014 but were credited to the NEOs’ respective accounts in Fiscal 2015. The following amounts are included in the balance as of January 31, 2015 and previously were reported as compensation to the listed officers in the Summary Compensation Tables for Fiscal 2006 through Fiscal 2014 (except for Mr. Ramsden, who was not a listed officer until Fiscal 2008, and Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz, who were not listed officers until Fiscal 2014): (a) Mr. Jeffries — $1,682,293; (b) Mr. Ramsden — $196,704; and (c) Ms. Chang — $696,175.

Under the Nonqualified Savings and Supplemental Retirement Plan, the Company also made an annual retirement contribution, for participants who most recently began participation prior to January 1, 2014, in respect of Fiscal 2014 equal to 4% of the amount by which the associate’s base salary and cash payouts to be received under the Company’s Incentive Plan exceed the IRS Compensation Limit, which was $260,000 for calendar 2014. There is a one-year wait period following commencement of employment before these Company retirement contributions begin, with the first retirement contribution then made by the Company at the end of the second year of employment. Participants become vested in Company retirement contributions and earnings on those retirement contributions ratably over a five-year period.

The following table provides information concerning the participation by the NEOs in the portion of the Nonqualified Savings and Supplemental Retirement Plan providing for Company retirement contributions, for Fiscal 2014.

Nonqualified Deferred Compensation for Fiscal 2014 — Company Supplemental

Annual Retirement Contribution

Name	Executive Contributions in Fiscal 2014 ($)	Company Contributions in Fiscal 2014 ($)(1)	Aggregate Earnings in Fiscal 2014 ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance as of January 31, 2015 ($)(3)
Michael S. Jeffries	$—	$24,338	$210,598	$3,398,061	$2,155,644
Jonathan E. Ramsden	$—	$13,569	$5,923	$—	$161,810
Joanne C. Crevoiserat(4)	$—	$—	$—	$—	$—
Christos E. Angelides(4)	$—	$—	$—	$—	$—
Fran Horowitz(4)	$—	$—	$—	$—	$—
Diane Chang	$—	$14,700	$56,249	$—	$1,451,986

(1)	The amounts shown in this column reflect the Company’s retirement contributions which accrued during Fiscal 2014 and were credited to the NEOs’ respective accounts in Fiscal 2014 and Fiscal 2015. These retirement contributions are included in the “All Other Compensation” column totals for 2014 reported in the “Fiscal 2014 Summary Compensation Table” on page [—].

(2)	The amounts included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column totals for 2014 reported in the “Fiscal 2014 Summary Compensation Table” on page [—] represent earnings in Fiscal 2014 with respect to amounts credited to the NEOs’ accounts under the Nonqualified Savings and Supplemental Retirement Plan as a result of retirement contributions (which were made in Fiscal 2014 and prior fiscal years) which are above-market for purposes of the applicable SEC Rules. These amounts are included as part of the aggregate earnings reported in the “Aggregate Earnings in Fiscal 2014” column for: (a) Mr. Jeffries — $44,226; (b) Mr. Ramsden — $1,244; and (c) Ms. Chang — $11,812.

(3)	These amounts are as of January 31, 2015 and do not take into account the amounts in the “Company Contributions in Fiscal 2014” column in the table above that were accrued in Fiscal 2014 but were credited to the NEOs’ respective accounts in Fiscal 2015. The following amounts are included in the balance as of January 31, 2015 and previously were reported as compensation to the listed officers in the Summary Compensation Tables for Fiscal 2006 through Fiscal 2013 (except for Mr. Ramsden, who was not a listed officer until Fiscal 2008): (a) Mr. Jeffries — $1,911,931; (b) Mr. Ramsden — $139,470; and Ms. Chang — $756,497.

(4)	Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz were not eligible to receive Company retirement contributions for Fiscal 2014 since none of them began participation in the Nonqualified Savings and Supplemental Retirement Plan prior to January 1, 2014.

Payouts under the Nonqualified Savings and Supplemental Retirement Plan are based on the participant’s election at the time of deferral and may be made in a single lump sum or in annual installments over a five-year or ten-year period. The annual installment election will only apply if at the time of the separation from service, the participant is retirement eligible — that is, age 55 or older with at least five years of service. If there is no distribution election on file, the payment will be made in ten annual installments. Regardless of the election on file, if the participant terminates before retirement, dies or becomes disabled, the benefit will be paid in a single lump sum. However, if the participant dies while receiving annual installments, the beneficiary will continue to receive the remaining installment payments. The committee which administers the Nonqualified Savings and Supplemental Retirement Plan may permit hardship withdrawals from a participant’s account under the Nonqualified Savings and Supplemental Retirement Plan in accordance with defined guidelines including the IRS definition of a financial hardship.

Participants’ rights to receive their account balances from the Company are not secured or guaranteed. However, during the third quarter of Fiscal 2006, the Company established an irrevocable rabbi trust, the purpose of which is to be a source of funds to match respective funding obligations to participants in the Nonqualified Savings and Supplemental Retirement Plan and the SERP.

In the event of a change in control of the Company, the payment of the aggregate balance of each participant’s account will be accelerated and such balance will be paid out as of the date of the change in control unless otherwise determined by the Board.

The Nonqualified Savings and Supplemental Retirement Plan is subject to requirements affecting deferred compensation under Section 409A of the Internal Revenue Code and is being administered in compliance with the applicable regulations under Section 409A.

Potential Payments Upon Termination or Change of Control

The following tables describe: (i) the approximate payments that have been and will be made to Michael S. Jeffries pursuant to the Jeffries Retirement Agreement as a result of his retirement as an associate of the Company effective December 31, 2014; and (ii) the approximate payments that would have been made to the other NEOs pursuant to offer letters (in the case of Joanne C. Crevoiserat, Christos E. Angelides and Fran Horowitz) or other plans or individual award agreements, in the event of the termination of employment of these other NEOs under the circumstances described below, assuming such termination took place on January 31, 2015, the last day of Fiscal 2014. The table captioned “Outstanding Equity Awards at Fiscal 2014 Year-End” beginning on page [—] of this Proxy Statement contains more information regarding the vested options and SARs held by the NEOs as of the end of Fiscal 2014.

Jeffries Retirement Agreement

The Jeffries Retirement Agreement, which includes a general release of claims by Mr. Jeffries, provides Mr. Jeffries with compensation as if his employment had terminated without cause pursuant to his employment agreement. He is to receive his accrued and unpaid base salary through December 31, 2014, any previously deferred compensation, reimbursement of reasonable expenses and any other benefits and payments to which he was entitled as of December 31, 2014 under the Company’s employee benefit plans, in each case in accordance with the terms of the respective plans. He is also to receive a lump-sum cash payment equal to 150% of his base salary as of December 31, 2014, pro-rated for the portion of Fiscal 2014 prior to his retirement date, which payment will be made in compliance with the timing requirements of Internal Revenue Code Section 409A.

Unvested long-term incentive awards that were granted to Mr. Jeffries within two years prior to December 31, 2014 were forfeited. No portion of the unvested long-term incentive awards that had been granted to him at least two years prior to his retirement vested as a result of his retirement.

Mr. Jeffries will continue to receive his base salary as of December 31, 2014 as well as medical, dental and other associated welfare benefits for two years after his retirement date (i.e., until December 31, 2016). The Company will also continue to pay the premiums on Mr. Jeffries’ term life insurance policy (providing coverage in the amount of $10,000,000) until the last day of his welfare benefits coverage. In addition, Mr. Jeffries will be provided with a retirement benefit in accordance with the Chief Executive Officer Supplemental Executive Retirement Plan described in the section captioned “Pension Benefits” on page [—].

The following table represents payments made and to be made in connection with the retirement of Mr. Jeffries pursuant to the Jeffries Retirement Agreement:

Cash Payments	Benefits Continuation	Equity Value(3)	Retirement Plan Value(4)	Total
$5,191,071(1)	$319,976(2)	$0	$19,326,579	$24,837,626

(1)

Under the Jeffries Retirement Agreement, the Company is required to pay his accrued and unpaid base salary through December 31, 2014, any previously deferred compensation, reimbursement of reasonable expenses and any other benefits or payment to which he was entitled as of December 31, 2014. The Jeffries Retirement Agreement called for the payment of Mr. Jeffries’ base salary ($1,500,000) for two years after his termination and payment of a lump-sum cash payment equal to 150% of his base salary as of December 31, 2014, pro-rated for the portion of Fiscal 2014 prior to his retirement date.

(2)

The Jeffries Retirement Agreement calls for the continuation of Mr. Jeffries’ medical, dental and other associate welfare benefits for two years after his termination. This includes the continuation of the $10,000,000 life insurance coverage until the last day of Mr. Jeffries’ welfare benefits coverage.

(3)

As of December 31, 2014, the total value for all of Mr. Jeffries’ outstanding equity awards was $10,181,400, which amount represents the $10,181,400 value of equity awards which were vested by their terms on December 31, 2014. The vested value described in this footnote is not included in the table above since it could be realized independently from Mr. Jeffries’ retirement.

(4)

Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan of $6,323,449 and the present value of the vested accumulated retirement benefit under the SERP of $13,003,130.

Other NEOs

Crevoiserat Offer Letter

The Crevoiserat Offer Letter provides that if the Company undergoes a change in control (defined consistently with the definition of such term in the 2005 LTIP) within the first year of Ms. Crevoiserat’s employment with the Company and her employment is not terminated by the Company, the compensation and benefits provided for in the Crevoiserat Offer Letter will not be decreased or diminished prior to the one-year anniversary of her employment with the Company as long as she remains actively employed by the Company, its successor or assign.

If the Company undergoes a change in control within the first year of Ms. Crevoiserat’s employment with the Company and her employment is subsequently terminated by the Company or her duties or compensation reduced, the Company will continue her base salary from her separation date through the first anniversary of her employment date, subject to a minimum of six months of salary continuation, and would have paid her the Crevoiserat Guaranteed Minimum Bonus. Her medical benefits and life insurance will continue to be provided, on the same basis as applies to similarly-situated active associates of the Company, through the salary continuation period. With regard to the Crevoiserat Inducement Grant and the Crevoiserat Equity Replacement Grant, management of the Company will recommend to the Compensation and Organization Committee of the Board that all such awards become fully vested in the event of a termination of Ms. Crevoiserat’s employment by the Company without cause (or by Ms. Crevoiserat due to a reduction in her duties or compensation) following a change in control.

If the employment of Ms. Crevoiserat is terminated by the Company without cause or by Ms. Crevoiserat for good reason before the first anniversary of her employment date, the Company will continue her base salary from her separation date through the first anniversary of her employment date, subject to a minimum of six months of salary continuation, and would have paid her the Crevoiserat Guaranteed Minimum Bonus. Her medical benefits and life insurance will continue to be provided, on the same basis as applies to similarly-situated active associates of the Company, through the salary continuation period. Subject to Ms. Crevoserat’s execution of a satisfactory release, on the first anniversary of her employment date, the Company will also pay Ms. Crevoiserat $4,000,000, less normal taxes and other withholdings, in lieu of all unvested equity awards which will be forfeited as a result of the termination of her employment with the Company.

If the employment of Ms. Crevoiserat is terminated by the Company without cause or by Ms. Crevoiserat for good reason after the first anniversary of her employment date, but prior to the date when the Crevoiserat Inducement Grant and the Crevoiserat Equity Replacement Grant would fully vest, the Company will continue her base salary through the six-month anniversary of her separation date and her medical benefits and life insurance will continue to be provided, on the same basis as applies to similarly-situated active associates of the Company, through the salary continuation period. The Company will also pay Ms. Crevoiserat, on the six-month anniversary of her separation date, a pro-rated bonus based on her target incentive opportunity for fiscal year in which the termination occurs and the number of days in the fiscal year through her separation date. In addition, the Company will pay Ms. Crevoiserat an additional amount, less normal taxes and other withholdings, in lieu of all unvested equity awards forfeited as a result of the termination of her employment with the Company, which amount will vary based on her separation date.

Angelides Offer Letter

The Angelides Offer Letter provides that if the Company undergoes a change in control (defined consistently with the definition of such term in the 2005 LTIP) within the first year of Mr. Angelides’ employment with the Company and his employment is not terminated by the Company, the compensation and benefits provided for in the Angelides Offer Letter will not be decreased or diminished prior to the one-year anniversary of his employment with the Company as long as he remains actively employed by the Company, its successor or assign.

If the Company undergoes a change in control within the first year of Mr. Angelides’ employment with the Company and his employment is subsequently terminated by the Company or his duties or compensation reduced, the Company will continue his base salary from his separation date through the first anniversary of his employment date, subject to a minimum of six months of salary continuation, and the Company (i) would have paid him the Angelides Guaranteed Minimum Bonus if the termination had occurred during Fiscal 2014 (for purposes of the calculations below, the termination is deemed to have occurred on the last day of Fiscal 2014) and (ii) will pay him a pro-rated bonus based upon his target incentive opportunity under the Incentive Plan and the number of days in the fiscal year lapsed prior to the separation date if the termination occurs during Fiscal 2015. His medical benefits and life insurance will continue to be provided, on the same basis as applies to similarly-situated active associates of the Company, through the salary continuation period.

If the employment of Mr. Angelides is terminated by the Company without cause or by Mr. Angelides for good reason before the first anniversary of his employment date, the Company will continue his base salary from his separation date through the first anniversary of his employment date, subject to a minimum of six months of salary continuation. His medical benefits and life insurance will continue to be provided, on the same basis as applies to similarly-situated active associates of the Company, through the salary continuation period. If the termination by the Company is without cause, the Company (i) would have paid him the Angelides Guaranteed Minimum Bonus if the termination had occurred during Fiscal 2014 (for purposes of the calculations below, the termination is deemed to have occurred on the last day of Fiscal 2014) and (ii) will pay him a pro-rated bonus based upon his target incentive opportunity under the Incentive Plan and the number of days in the fiscal year lapsed prior to the separation date if the termination occurs during Fiscal 2015. If Mr. Angelides terminates his employment for good reason, the Company will pay him a lump-sum cash payment that is equal to a pro-rated portion of $1,250,000, based on the number of days in the fiscal year lapsed prior to the separation date. Subject to Mr. Angelides’ execution of a satisfactory release, on the first anniversary of his employment date, the Company will also pay Mr. Angelides $8,000,000, less normal taxes and other withholdings, in lieu of the Angelides Equity Replacement Grant, which will be forfeited as a result of the termination of his employment with the Company.

If the employment of Mr. Angelides is terminated by the Company without cause or by Mr. Angelides for good reason after the first anniversary of his employment, but prior to the date when the Angelides Inducement Grant and the Angelides Equity Replacement Grant would fully vest, the Company will continue his base salary through the six-month anniversary of his separation date and his medical benefits and life insurance will continue to be provided, on the same basis as applies to similarly-situated active associates of the Company, through the salary continuation period. If the termination is by the Company without cause, the Company will also pay Mr. Angelides a pro-rated bonus, on the six-month anniversary of his separation date, based on his target incentive opportunity under the Incentive Plan for the fiscal year in which the termination occurs and the number of days in the fiscal year lapsed prior to his separation date. If Mr. Angelides terminates his employment for good reason, the Company will pay Mr. Angelides a lump-sum cash payment that is equal to a pro-rated portion of $1,250,000, based on the number of days in the fiscal year in which the separation occurs lapsed prior to his separation date. The Company will also pay Mr. Angelides an additional amount, less normal taxes and other withholdings, in lieu of the Angelides Equity Replacement Grant forfeited as a result of the termination of his employment with the Company, which amount will vary based on his separation date.

Horowitz Offer Letter

The Horowitz Offer Letter provides that if the Company undergoes a change in control (defined consistently with the definition of such term in the 2005 LTIP) within the first year of Ms. Horowitz’s employment with the Company and her employment is not terminated by the Company, the compensation and benefits provided for in the Horowitz Offer Letter will not be decreased or diminished prior to the one-year anniversary of her employment with the Company as long as she remains actively employed by the Company, its successor or assign.

If the Company undergoes a change in control within the first year of Ms. Horowitz’s employment with the Company and her employment is subsequently terminated by the Company or her duties diminished or her compensation reduced, the Company will continue her base salary from her separation date through the first anniversary of her employment date, subject to a minimum of six months of salary continuation, and the Company (i) would have paid her the Horowitz Guaranteed Minimum Bonus if the termination had occurred during Fiscal 2014 (for purposes of the calculations below, the termination is deemed to have occurred on the last day of Fiscal 2014) and (ii) will pay her a pro-rated bonus based upon her target incentive opportunity under the Incentive Plan and the number of days in the fiscal year lapsed prior to the separation date if the termination occurs during Fiscal 2015. Her medical benefits and life insurance will continue to be provided, on the same basis as applies to similarly-situated active associates of the Company, through the salary continuation period.

If the employment of Ms. Horowitz is terminated by the Company without cause or by Ms. Horowitz for good reason before the first anniversary of her employment date, the Company will continue her base salary from her separation date through the first anniversary of her employment date, subject to a minimum of six months of salary continuation. Her medical benefits and life insurance will continue to be provided, on the same basis as applies to similarly-situated active associates of the Company, through the salary continuation period. If the termination by the Company is without cause, the Company (i) would have paid her the Horowitz Guaranteed Minimum Bonus if the termination had occurred during Fiscal 2014 (for purposes of the calculations below, the termination is deemed to have occurred on the last day of Fiscal 2014) and (ii) will pay her a pro-rated bonus based upon her target incentive opportunity under the Incentive Plan and the number of days in the fiscal year lapsed prior to the separation date if the termination occurs during Fiscal 2015. If Ms. Horowitz’s employment is terminated by her for good reason, the Company will pay her a lump-sum cash payment that is equal to a pro-rated portion of $1,250,000 based on the number of days in the fiscal year lapsed prior to the separation date. Subject to Ms. Horowitz’s execution of a satisfactory release, on the first anniversary of her employment date, the Company will also pay Ms. Horowitz $3,000,000, less normal taxes and other withholdings, in lieu of the Horowitz Equity Replacement Grant, which will be forfeited as a result of the termination of her employment with the Company.

If the employment of Ms. Horowitz is terminated by the Company without cause or by Ms. Horowitz for good reason after the first anniversary of her employment date, but prior to the date when the Horowitz Inducement Grant and the Horowitz Equity Replacement Grant would fully vest, the Company will continue her base salary through the six-month anniversary of her separation date and her medical benefits and life insurance will continue to be provided, on the same basis as applies to similarly-situated active associates of the Company, through the salary continuation period. If the termination by the Company is without cause, the Company will also pay Ms. Horowitz a pro-rated bonus, on the six-month anniversary of her separation date, based on her target incentive opportunity under the Incentive Plan for the fiscal year in which the termination occurs and the number of days in the fiscal year lapsed prior to her separation date. If Ms. Horowitz’s employment is terminated by her for good reason, the Company will pay her a lump-sum cash payment that is equal to a pro-rated portion of $1,250,000, based on the number of days in the fiscal year in which the separation occurs which have lapsed prior to her separation date. The Company will also pay Ms. Horowitz an additional amount, less normal taxes and other withholdings, in lieu of the Horowitz Equity Replacement Grant which would be forfeited as a result of the termination of her employment with the Company, which amount will vary based on her separation date.

Other Arrangements

Other than the provisions of the Crevoiserat Offer Letter, the Angelides Offer Letter and the Horowitz Offer Letter discussed above, there are no employment-related contracts that provide severance, either in the usual course of business or upon a change of control, to the currently-employed NEOs. Each NEO will receive the value of his or her accrued benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan in the event of any termination of employment (e.g., death, disability, termination by the Company with or without cause or voluntary termination by the NEO). However, the Company may choose to enter into a severance agreement with an NEO as consideration for entering into restrictive covenants related to prospective employers.

In the case of a termination of employment within three months prior to or 18 months after a change of control, including resignation, retirement and termination due to death or disability, in addition to the benefits under the plans mentioned in the preceding paragraph, the vesting of all outstanding SARs, stock options and RSUs held by the NEO would accelerate. In addition, outstanding PSAs with respect to which more than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, based on the performance achieved through a date occurring within three months of the change of control. Outstanding PSAs with respect to which less than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, at the target level of achievement.

Jonathan E. Ramsden

Normal Course of Business	Cash Severance	Benefits Continuation	Equity Value(1)	Retirement Plan Value(2)	Total
Severance	$—	$—	$—	$1,739,400	$1,739,400
Death(3)	$—	$—	$2,348,937	$1,739,400	$4,088,337
Disability	$—	$—	$2,348,937	$1,739,400	$4,088,337

Change of Control	Cash Severance	Benefits Continuation	Equity Value(1)	Retirement Plan Value(2)	Total
	$—	$—	$2,348,937	$1,739,400	$4,088,337

(1)

The value of Mr. Ramsden’s equity holdings is calculated as $2,348,937 and relates to unvested RSUs, unearned PSAs and unvested SARs at January 31, 2015. This $2,348,937 is the sum of: (a) the number of unvested RSUs multiplied by $25.52 (the market price of the Company’s Common Stock as of January 30, 2015 (the last business day of Fiscal 2014)) plus (b) the number of unearned target PSAs multiplied by $25.52 (the market price of the Company’s Common Stock as of January 30, 2015 (the last business day of Fiscal 2014)) plus (c) the in-the-money value of the unvested SARs on the same date. This total does not include $304,800 of value in equity awards which were vested and in-the-money at fiscal year-end. This vested value is not included in the table above as it could be realized independently from each of the events described in the table.

(2)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

(3)

Although not shown in the above table, Mr. Ramsden also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Mr. Ramsden passed away, his beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Mr. Ramsden’s death were accidental as defined by the plan, his beneficiaries would receive an additional $2,000,000.

Joanne C. Crevoiserat

Normal Course of Business	Cash Severance		Benefits Continuation		Equity Value(4)	Retirement Minimum Plan Value(5)	Total
Voluntary Termination	$—		$—		$—	$55,583	$55,583
Death(6)	$—		$—		$2,041,600	$69,780	$2,111,380
Not for Cause	$4,657,500	(1)	$11,545	(3)	$—	$55,583	$4,724,628
Good Reason	$4,657,500	(1)	$11,545	(3)	$—	$55,583	$4,724,628
Disability	$—		$—		$2,041,600	$69,780	$2,111,380

Change of Control	Cash Severance		Benefits Continuation		Equity Value(4)	Retirement Plan Value(5)	Total
	$657,500	(2)	$11,545	(3)	$2,041,600	$69,780	$2,780,425

(1)

Under the Crevoiserat Offer Letter, if the employment of Ms. Crevoiserat is terminated by the Company without cause or by Ms. Crevoiserat for good reason before the first anniversary of her employment date, the Company would be required to continue her base salary from her separation date through the first anniversary of her employment date, subject to a minimum of six months of salary continuation ($357,500 if termination occurred on January 31, 2015). In addition, the Company would be required to pay her the Crevoiserat Guaranteed Minimum Bonus ($300,000) since the termination occurred in Fiscal 2014. Subject to Ms. Crevoiserat’s execution of a satisfactory release, on the first anniversary of her employment date, the Company would also be required to pay Ms. Crevoiserat $4,000,000, less normal taxes and other withholdings, in lieu of all unvested equity awards which would be forfeited as of the result of the termination of her employment with the Company.

(2)

Under the Crevoiserat Offer Letter, if the Company undergoes a change in control within the first year of Ms. Crevoiserat’s employment with the Company and her employment is subsequently terminated by the Company or her duties or compensation reduced, the Company would be required to continue her base salary from her separation date through the first anniversary of her employment date, subject to a minimum of six months of salary continuation ($357,500 if termination occurred on January 31, 2015). In addition, the Company would be required to pay her the Crevoiserat Guaranteed Bonus ($300,000) since the termination occurred in Fiscal 2014.

(3)

The Crevoiserat Offer Letter calls for the continuation of Ms. Crevoiserat’s medical, dental and other associate welfare benefits for the time period from her separation date through the first anniversary of her employment date, subject to a minimum of six months of benefits continuation.

(4)

The value of Ms. Crevoiserat’s equity holdings is calculated as $2,041,600 and relates to unvested RSUs and unvested SARs as January 31, 2015. This $2,041,600 is the sum of: (a) the number of unvested RSUs multiplied by $25.52 (the market price of the Company’s Common Stock as of January 30, 2015 (the last business day of Fiscal 2014)) plus (b) the in-the-money value of the unvested SARs on the same date.

(5)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(K) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

(6)

Although not shown in the above table, Ms. Crevoiserat also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Crevoiserat passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Crevoiserat’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

Christos E. Angelides

Normal Course of Business	Cash Severance		Benefits Continuation		Equity Value(5)	Retirement Plan Value(6)	Total
Voluntary Termination	$—		$—		$—	$15,341	$15,341
Death(7)	$—		$—		$7,086,445	$19,943	$7,106,388
Not for Cause	$8,965,690	(1)	$6,074	(4)	$—	$15,341	$8,987,104
Good Reason	$9,965,690	(2)	$6,074	(4)	$—	$15,341	$9,987,104
Disability	$—		$—		$7,086,445	$19,943	$7,106,388

Change of Control	Cash Severance		Benefits Continuation		Equity Value(5)	Retirement Plan Value(6)	Total
	$965,690	(3)	$6,074	(4)	$7,086,445	$19,943	$8,078,151

(1)

Under the Angelides Offer Letter, if the employment of Mr. Angelides is terminated by the Company without cause before the first anniversary of his employment date, the Company would be required to continue his base salary from his separation date through the first anniversary of his employment date, subject to a minimum of six months of salary continuation ($715,690 if termination occurred on January 31, 2015). In addition, the Company would be required to pay him the Angelides Guaranteed Minimum Bonus ($250,000) since the termination occurred in Fiscal 2014). Subject to Mr. Angelides’ execution of a satisfactory release, on the first anniversary of his employment, the Company would also be required to pay Mr. Angelides $8,000,000, less normal taxes and other withholdings, in lieu of all unvested equity awards which would be forfeited as the result of the termination his employment with the Company.

(2)

Under the Angelides Offer Letter, if the employment of Mr. Angelides is terminated by Mr. Angelides for good reason before the first anniversary of his employment date, the Company would be required to continue his base salary from his separation date through the first anniversary of his employment date, subject to a minimum of six months of salary continuation. ($715,690 if termination occurred on January 31, 2015). In addition, the Company would be required to pay him a lump-sum cash payment that is equal to a pro-rated portion of $1,250,000, based on the number of days in the fiscal year lapsed prior to the separation date ($1,250,000 if termination occurred on January 31, 2015). Subject to Mr. Angelides’ execution of a satisfactory release, on the first anniversary of his employment date, the Company would also be required to pay Mr. Angelides $8,000,000, less normal taxes and other withholdings, in lieu of all unvested equity awards which would be forfeited as the result of the termination of his employment with the Company.

(3)

Under the Angelides Offer Letter, if the Company undergoes a change in control within the first year of Mr. Angelides’ employment with the Company and his employment is subsequently terminated by the Company or his duties or compensation reduced, the Company would be required to continue his base salary from his separation date through the first anniversary of his employment date, subject to a minimum of six months of salary continuation ($715,690 if termination occurred on January 31, 2015). In addition, the Company would be required to pay him the Angelides Guaranteed Minimum Bonus ($250,000) since the termination occurred during Fiscal 2014.

(4)

The Angelides Offer Letter calls for the continuation of Mr. Angelides’ medical, dental and other associate welfare benefits for the time period from his separation date through the first anniversary of his employment date, subject to a minimum of six months of benefits continuation.

(5)

The value of Mr. Angelides’ equity holdings is calculated as $7,086,445 and relates to unvested RSUs and unvested SARs as of January 31, 2015. This $7,086,445 is the sum of: (a) the number of unvested RSUs multiplied by $25.52 (the market price of the Company’s Common Stock as of January 30, 2015 (the last business day of Fiscal 2014)) plus (b) the in-the-money value of the unvested SARs on the same date.

(6)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(K) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

(7)

Although not shown in the above table, Mr. Angelides also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Mr. Angelides passed away, his beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Mr. Angelides’ death were accidental as defined by the plan, his beneficiaries would receive an additional $2,000,000.

Fran Horowitz

Normal Course of Business	Cash Severance		Benefits Continuation		Equity Value(5)	Retirement Plan Value(5)	Total
Voluntary Termination	$—		$—		$—	$5,757	$5,757
Death(7)	$—		$—		$3,349,679	$11,515	$3,361,193
Not for Cause	$3,978,190	(1)	$15,036	(4)	$—	$5,757	$3,998,983
Good Reason	$4,965,690	(2)	$15,036	(4)	$—	$5,757	$4,986,483
Disability	$—		$—		$3,349,679	$11,515	$3,361,193

Change of Control	Cash Severance		Benefits Continuation		Equity Value(5)	Retirement Plan Value(6)	Total
	$978,190	(3)	$15,036	(4)	$3,349,679	$11,515	$4,354,419

(1)

Under the Horowitz Offer Letter, if the employment of Ms. Horowitz is terminated by the Company without cause before the first anniversary of her employment date, the Company would be required continue her base salary from her separation date through the first anniversary of her employment date, subject to a minimum of six months of salary continuation ($715,690 if termination occurred on January 31, 2015). In addition, the Company would be required to pay her the Horowitz Guaranteed Minimum Bonus ($262,500) since the termination occurred during Fiscal 2014. Subject to Ms. Horowitz’s execution of a satisfactory release, on the first anniversary of her employment date, the Company would also be required to pay Ms. Horowitz $3,000,000, less normal taxes and other withholdings, in lieu of all unvested equity awards which would be forfeited as the result of the termination of her employment with the Company.

(2)

Under the Horowitz Offer Letter, if the employment of Ms. Horowitz is terminated by Ms. Horowitz for good reason before the first anniversary of her employment date, the Company would be required to continue her base salary from her separation date through the first anniversary of her employment date, subject to a minimum of six months of salary continuation ($715,690 if termination occurred on January 31, 2015). In addition, the Company would be required to pay her a lump-sum cash payment that is equal to a pro-rated portion of $1,250,000, based on the number of days in the fiscal year lapsed prior to the separation date ($1,250,000 if termination occurred on January 31, 2015). Subject to Ms. Horowitz’s execution of a satisfactory release, on the first anniversary of her employment date, the Company would also be required to pay Ms. Horowitz $3,000,000, less normal taxes and withholdings, in lieu of all unvested equity awards which will be forfeited as the result of the termination of her employment with the Company.

(3)

Under the Horowitz Offer Letter, if the Company undergoes a change in control within the first year of Ms. Horowitz’s employment with the Company and her employment is subsequently terminated by the Company or her duties or compensation reduced, the Company would be required to continue her base salary from her separation date through the first anniversary of her employment date, subject to a minimum of six months of salary continuation ($715,690 if termination occurred on January 31, 2015). In addition, the Company would be required to pay her the Horowitz Guaranteed Minimum Bonus ($262,500) since the termination occurred during Fiscal 2014.

(4)

The Horowitz Offer Letter calls for the continuation of Ms. Horowitz’s medical, dental and other associate welfare benefits for the time period from her separation date through the first anniversary of her employment date, subject to a minimum of six months of benefits continuation.

(5)

The value of Ms. Horowitz’s equity holdings is calculated as $3,349,679 and relates to unvested RSUs and unvested SARs as January 31, 2015. This $3,349,679 is the sum of: (a) the number of unvested RSUs multiplied by $25.52 (the market price of the Company’s Common Stock as of January 30, 2015 (the last business day of Fiscal 2014)) plus (b) the in-the-money value of the unvested SARs on the same date.

(6)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(K) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

(7)

Although not shown in the above table, Ms. Horowitz also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Horowitz passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Horowitz’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

Diane Chang

Normal Course of Business	Cash Severance	Benefits Continuation	Equity Value(1)	Retirement Plan Value(2)	Total
Severance	$—	$—	$—	$4,932,166	$4,932,166
Death(3)	$—	$—	$1,852,344	$4,932,166	$6,784,510
Disability	$—	$—	$1,852,344	$4,932,166	$6,784,510

Change of Control	Cash Severance	Benefits Continuation	Equity Value(1)	Retirement Plan Value(2)	Total
Severance	$—	$—	$1,852,344	$4,932,166	$6,784,510

(1)

The value of Ms. Chang’s equity holdings is calculated as $1,852,344 and relates to unvested RSUs, unearned PSAs and unvested SARs at January 31, 2015. This $1,852,344 is the sum of: (a) the number of unvested RSUs multiplied by $25.52 market price of the Company’s Common Stock as of January 30, 2015 (the last business day of Fiscal 2014)) plus (b) the number of unearned target PSAs multiplied by $25.52 (the market price of the Company’s Common Stock as of January 30, 2015 (the last business day of Fiscal 2014)) plus (c) the in-the-money value of the unvested SARs on the same date. None of the vested equity awards at year-end were in the money.

(2)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

(3)

Although not shown in the above table, Ms. Chang also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Chang passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Chang’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

EQUITY COMPENSATION PLANS

The Company has five equity compensation plans under which shares of Common Stock are authorized for issuance to eligible directors, officers and associates: (i) the 1996 Stock Plan for Non-Associate Directors (1998 Restatement) (the “1998 Director Stock Plan”); (ii) the 2002 Stock Plan for Associates (the “2002 Associates Stock Plan”); (iii) the 2003 Stock Plan for Non-Associate Directors (the “2003 Director Stock Plan”); (iv) the 2005 LTIP; and (v) the 2007 LTIP. Since June 13, 2007, the Company has issued awards under two of the five equity compensation plans under which shares of Common Stock are authorized for issuance: the 2005 LTIP and the 2007 LTIP.

Any shares of Common Stock distributable in respect of amounts deferred by non-associate directors under the Directors’ Deferred Compensation Plan will be distributed: (i) under the 2005 LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts on or after August 1, 2005; (ii) under the 2003 Director Stock Plan in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between May 22, 2003 and July 31, 2005; and (iii) under the 1998 Director Stock Plan in respect of deferred compensation allocated to the non-associate directors’ bookkeeping accounts prior to May 22, 2003.

The following table summarizes equity compensation plan information for the 1998 Director Stock Plan, the 2005 LTIP and the 2007 LTIP, all stockholder-approved plans, as a group and for the 2002 Associates Stock Plan and the 2003 Director Stock Plan, both non-stockholder-approved plans, as a group, in each case as of January 31, 2015:

	Equity Compensation Plan Information
Plan category	Number of shares underlying outstanding options, restricted stock units and rights(a)		Weighted-average exercise price of shares underlying outstanding options and rights(b)		Notional deficit under equity compensation plans (excluding shares reflected in column(a))(c)
Equity compensation plans approved by stockholders(1)	11,009,641	(4)	$40.89	(4)	(2,721,303	)(5)
Equity compensation plans not approved by stockholders(2)	80,200	(7)	$70.23	(7)	—	(8)

Total	11,089,841		$41.14		(2,721,303)

(1)

The 1998 Director Stock Plan was terminated as of May 22, 2003 in respect of future grants of options and issuances and distributions of shares of Common Stock other than issuances of Common Stock upon the exercise of options granted under the 1998 Director Stock Plan which remained outstanding as of May 21, 2003 and issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan as of May 21, 2003.

(2)

The 2002 Associates Stock Plan and the 2003 Director Stock Plan were terminated as of June 13, 2007 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than: (a) issuances of shares of Common Stock upon the exercise of options or the vesting of restricted shares granted under the 2002 Associates Stock Plan; (b) issuances of shares of Common Stock upon the exercise of options or the vesting of stock units granted under the 2003 Director Stock Plan; and (c) issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan as of July 31, 2005.

(3)

Represents the number of underlying shares of Common Stock associated with outstanding options, SARs, RSUs, PSAs and share equivalents under stockholder-approved plans and includes 2,005 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 1998 Director Stock Plan, 170,000 options granted under the 2005 LTIP, 588,510 RSUs granted under the 2005 LTIP, 126,794 PSAs granted under the 2005 LTIP, 923,616 SARs granted under the 2005 LTIP, 64,595 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 2005 LTIP, 78,200 options granted under the 2007 LTIP, 977,462 RSUs granted under the 2007 LTIP, 115,000 PSAs granted under the 2007 LTIP and 8,030,059 SARs granted under the 2007 LTIP. Outstanding PSAs granted under the 2005 LTIP and the 2007 LTIP reflect targeted award amounts as of January 31, 2015. Subsequent to January 31, 2015, it was determined that the threshold EBIT Margin Improvement goal for PSAs granted in Fiscal 2014 and the minimum EPS goal for PSAs granted in March 2013 were not achieved and, as such, those portions of the respective PSA awards were forfeited. Of the PSAs that were outstanding as of January 31, 2015, a maximum of 126,864 and 85,832 PSAs could be earned under the 2005 LTIP and the 2007 LTIP, respectively.

(4)

Represents the weighted-average exercise price of options and SARs outstanding under the 2005 LTIP and the 2007 LTIP and the weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 1998 Director Plan or the 2005 LTIP. See note (3) above with respect to RSUs and PSAs granted under the 2005 LTIP and the 2007 LTIP. The weighted-average exercise price does not take these awards into account.

(5)

Represents the notional deficit under stockholder-approved equity compensation plans and is comprised of a notional deficit of (472,118) shares under the 2005 LTIP and a notional deficit of (2,249,185) shares under the 2007 LTIP.

Based on the net share counting methodology adopted by the Company in accordance with the terms of the 2005 LTIP and the 2007 LTIP, SARs are measured on an intrinsic value basis, which means that a SAR does not have any value and does not reduce the number of shares available on a net basis unless the Common Stock price increases above the initial grant price and then only reduces the number of shares available on a net basis to the extent of the intrinsic value above the initial grant price. Under the 2005 LTIP and the 2007 LTIP, shares available for future issuance are reduced by the number of PSAs that are expected to be earned. In addition, under the 2005 LTIP and the 2007 LTIP, shares available for future issuance are measured net of shares expected to be retained by the Company to cover tax withholdings upon vesting or exercise, which have been calculated using an estimated tax rate of 35%.

On a net basis, as of January 31, 2015, there were 774,724 shares available for future issuance under the 2005 LTIP and 6,079,975 shares available for future issuance under the 2007 LTIP.

(6)

Represents the gross number of underlying shares of Common Stock associated with outstanding options, restricted shares and share equivalents under plans not approved by stockholders and includes 72,400 options granted under the 2002 Associates Stock Plan, 300 restricted shares granted under the 2002 Associates Stock Plan, 7,500 options granted under the 2003 Director Stock Plan and 2,056 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to pervious deferrals) and distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.

(7)

Represents weighted-average exercise price of options outstanding under the 2002 Associates Stock Plan and the 2003 Director Stock Plan and weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.

(8)	Except as described in footnote (6) to this table, no further shares of Common Stock may be issued or distributed under the 2002 Associates Stock Plan or the 2003 Director Stock Plan.

AUDIT AND FINANCE COMMITTEE MATTERS

Report of the Audit and Finance Committee for the Fiscal Year Ended January 31, 2015

Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing the Company’s annual consolidated financial statements included in the Annual Report on Form 10-K and issuing an audit report on the effectiveness of the Company’s internal control over financial reporting, and for reviewing the Company’s unaudited interim consolidated financial statements included in the Quarterly Reports on Form 10-Q. The Audit and Finance Committee’s responsibility is to provide independent, objective oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm and the annual independent audit of the Company’s consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit and Finance Committee met with management of the Company, the Company’s Head of Internal Audit and PwC throughout the year. Since the beginning of Fiscal 2014, the Audit and Finance Committee met with the Company’s Head of Internal Audit and PwC, with and without management of the Company present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s internal control over financial reporting, including management’s and PwC’s reports thereon and the bases for the conclusions expressed in those reports, and the overall quality of the Company’s financial reporting. Throughout that period, the Audit and Finance Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies. In addition, the Audit and Finance Committee reviewed and discussed with PwC all matters required by the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including those matters described in Auditing Standard 16, Communication with Audit Committees, and AU Section 150, Generally Accepted Auditing Standards, as adopted by the PCAOB in Rule 3100.

The Audit and Finance Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit and Finance Committee concerning independence, and has discussed with PwC that firm’s independence. The Audit and Finance Committee has concluded that PwC’s provision of audit and non-audit services to the Company and its subsidiaries is compatible with PwC’s independence.

Management of the Company and PwC have represented to the Audit and Finance Committee that the Company’s audited consolidated financial statements as of and for the fiscal year ended January 31, 2015 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit and Finance Committee has reviewed and discussed those audited consolidated financial statements with management of the Company and PwC.

Based on the Audit and Finance Committee’s discussions with management of the Company and PwC and the Audit and Finance Committee’s review of the report of PwC to the Audit and Finance Committee, the Audit and Finance Committee unanimously recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 filed with the SEC on March 30, 2015.

Submitted by the Audit and Finance Committee:

James B. Bachmann (Chair)	Michael E. Greenlees	Charles R. Perrin*	Stephanie M. Shern**	Craig R. Stapleton

*	Became member of Audit and Finance Committee on February 20, 2014.

**	Became member of Audit and Finance Committee on June 19, 2014.

Pre-Approval Policy

Under applicable SEC rules, the Audit and Finance Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm (also referred to as the “Company’s independent audit firm”) in order to ensure that the provision of these services does not impair the independence of the Company’s independent audit firm from the Company and its subsidiaries. The SEC rules specify the types of non-audit services that an independent audit firm may not provide to its audit client and establish the Audit and Finance Committee’s responsibility for administration of the engagement of the Company’s independent audit firm.

Annually, the Company’s management and the Company’s independent audit firm are to jointly submit to the Audit and Finance Committee a Non-Audit Services Matrix (the “Matrix”) of the types of audit and non-audit services that are permitted under the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the PCAOB and of which the Company may wish to avail itself. The Audit and Finance Committee will review the Matrix and either approve or reject the specific categories of services. The approval of the Matrix is merely an approval of the types of services permitted by the Audit and Finance Committee, subject to pre-approval of specific services. The Matrix will then be revised to include only those categories of services approved by the Audit and Finance Committee and distributed by the Company’s management to appropriate personnel and by the Company’s independent audit firm to its partners serving the Company.

Annually, the Company’s management and the Company’s independent audit firm must jointly submit to the Audit and Finance Committee an Annual Pre-Approval Request (the “Pre-Approval Request”) listing all known and/or anticipated audit and non-audit services for the upcoming fiscal year. The Pre-Approval Request is to list the services by category in accordance with the Matrix, describe the services in reasonable detail and include an estimated budget (or budgeted range) of fees.

The Audit and Finance Committee will review each Pre-Approval Request with both the Company’s management and the Company’s independent audit firm. A final list of Annual Pre-Approved Non-Audit Services and budgeted fees will then be prepared and distributed by the Company’s management to appropriate personnel and by the Company’s independent audit firm to its partners who provide services to the Company. The pre-approval of audit and non-audit services contained in the Pre-Approval Request is merely an authorization for the Company’s management to potentially utilize the Company’s independent audit firm for the approved services and allowable services. Once the Audit and Finance Committee has pre-approved the audit and non-audit services, the Company’s management has the discretion to either engage the Company’s independent audit firm or another provider for each listed service. Additionally, the Audit and Finance Committee, in concert with the Company’s management, has the responsibility to set the terms of the engagement, negotiate the fees (within the approved budget range) and execute the letters of engagement.

During the course of the year, there may be additional audit or non-audit services that are identified by the Company’s management and are desired but were not contained in the Annual Pre-Approval Request. The Audit and Finance Committee will designate one or more of its members to have the authority to pre-approve interim requests for additional non-audit services. Prior to engaging the Company’s independent audit firm for services, the Company’s management is to submit a request for approval of the audit or non-audit services to the designated Audit and Finance Committee member(s). The designated Audit and Finance Committee member(s) are to act upon the request as expeditiously as possible by either approving or rejecting the request and notifying the Company’s management. These interim pre-approval procedures are to be used only for audit or non-audit services that are less than $100,000. Requests for audit or non-audit services greater than $100,000 must be approved by the full Audit and Finance Committee.

At each subsequent Audit and Finance Committee meeting, the designated Audit and Finance Committee member(s) are to report any interim audit or non-audit service pre-approvals since the last Audit and Finance Committee meeting. At each Audit and Finance Committee meeting, the Company’s management and the Company’s independent audit firm are to provide the Audit and Finance Committee with a summary description of ongoing projects and a year-to-date report of the actual expenditures as compared to the pre-approved budget for audit or non-audit services and an updated estimate of expenditures for the full year.

Fees of Independent Registered Public Accounting Firm

Fees billed for services rendered by PwC for each of Fiscal 2014 and Fiscal 2013 were as follows:

	2014	2013(1)
Audit Fees	$3,283,254	$3,042,648
Audit-Related Fees	18,000	6,000
Tax Fees	15,295	6,064
All Other Fees	8,058	6,694

Total	$3,324,607	$3,061,406

(1)

The previously presented Fiscal 2013 Audit Fees were revised to reflect the actual fees associated with the Company’s Fiscal 2013 statutory audit filings, as these fees had historically been presented one year in arrears. In addition, Audit-Related Fees and All Other Fees were revised for comparability with the Fiscal 2014 presentation.

Audit Fees represent fees for professional services rendered by PwC in connection with the integrated audit of the Company’s annual consolidated financial statements, statutory audits, reviews of the unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and other services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees for Fiscal 2014 and Fiscal 2013 represent fees for financial audit and attest services that are not required by statute or regulation.

Tax Fees for Fiscal 2014 and Fiscal 2013 represent fees relating to customs and tax compliance matters.

All Other Fees for Fiscal 2014 and Fiscal 2013 represents fees for products other than those included above, including non-financial attestation services and payments made to PwC related to the use of an accounting regulatory database.

All of the services rendered by PwC to the Company and its subsidiaries during Fiscal 2014 and Fiscal 2013 were pre-approved by the Audit Committee.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As noted above, PwC served as the Company’s independent registered public accounting firm during Fiscal 2014 and, in that capacity, rendered a report on the Company’s consolidated financial statements as of and for the fiscal year ended January 31, 2015 and internal control over financial reporting as of January 31, 2015. Subject to ratification by the stockholders, the Audit and Finance Committee has unanimously reappointed PwC as the independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending January 30, 2016. Although the Company’s governing documents do not require the submission of PwC’s appointment to stockholders for ratification, the Company believes it is desirable to do so. If the appointment of PwC is not ratified, the Audit and Finance Committee will reconsider the appointment.

Representatives of PwC are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

THE AUDIT COMMITTEE AND THE BOARD UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC.

Required Vote

The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016 requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions will not be treated as votes cast.

PROPOSAL 5 — STOCKHOLDER PROPOSAL ON A POLICY REGARDING ACCELERATED VESTING OF EQUITY AWARDS OF NAMED EXECUTIVE OFFICERS UPON A CHANGE IN CONTROL

The Company expects the following stockholder proposal to be presented for consideration at the Annual Meeting. The proposal and Supporting Statement quoted below were submitted by The Teamster Affiliates Pension Plan (the “Teamsters”), which was reported to have held 4,100 shares of our Common Stock as of January 6, 2015.

The proposal is set forth below. The Company accepts no responsibility for the accuracy of the proposal or the proponent’s Supporting Statement.

RESOLVED: The shareholders ask the board of directors of Abercrombie & Fitch Co., to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive officer, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the named executive officer’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2015 annual meeting.

Supporting Statement

Abercrombie & Fitch Co. (“Company”), allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive’s performance.

This is an opportune time to adopt the policy given our CEO Michael Jefferies’ [sic] retirement. Jefferies’ [sic] revised employment agreement in 2013 called for pro-rata vesting in certain circumstances. However, the change in control and termination terms remaining in place for senior executives allows for the acceleration of unearned equity. A change in control and termination at the end fiscal year 2014 could have accelerated the vesting of $8.7 million in unearned equity for the Company’s four remaining senior executives.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including; Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as, providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one-third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

The Company’s Response

The Board has carefully considered the proposal submitted by the proponent and believes that its adoption is not in the best interests of the Company and our stockholders. The Board believes our current treatment of outstanding and unvested stock-based awards in the event of a change of control of the Company, serves the best interests of our stockholders, advances the objectives of our compensation program by creating retention incentives and strengthening the alignment between the interests of our NEOs and those of our stockholders, and is consistent with best practices and the practices of our peer companies. The Board believes that the implementation of the proposal would frustrate these objectives and make it harder to attract and retain key executives.

The concerns underlying the proposal have been substantially addressed.

The Company has already taken steps to address the underlying concerns raised by the proposal. Under Mr. Jeffries’ employment agreement, which was in effect from February 2, 2014 until his retirement on December 31, 2014 and is described above in the section captioned “EXECUTIVE OFFICER COMPENSATION — Employment Agreement with Mr. Jeffries — In Effect from February 2, 2014 to December 31, 2014” beginning on page [—], all of the grants to Mr. Jeffries under his employment agreement required a double trigger for vesting in connection with a change of control. For all other NEOs, in the event of a change of control where the acquiring company assumes outstanding stock-based awards, a double trigger involving an involuntary termination of the NEO’s employment is required for accelerated vesting in connection with a change of control. For a change of control where the acquiring company does not assume the outstanding stock-based awards, no double trigger is required.

In addition, outstanding PSAs held by the NEOs with respect to which more than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, based on the performance achieved through a date occurring within three months of the change of control. Outstanding PSAs with respect to which less than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, at the target level of achievement. As a result, we believe that the concerns underlying the proposal have been substantially addressed.

Accelerated vesting strengthens alignment between interests of our NEOs and stockholders.

A significant portion of each of our NEOs’ compensation opportunity is provided in the form of stock-based awards that only have value if vesting occurs, and that vesting is dependent, in large measure, upon the achievement of rigorous performance metrics. The implementation of the proposal would result in forfeiture of a significant portion of our NEOs’ compensation merely by reason of losing their jobs after pursuing and executing a transaction that is in the best interests of the Company and our stockholders. Appropriate acceleration of the vesting of stock-based awards in the event a NEO’s employment is terminated in connection with a change of control serves to align the interests of our NEOs with those of our stockholders and properly incentivizes the NEOs to remain objective, avoid conflicts of interest and stay focused on executing a strategic change that maximizes stockholder value in a change of control situation.

The proposal could adversely affect the Company’s performance in connection with a change of control.

Implementation of the proposal would also make it more difficult for the Company to retain our NEOs during a potential change of control, which could make it difficult for the potential transaction to progress in a manner that would serve the best interests of the Company’s stockholders. The risk of job loss, coupled with a loss of significant stock-based awards, in connection with a change of control, could lead NEOs or other key executives whose positions might be eliminated after the consummation of the transaction to begin seeking new employment. The search for new employment while the Board is negotiating a change of control transaction, or during the critical post-announcement or post-closing integration periods, could be distracting to management of the Company and the Board and potentially conflict with the Company’s goal of protecting our stockholders’ interests and maximizing stockholder value. In this respect, the proposal is particularly perplexing given that it would place no restriction on accelerations upon terminations of employment prior to a change of control, but potentially would eliminate accelerations altogether in situations where the likelihood of, and anxiety surrounding, terminations are highest and therefore termination protections are most critical and beneficial to stockholder value.

The proposal could harm the Company’s competitive position.

Implementation of the proposal also could place the Company at a competitive disadvantage in attracting talent in comparison to its peer retail companies. The Company believes that accelerated vesting, in many cases without the use of a double trigger (which we have), remains the policy of the vast majority of our peer retail companies, and is market practice. Indeed, among the seven companies that the proponent cites as examples for the proposal, none are in the apparel industry, let alone the specialty apparel industry (four are in the computer/software industry and three are in the petrochemical industry); and all have market capitalizations in excess of $70 billion (more than 40 times the Company’s current market capitalization) and are highly unlikely to experience a change of control. The Board believes that implementing the proposal could adversely affect our ability to attract and retain highly qualified executive management personnel to our specialty apparel company and could place us at a disadvantage in a competitive market, which, in turn, could hinder our ability to deliver high performance and create long-term stockholder value.

For the foregoing reasons, we believe that the proponent’s “one size fits all” approach to executive compensation is inappropriate when viewed in the context of the Company’s existing equity award program, would not serve the best interests of our stockholders and would place the Company at a competitive disadvantage to our peers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL, IF IT IS PROPERLY PRESENTED FOR CONSIDERATION AT THE ANNUAL MEETING.

Required Vote

The approval of this stockholder proposal requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder of the Company seeking to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be considered for inclusion in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders, must submit the proposal in accordance with Rule 14a-8 and deliver it to the Company at the address set forth below no later than the close of business on January [—], 2016. Only those proposals that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders.

Stockholders of the Company seeking to bring business before the 2016 Annual Meeting of Stockholders outside of Rule 14a-8 under the Exchange Act, or to nominate candidates for election as directors at the 2016 Annual Meeting of Stockholders, must provide timely written notice to the Company and comply with certain other requirements specified in the Company’s Amended and Restated Bylaws. The notice of a proposing stockholder must be in writing and delivered in person or by United States certified mail, postage prepaid, and received by the Secretary of the Company, at the address set forth below, not less than 120 days nor more than 150 days prior to the June 18, 2016 anniversary date of the 2015 Annual Meeting. As a result, notices with respect to proposed business outside of Rule 14a-8 under the Exchange Act, or nominations for election as directors, for the 2016 Annual Meeting of Stockholders must be received no earlier than the close of business on January 20, 2016 and not later than the close of business on February 19, 2016. The notice requirements applicable to nominations are described above in the section captioned “PROPOSAL 1 — ELECTION OF DIRECTORS — Director Nominations” beginning on page [—].

Under Section 1.09 of the Company’s Amended and Restated Bylaws, a stockholder wishing to bring business (other than nominations for election to the Board) before the 2016 Annual Meeting of Stockholders must be a stockholder of record on both the date of the giving of the required notice of proposed business and the record date for determining the stockholders entitled to notice of and to vote at the 2016 Annual Meeting of Stockholders.

The notice to be submitted by a proposing stockholder must include the following information:

•

as to each matter the stockholder proposes to bring before the 2016 Annual Meeting of Stockholders (other than nominations for election to the Board), a brief description of the business desired to be brought before the 2016 Annual Meeting of Stockholders, including the complete text of any resolutions to be presented, and the reason for conducting such business at the 2016 Annual Meeting of Stockholders

•	as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made:

•	the name and address of each such person

•

(A) the class and number of all shares of the Company owned beneficially or of record by such person and any affiliates or associates of such person; (B) the name of each nominee holder of shares of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of the Company held by each such nominee holder; (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to the shares of the Company; and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the Company) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to shares of the Company

•	a description of all agreements, arrangements or understandings (written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons

(including their names) in connection with the proposal of such business and any material interest of such person, or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person

•	a representation that the stockholder giving notice intends to appear in person or by proxy at the 2016 Annual Meeting of Stockholders to bring the business described in the stockholder’s notice

•

any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person pursuant to the SEC’s proxy rules

Proposals by stockholders intended to be presented at the 2016 Annual Meeting of Stockholders and/or considered for inclusion in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders should be delivered or mailed to Abercrombie & Fitch Co., 6301 Fitch Path, New Albany, Ohio 43054, Attention: Corporate Secretary.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of this Proxy Statement and one copy of our Annual Report on Form 10-K for Fiscal 2014 are being delivered to multiple registered stockholders who share an address unless the Company has received contrary instructions from one or more of the stockholders. A separate form of proxy and a separate notice of the Annual Meeting are being included for each account at the shared address.

Registered stockholders who share an address and would like to receive a separate copy of our Annual Report on Form 10-K for Fiscal 2014 and/or a separate copy of this Proxy Statement, or have questions regarding the householding process, may contact the Company’s transfer agent: American Stock Transfer & Trust Company, LLC, by calling 1-800-937-5449, or by forwarding a written request addressed to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. Promptly upon request, a separate copy of our Annual Report on Form 10-K for Fiscal 2014 and/or a separate copy of this Proxy Statement will be sent. By contacting American Stock Transfer & Trust Company, LLC, registered stockholders sharing an address can also (i) notify the Company that the registered stockholders wish to receive separate annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of Common Stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report on Form 10-K for Fiscal 2014 or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

FORWARD-LOOKING STATEMENTS

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Proxy Statement or made by us, our management or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which may be beyond our control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements.

The following factors could affect our financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements:

•

changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, could have a material adverse effect on our business, results of operations and liquidity;

•	the inability to manage our inventory commensurate with customer demand and changing fashion trends could adversely impact our sales levels and profitability;

•	fluctuations in the cost, availability and quality of raw materials, labor and transportation, could cause manufacturing delays and increase our costs;

•	we are currently involved in a selection process for a new Chief Executive Officer and if this selection process is delayed, our business could be negatively impacted;

•	failure to realize the anticipated benefits of our recent transition to a brand-based organizational model could have a negative impact on our business;

•

a significant component of our growth strategy is international expansion, which requires significant capital investment, the success of which is dependent on a number of factors that could delay or prevent the profitability of our international operations;

•	direct-to-consumer sales channels are a focus of our growth strategy, and the failure to successfully develop our position in these channels could have an adverse impact on our results of operations;

•	our inability to successfully implement our strategic plans could have a negative impact on our growth and profitability;

•	fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations;

•	our business could suffer if our information technology systems are disrupted or cease to operate effectively;

•	we may be exposed to risks and costs associated with cyber-attacks, credit card fraud and identity theft that would cause us to incur unexpected expenses and loss of revenues;

•	our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours;

•	our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions in which most of our stores are located;

•	our failure to protect our reputation could have a material adverse effect on our brands;

•	we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business;

•	we depend upon independent third parties for the manufacture and delivery of all our merchandise, a disruption of which could result in lost sales and could increase our costs;

•	our reliance on two distribution centers domestically and third-party distribution centers internationally makes us susceptible to disruptions or adverse conditions affecting our distribution centers;

•	we may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business;

•	in a number of our European stores, associates are represented by workers’ councils and unions, whose demands could adversely affect our profitability or operating standards for our brands;

•

our facilities, systems and stores, as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters, pandemic disease and other unexpected events, any of which could result in an interruption to our business and adversely affect our operating results;

•	our litigation exposure could have a material adverse effect on our financial condition and results of operations;

•	our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets;

•	fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results;

•	extreme weather conditions and the seasonal nature of our business may cause net sales to fluctuate and negatively impact our results of operations;

•	the impact of war or acts of terrorism could have a material adverse effect on our operating results and financial condition;

•	changes in the regulatory or compliance landscape could adversely affect our business and results of operations;

•	our Asset-Based Revolving Credit Agreement and our Term Loan Agreement include restrictive covenants that limit our flexibility in operating our business; and

•	compliance with changing regulations and standards for accounting, corporate governance and public disclosure could adversely affect our business, results of operations and reported financial results.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by the stockholders at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment, to the extent permitted under applicable law.

It is important that your form of proxy be submitted promptly. If you do not expect to attend the Annual Meeting in person, please complete, date, sign and return the accompanying form of proxy in the self-addressed envelope furnished herewith or vote through the Internet or by telephone in accordance with the instructions on the accompanying form of proxy.

If you have any questions or require any assistance with voting your shares, please contact Innisfree M&A Incorporated, toll-free at (888) 750-5834 or directly at (412) 232-3651. Banks and brokers may call collect at (212) 750-5833.

May [—], 2015	By Order of the Board of Directors,

Robert E. Bostrom

Senior Vice President, General Counsel and Corporate Secretary

APPENDIX A

PROPOSED AMENDMENTS TO

SECTION 2.04 OF AMENDED AND RESTATED BYLAWS OF ABERCROMBIE & FITCH CO.

Section 2.04. Nominations.

~~Section 2.04.1~~ Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the corporation’s certificate of incorporation with respect to the right of holders of preferred stock of the corporation, if any, to nominate and elect a specified number of directors in certain circumstances.

(a) Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, ~~(a)~~ by or at the direction of the Board of Directors (or any duly authorized committee thereof~~)~~).

(b) Nominations of persons for election to the Board of Directors may also be made at any annual meeting of stockholders, or ~~(b)~~at any special meeting of stockholders called for the purpose of electing directors, by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.04(b) and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting or special meeting and (ii) who complies with the notice procedures set forth in this Section 2.04~~.~~(b).

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

To be considered timely, a stockholder’s notice to the secretary must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the corporation (~~a~~i) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (~~b~~ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the secretary must set forth the following information: (~~a~~i) as to each person whom the stockholder proposes to nominate for election as a director (~~i~~A) the name, age, business address and residence address of such person; (~~ii~~B) the principal occupation or employment of such person; (~~iii) (A~~C) (1) the class and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (~~B~~2) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (~~C~~3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (~~D~~4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; and (~~iv~~D) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (~~b~~ii) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (~~i~~A) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (~~ii) (A~~B) (1) the class and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (~~B~~2) the name of each nominee holder of shares of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the corporation held by each such nominee holder, (~~C~~3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (~~D~~4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; (~~iii~~C) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (~~iv~~D) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in ~~its~~such stockholder’s notice; and (~~v~~E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.04(b) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered either in person or by United States certified mail, postage prepaid, and received by the secretary at the principal executive offices of the corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not be deemed to extend or waive any applicable deadlines under these Bylaws, cure deficiencies in any notice of nomination or permit a change in the nominee(s) or nomination(s) proposed to be made at a meeting of the stockholders as identified in the notice of nomination. In addition, the stockholder shall promptly provide any other information reasonably requested by the corporation.

~~No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.04. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman~~(c)The corporation shall include in its proxy statement for an annual meeting of stockholders, in addition to any persons nominated for election by the

Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below in this Section 2.04(c)), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder, or by a group of not more than 20 stockholders, that (i) satisfies (or, in the case of a group of stockholders, collectively and individually satisfy) the requirements of this Section 2.04(c) (such individual stockholder or stockholder group, including each member thereof, to the extent the context requires, the “Eligible Stockholder”), (ii) expressly requests in the notice required by this Section 2.04(c) to have the Stockholder Nominee(s) included in the corporation’s proxy statement pursuant to this Section 2.04(c) and (iii) provides the corporation with the information called for by the last two paragraphs of Section 2.04(b) of these Bylaws with respect to each such Eligible Stockholder and each such Stockholder Nominee, as applicable. The corporation shall also include the name of any such Stockholder Nominee on the form of proxy for such annual meeting of stockholders, subject to the provisions of this Section 2.04(c).

In the event that the Market Capitalization of the corporation is or exceeds $2.5 billion (calculated as set forth in this paragraph), the maximum number of stockholders that may form a group constituting an “Eligible Stockholder” shall be increased from 20 to 25. For purposes of this Section 2.04(c), “Market Capitalization” shall be calculated as the product of (i) the total number of shares of the corporation’s common stock outstanding as of the last trading day of the corporation’s fiscal year immediately preceding the first day that a notice of director nominations may be delivered to the corporation pursuant to this Section 2.04 (the “last trading day”) and (ii) the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of the corporation’s common stock on the principal U.S. stock exchange(s) upon which the common stock of the corporation is then listed or trades, for the consecutive period of ten (10) trading days beginning on the fifteenth trading day immediately preceding the last trading day and concluding at the close of trading on the fifth trading day immediately preceding the last trading day, as calculated by Bloomberg Financial LP under the function “VWAP.”

For purposes of this Section 2.04(c), the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined below in this Section 2.04(c)).

The corporation shall not be required to include, pursuant to this Section 2.04(c), any information concerning any Stockholder Nominee in the corporation’s proxy statement for any annual meeting of stockholders (u) if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have provided information to the corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading or that the corporation, in good faith, believes would violate any applicable law or regulation; (v) with respect to whom the secretary of the corporation receives a notice that a stockholder has nominated such person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.04(b) of these Bylaws, (w) who would cause the number of Stockholder Nominees included in the corporation’s proxy statement to exceed the maximum number permitted by this Section 2.04(c), (x) who is not independent under the listing standards of the principal U.S. stock exchange(s) upon which the common stock of the corporation is then listed or trades, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”), (y) (A) whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the corporation’s certificate of incorporation, the rules and listing standards of the principal U.S. stock exchange(s) upon which the common stock of the corporation is then listed or trades or any other applicable state or federal law or regulation, (B) who has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, or (C) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, or (z) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or applicable Stockholder Nominee breaches or fails to comply with such person’s obligations pursuant to these Bylaws, including, without limitation, this Section 2.04.

The Nominating and Board Governance Committee shall determine if the Stockholder Nominee satisfies the Independence Standards based on the information regarding the independence of such Stockholder Nominee that is received by the corporation. At the request of the corporation, each Stockholder Nominee must complete and submit the questionnaire that is required of the corporation’s directors and executive officers. The corporation may also request such additional information as is necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the Independence Standards, and the Stockholder Nominee and the Eligible Stockholder (or group of stockholders that together is such Eligible Stockholder) shall promptly provide the corporation with such additional requested information.

If a Stockholder Nominee or an Eligible Stockholder fails to continue to meet the requirements of this Section 2.04(c), if the Eligible Stockholder fails to meet all of the requirements of the notice provisions set forth in the last two paragraphs of Section 2.04(b) of these Bylaws to properly nominate a candidate for election as a director at the annual meeting of stockholders, or if a Stockholder Nominee withdraws, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the corporation prior to the annual meeting of stockholders: (i) The corporation may, to the extent it deems feasible, remove the name of the Stockholder Nominee and the Statement from the corporation’s proxy statement, remove the name of the Stockholder Nominee from the corporation’s form of proxy, and otherwise communicate to the corporation’s stockholders that the Stockholder Nominee will not be eligible for nomination or election at the annual meeting of stockholders; and (ii) The Eligible Stockholder may not name another Stockholder Nominee or, subsequent to the last day on which a stockholder’s notice of an intent to make a nomination would be timely, otherwise cure in any way any defect preventing the nomination of the Stockholder Nominee identified in the notice provided pursuant to this Section 2.04(c).

The maximum number of Stockholder Nominees nominated by all Eligible Stockholders (including any Stockholder Nominees that were submitted by one or more Eligible Stockholders for inclusion in the corporation’s proxy statement pursuant to this Section 2.04(c) but who are either subsequently withdrawn or disqualified pursuant to this Section 2.04(c), or whom the Board of Directors decides to nominate as Board of Director’s nominees) appearing in the corporation’s proxy statement with respect to an annual meeting of stockholders shall not exceed 25% of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 2.04(c) may be delivered pursuant to this Section 2.04(c), or if such number is not a whole number, the closest whole number below such 25%; provided, however, that if one or more vacancies occur on the corporation’s Board of Directors after the last day on which notice of a nomination in accordance with the provisions set forth in this Section 2.04(c) may be delivered but before the date of the annual meeting of stockholders and the Board of Directors reduces the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees shall be calculated based on the reduced number of directors. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.04(c) exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy statement until the maximum number is reached, going in order of the number (greatest to fewest) of shares of common stock of the corporation each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. A stockholder shall not be an Eligible Stockholder, and shall not be eligible to participate in a group of stockholders constituting an Eligible Stockholder, if, as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 2.04(c) may be delivered pursuant to this Section 2.04(c), greater than 25% of the number of directors in office (or if such amount is not a whole number, the closest whole number below 25%) were elected to the Board of Directors pursuant to (i) the submission of such directors’ candidacy under this Section 2.04 by such stockholder or any of such stockholder’s affiliates or associates, or by any group of stockholders of which such stockholder or any of such stockholder’s affiliates or associates is or has been a part or (ii) nomination of such directors by the corporation pursuant to any agreement entered into between the corporation and such stockholder or such stockholder’s affiliates or associates.

For purposes of this Section 2.04(c), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of such stockholder’s affiliates or associates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of such stockholder’s affiliates or associates for any purposes or purchased by such stockholder or any of such stockholder’s affiliates or associates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of such stockholder’s affiliates or associates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or such stockholder’s affiliate’s or associate’s full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate or associate. Notwithstanding whether any such shares held by an Eligible Stockholder are subject to any instruments or agreements having the purpose or effect described in clause (1) of the immediately preceding sentence, and notwithstanding the failure of such Eligible Stockholder to possess full voting rights pursuant to clause (i) of the immediately preceding sentence to the extent such failure is caused by such instruments or agreements, an Eligible Stockholder shall be deemed to “own” outstanding shares of common stock of the corporation that have been loaned by or on behalf of the Eligible Stockholder to another person, if and only if the Eligible Stockholder has the right to recall such loaned shares, and undertakes in accordance with the following paragraph of this Section 2.04(c) and does recall such loaned shares upon being notified that any of such Eligible Stockholder’s Stockholder Nominee(s) will be included in the corporation’s proxy statement and the corporation’s form of proxy for the applicable annual meeting pursuant to this Section 2.04, unless and to the extent that any such shares are deemed not to be “owned” by such Eligible Stockholder for any other purpose pursuant to the immediately preceding sentence. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors.

An Eligible Stockholder must have owned (as defined in the immediately preceding paragraph) 3% or more of the shares of the corporation’s outstanding common stock continuously for at least three years (the “Required Shares”) as of each of: (i) the date the written notice of the nomination is delivered to or mailed and received by the corporation in accordance with this Section 2.04(c); (ii) the record date for determining stockholders entitled to vote at the annual meeting of stockholders; and (iii) the time of the annual meeting of stockholders. Within the time period specified in this Section 2.04(c) for providing notice of a nomination in accordance with the procedures set forth in this Section 2.04(c), an Eligible Stockholder must provide the following information in writing to the secretary of the corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Eligible

Stockholder’s continuous ownership of the Required Shares through the record date; (ii) information regarding the Stockholder Nominee and Eligible Stockholder that is the same as that which would be required to be set forth in the stockholder’s notice of nomination of such Stockholder Nominee pursuant to Section 2.04(b), together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as the same may be amended; (iv) a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, does not presently have such intent, and intends to continue to hold the Required Shares through the annual meeting of stockholders and for at least one additional year after the date of the annual meeting of stockholders, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.04(c), (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than the Stockholder Nominee of the Eligible Stockholder or a nominee of the Board of Directors, (D) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form of proxy distributed by the corporation, (E) will comply with all laws and regulations applicable in connection with the annual meeting of stockholders, (F) will provide facts, statements and other information in all communications with the corporation and the stockholders of the corporation that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and (G) will recall any outstanding shares of common stock of the corporation that have been loaned by or on behalf of the Eligible Stockholder to another person that are to be counted for purposes of determining the Required Shares and the Eligible Stockholder’s eligibility hereunder in accordance with the provisions relating thereto in the immediately preceding paragraph of this Section 2.04(c) upon being notified that any of the Stockholder Nominee(s) of such Eligible Stockholder will be included in the corporation’s proxy statement and the corporation’s form of proxy for the applicable annual meeting; (v) in the case of a nomination by a group of stockholders who together constitute an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (vi) an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.04(c)) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation, and each of the corporation’s directors, officers and employees individually, against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of the corporation’s directors, officers or employees, arising out of any nomination submitted by the Eligible Stockholder pursuant to Section 2.04(c), and (C) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders.

The Eligible Stockholder may provide to the secretary of the corporation, at the time the information required by this Section 2.04(c) is provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting of stockholders, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.04(c), the corporation may omit from its proxy statement any information or Statement that the corporation, in good faith, believes would violate any applicable law or regulation, including without limitation by being materially false or misleading, or otherwise cause harm to the corporation.

Within the time period specified in this Section 2.04(c) for providing notice of a nomination in accordance with the procedures set forth in this Section 2.04(c), a Stockholder Nominee must deliver to the secretary of the corporation a written representation and agreement that such Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, and (iii) will comply with all the corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation, as well as any other policies and guidelines of the corporation applicable to directors. If the Stockholder Nominee fails to comply with any of the requirements included in this paragraph or any other paragraph of this Section 2.04(c) or of Section 2.04(b) of these Bylaws, the Stockholder Nominee will not be eligible for inclusion in the corporation’s proxy statement or on the corporation’s form of proxy.

Any Stockholder Nominee who is included in the corporation’s proxy statement and on the corporation’s form of proxy for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at such annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 2.04(c) for the next two succeeding annual meetings of stockholders.

Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 2.04(c) that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions, with the sole exception that an individual Eligible Stockholder may have held less than 3% of the shares of outstanding common stock of the corporation, as described in the eighth and ninth paragraphs of this Section 2.04(c), so long as the outstanding common stock held by such Eligible Stockholder being aggregated to meet the 3% threshold for the nominating group meets the three-year continuous holding requirements of this Section 2.04(c). No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders.

Notwithstanding anything herein to the contrary, to be timely, a stockholder’s notice of a nomination in accordance with the procedures set forth in this Section 2.04(c) must be delivered or mailed and received at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date that the corporation distributed its proxy statement to stockholders for the previous year’s annual meeting of stockholders.

(d) No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.04. If the chairman of the meeting determines that a nomination was not made in accordance with all of the procedures set forth in this Section 2.04, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ABERCROMBIE & FITCH CO. P.O. BOX 182168 COLUMBUS, OH 43218

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Saving Time, on June 17, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Abercrombie & Fitch Co. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and Notices of Internet Availability of Proxy Materials, as applicable, electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically for future meetings.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Saving Time, on June 17, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M92435-P65670 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ABERCROMBIE & FITCH CO.

A. Election of Directors
The Board of Directors recommends you vote “FOR” the election of each of the following nominees:
	For	Against	Abstain

1a. James B. Bachmann	☐	☐	☐
1b. Bonnie R. Brooks	☐	☐	☐	B.	Proposals
1c. Terry L. Burman	☐	☐	☐	The Board of Directors recommends you vote “FOR” the approval of amendments to the Company’s Amended and Restated Bylaws to implement “proxy access” under Item 2, “FOR” the advisory resolution to approve executive compensation under Item 3, and “FOR” the proposal in Item 4:		For	Against	Abstain
1d. Sarah M. Gallagher	☐	☐	☐
1e. Michael E. Greenlees	☐	☐	☐	2.	Approval of amendments to the Company’s Amended and Restated Bylaws to implement “proxy access”.	☐	☐	☐
1f. Archie M. Griffin	☐	☐	☐	3.	Advisory resolution to approve executive compensation.	☐	☐	☐
1g. Arthur C. Martinez	☐	☐	☐	4.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016.	☐	☐	☐
1h. Charles R. Perrin	☐	☐	☐	C.	Stockholder Proposals
1i. Stephanie M. Shern	☐	☐	☐	The Board of Directors recommends you vote “AGAINST” the following proposal:		For	Against	Abstain
1j. Craig R. Stapleton	☐	☐	☐	5.

Stockholder proposal on adoption of a policy regarding accelerated vesting of equity awards of named executive officers upon a change of control, if the stockholder proposal is properly presented at the Annual Meeting.

						☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.			☐
Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation, partnership or other entity, please sign in full entity name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Abercrombie & Fitch Co. to be Held on June 18, 2015: Abercrombie & Fitch Co.’s Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended January 31, 2015 are available at www.proxyvote.com.

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M92436-P65670

ABERCROMBIE & FITCH CO.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2015

The undersigned holder(s) of shares of Class A Common Stock of Abercrombie & Fitch Co. (the “Company”) hereby constitute(s) and appoint(s) Jonathan E. Ramsden and Robert E. Bostrom, or either of them, the proxy or proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on Thursday, June 18, 2015, at the Company’s offices located at 6301 Fitch Path, New Albany, Ohio 43054, at 10:00 a.m., Eastern Daylight Saving Time, and to vote all of the shares which the undersigned is entitled to vote at such Annual Meeting as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such shares with discretionary authority on all other business that may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner you specify. If no specification is made, except in the case of broker non-votes, the proxies will vote “FOR” the election of each of the director nominees listed in Item 1, “FOR” the approval of amendments to the Company’s Amended and Restated Bylaws to implement “proxy access” under Item 2, “FOR” the advisory resolution to approve executive compensation under Item 3, “FOR” the proposal in Item 4 and “AGAINST” the proposal in Item 5 and in accordance with the recommendations of the Company's Board of Directors. All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the June 18, 2015 meeting and the Annual Report on Form 10-K for the fiscal year ended January 31, 2015.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed and dated on reverse side